Exhibit 10.1

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of April 16, 2026 (the “Execution Date”), by and among the following parties (each of the following described in clauses (i) through (iv) of this preamble, collectively, the “Parties” and each, a “Party”):1

i.	QVC Group, Inc., a company incorporated under the Laws of Delaware (“QVCG”), and each of its affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”);

ii.	the undersigned holders (or beneficial holders) of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts that hold QVC Notes that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement in accordance with this Agreement (collectively, the “Consenting QVC Noteholders”);

iii.	the undersigned holders (or beneficial holders) of, or nominees, or investment advisors, sub-advisors, or managers of discretionary accounts that hold LINTA Notes that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement in accordance with this Agreement (collectively, the “Consenting LINTA Noteholders”); and

iv.	the undersigned holders (or beneficial holders) of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts that hold interests in RCF Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement in accordance with this Agreement (collectively, the “Consenting RCF Lenders” and, together with the other Entities in clauses (ii) and (iii), the “Consenting Stakeholders”).

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s-length negotiated certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and the form of the “prepackaged” chapter 11 plan of reorganization attached as Exhibit B hereto (as may be amended, modified, or supplemented from time to time in accordance with the terms and conditions thereof and of this Agreement, the “Plan”);

WHEREAS, the Company Parties intend to implement and consummate the Restructuring Transactions (as defined below) by commencing voluntary prepackaged cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the cases commenced, the “Chapter 11 Cases”) on the terms and conditions set forth in the Plan and to consummate the Plan according to its terms (the transactions as described in this Agreement, all exhibits attached hereto, and the Definitive Documents, collectively, the “Restructuring Transactions”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.               Definitions and Interpretation.

1.01.         Definitions. The following terms shall have the following definitions:

“2013 Notes Indenture” means the indenture governing the QVC 2043 Notes, dated as of March 18, 2013, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain Supplemental Indenture, dated as of August 12, 2015, that certain Supplemental Indenture dated as of December 31, 2018, and that certain First Supplemental Indenture dated as of December 29, 2020, as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2014 Notes Indenture” means the indenture governing the QVC 2034 Notes, dated as of August 21, 2014, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain Supplemental Indenture, dated as of December 31, 2018, and that certain First Supplemental Indenture dated as December 29, 2020, as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2018 Notes Indenture” means the indenture governing the QVC 2027 Notes, the QVC 2028 Notes, the QVC 2067 Notes, and the QVC 2068 Notes, dated as of September 13, 2018, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain First Supplemental Indenture governing the QVC 2067 Notes, that certain Second Supplemental Indenture governing the QVC 2068 Notes, that certain Third Supplemental Indenture governing the QVC 2027 Notes, and that certain Fourth Supplemental Indenture governing the QVC 2028 Notes, and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

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“2024 Notes Indenture” means the indenture governing the QVC 2029 Notes, dated as of September 25, 2024, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“3.750% LINTA Exchangeables” means the 3.750% senior unsecured exchangeable debentures, due 2030, issued pursuant to the LINTA Notes Indenture.

“4.000% LINTA Exchangeables” means the 4.000% senior unsecured exchangeable debentures, due 2029, issued pursuant to the LINTA Notes Indenture.

“8.250% LINTA Notes” means the 8.250% senior unsecured debentures, due 2030, issued pursuant to the LINTA Notes Indenture.

“8.500% LINTA Notes” means the 8.500% senior unsecured debentures, due 2029, issued pursuant to the LINTA Notes Indenture.

“Ad Hoc Group Advisors” means, collectively, the QVC Notes Professionals, the RCF Lender Professionals, and the LINTA Notes Professionals.

“Ad Hoc Groups” means, collectively, the QVC Noteholder Group, the RCF Lender Group, and the LINTA Noteholder Group.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

“Agent” means the RCF Agent and any administrative agent, collateral agent, or similar Entity under the Credit Agreement or the DIP LC Credit Agreement, including any successors thereto.

“Agents/Trustees” means, collectively, each of the Agents and Trustees.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement; provided, that the Agreement Effective Date with respect to any Consenting Stakeholder that becomes party to this Agreement through execution of a Joinder or a Transfer Agreement shall be the date that such Consenting Stakeholder executes such Joinder or Transfer Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

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“Allowed” has the meaning set forth in the Plan.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement (in each case whether oral or written) with respect to a sale, disposition, new money investment, restructuring, reorganization, workout, extension, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, consent solicitation, financing (including any debtor-in-possession financing or exit financing), exchange offer, tender offer, recapitalization, plan of reorganization, or liquidation, share exchange, business combination, joint venture, or any other transaction involving any one or more Company Parties (including for the avoidance of doubt, any transaction premised on a sale of assets under section 363 of the Bankruptcy Code), or the debt, equity, or other interests in any one or more Company Parties, that is an alternative to and/or inconsistent with one or more of the Restructuring Transactions; provided, that, for the avoidance of doubt, the DIP LC Facility, the Exit ABL Facility, and the Syndicated Exit Financing, and any marketing and negotiating efforts related to the Exit ABL Facility or the Syndicated Exit Financing that are expressly contemplated by the Plan or other Definitive Documents, shall not constitute an Alternative Restructuring Proposal.

“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” means any and all actions, claims, interests, remedies, causes of action, controversies, demands, proceedings, rights, liens, indemnities, contribution or recoupment rights, guaranties, suits, obligations, liabilities, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises, Avoidance Actions, counterclaims and cross-claims of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, asserted or unasserted, direct or indirect, liquidated or unliquidated, assertable directly or derivatively, choate or inchoate, reduced to judgment or otherwise, secured or unsecured, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) any and all rights of setoff, counterclaim, or recoupment, and claims for breach of contract or for breach of duties imposed by law or in equity; (b) any and all rights to dispute, object to, compromise, or seek to recharacterize, reclassify, subordinate, or disallow Claims against or Equity Interests in the Debtors; (c) any and all claims pursuant to section 362 of the Bankruptcy Code; (d) any and all claims or defenses, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any and all state or foreign law fraudulent transfer or similar claims.

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“CBI” means QRI Cornerstone, Inc.

“CBI Parties” means, collectively, CBI and each of its subsidiaries that is a Company Party.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the QVCG Common Equity Interests, QVCG Preferred Equity Interests, LINTA Notes Claims, QVC Notes Claims, and RCF Claims.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Compensation and Benefits Programs” has the meaning set forth in the Plan.

“Confidentiality Agreement” means an executed confidentiality agreement or other confidentiality arrangement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions including those certain Confidentiality Agreements between the Company Parties and each of the Consenting Stakeholders, as applicable.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Consenting LINTA Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting QVC Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting RCF Lenders” has the meaning set forth in the preamble to this Agreement.

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“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Credit Agreement” means that certain fifth amended and restated credit agreement dated as of October 27, 2021 (as amended, restated, supplemented, or otherwise modified from time to time) by and among QVC and QVC Global Corporate Holdings, LLC, as borrowers, the lenders, from time to time party thereto, the Agent, and any other parties from time to time party thereto.

“Debtors” means the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means the documents listed in Section 3.01, together with any amendments, restatements, modifications, waivers, and supplements thereto.

“DIP LC Agent” means the administrative agent and collateral agent under the DIP LC Facility.

“DIP LC Agent Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Plan Effective Date to the DIP LC Agent related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, the DIP LC Credit Agreement, as applicable; provided that DIP LC Agent Fees shall not include fees, expenses, or costs for any additional professionals beyond the RCF Lender Professionals without the prior written consent of the Debtors.

“DIP LC Credit Agreement” means the Debtor-in-Possession Letter of Credit Facility Agreement to be entered into among QVC, as borrower, certain of its subsidiaries that are Debtors, as guarantors, JPMorgan Chase Bank, N.A. as administrative agent, the issuing banks party thereto, and the other parties from time to time party thereto, which shall be on terms consistent with the DIP LC Facility Term Sheet.

“DIP LC Documents” means the agreements (including the DIP LC Credit Agreement), documents, and instruments executed or delivered in connection with the DIP LC Facility, including any guarantee agreements, indenture agreements, debenture agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, cash collateral agreements, the DIP LC Orders, other security documents, and any other documentation necessary to effectuate the DIP LC Facility, including any motion for approval of the DIP LC Orders and any declarations in connection therewith.

“DIP LC Facility” means that certain $300 million debtor-in-possession letter of credit facility contemplated to be entered into by certain of the Debtors pursuant to the DIP LC Credit Agreement.

“DIP LC Facility Term Sheet” means the term sheet, attached hereto as Exhibit D, setting forth the material terms of the DIP LC Facility.

“DIP LC Final Order” means the final order of the Bankruptcy Court approving the DIP LC Facility.

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“DIP LC Interim Order” means the interim order of the Bankruptcy Court approving the DIP LC Facility.

“DIP LC Orders” means the DIP LC Interim Order and the DIP LC Final Order.

“Disclosure Statement” means the related disclosure statement in respect of the Plan, including any exhibits and appendices.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, general or limited partnership interests, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, general or limited partnership interests, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement and including any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in a Company Party).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Exit ABL Facility” has the meaning set forth in the Plan.

“Exit ABL Facility Documents” means the agreements, documents, and instruments executed or delivered in connection with the Exit ABL Facility, including any guarantee agreements, indenture agreements, debenture agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents, and any other documentation necessary to effectuate the Exit ABL Facility.

“First Day Orders” means the orders of the Bankruptcy Court granting the relief requested in the First Day Pleadings.

“First Day Pleadings” means all of the “first day” or “second day” motions, proposed court orders, and other material documents that the Company Parties determine are necessary or desirable to file in the Chapter 11 Cases, including any all-trade motion or order, insurance motion, employee motion or other motion for similar relief, but excluding the pleadings (including retention applications and fee applications) related to the retention and compensation of professionals.

“Governance Term Sheet” means the term sheet governing the New Organizational Documents, which shall be included in the Plan Supplement.

“Governmental Entity” means any applicable federal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal or other instrumentality thereof, or any self-regulatory organization. For the avoidance of doubt, the term Governmental Entity includes any Governmental Unit (as such term is defined in section 101(27) of the Bankruptcy Code).

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“Joinder” means an executed joinder to this Agreement substantially in the form attached hereto as Exhibit G. Any Person or Entity that executes a Joinder shall be a “Party” under this Agreement as provided therein.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“LINTA” means Liberty Interactive LLC.

“LINTA Noteholder Group” means, collectively, the ad hoc group or committee of Consenting Stakeholders represented by the LINTA Notes Professionals.

“LINTA Notes” means, collectively, the 3.750% LINTA Exchangeables, 4.000% LINTA Exchangeables, 8.250% LINTA Notes, and 8.500% LINTA Notes.

“LINTA Notes Claim” means any Claim arising under, derived from, based on, or relating to the LINTA Notes or LINTA Notes Indenture (including, for the avoidance of doubt, all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto).

“LINTA Notes Indenture” means that certain indenture (including each of the debentures issued thereunder) dated as of July 7, 1999, originally issued by Liberty Media Corporation (now doing business as LINTA) and the LINTA Notes Trustee (as supplemented by that certain First Supplemental Indenture governing the 8.500% LINTA Notes, that certain Second Supplemental Indenture governing the 4.000% LINTA Exchangeables, that certain Third Supplemental Indenture governing the 8.250% LINTA Notes and that certain Fourth Supplemental Indenture governing the 3.750% LINTA Exchangeables, and as further amended, restated, supplemented, or otherwise modified from time to time, including through the issuance of debentures).

“LINTA Notes Professionals” means (a) Akin Gump Strauss Hauer & Feld LLP, as counsel to the LINTA Noteholder Group and (b) Centerview Partners LLC, as financial advisor to the LINTA Noteholder Group.

“LINTA Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York Mellon (formerly known as The Bank of New York)) as trustee under the LINTA Notes Indenture, including any successors thereto, in its capacity as such under the LINTA Notes Indenture.

“LINTA Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Plan Effective Date to the LINTA Notes Trustee related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the LINTA Notes Indenture, as applicable; provided that LINTA Notes Trustee Fees shall not include fees, expenses, or costs for any additional professionals beyond Reed Smith LLP, as counsel to the LINTA Notes Trustee, without the prior written consent of the LINTA Parties.

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“LINTA Parties” means, collectively, Liberty Interactive LLC and each of its subsidiaries that is a Company Party, other than any QVC Party or any CBI Party.

“Milestones” has the meaning set forth in Section 4.01 of this Agreement.

“New Debt Documents” means the Exit ABL Facility Documents, the Takeback Debt Documents, and the Syndicated Exit Financing Documents.

“New Organizational Documents” means the documents providing for corporate governance of the applicable Reorganized Debtors, which may include any form of certificate or articles of incorporation, bylaws, limited liability company agreement, operating agreement, partnership agreement, shareholders’ agreement (including the Shareholders’ Agreement), equity interests documents, registration rights agreement (including the Registration Rights Agreement), and such other applicable formation, organizational and governance documents (if any) of the applicable Reorganized Debtors, which shall be consistent with this Plan and section 1123(a)(6) of the Bankruptcy Code (as applicable), and be consistent in all respects with the Governance Term Sheet.

“Outside Date” means the date that is 180 days from the Agreement Effective Date.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 9.01.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case in the Bankruptcy Court.

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” has the meaning set forth in the definition of “Effective Date” in the Plan.

“Plan Supplement” means the compilation of documents, agreements, and forms and/or term sheets of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court.

“Professional Fee Claim” has the meaning set forth in the Plan.

“Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable public or private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers some or all Company Claims/Interests (or enter with customers into long and short positions in some or all Company Claims/Interests), in its capacity as a dealer or market maker in some or all Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against or interests in issuers or borrowers (including debt securities or other debt).

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“QVC” means QVC, Inc.

“QVC 2027 Notes” means the 4.750% senior secured notes issued pursuant to the 2018 Notes Indenture.

“QVC 2028 Notes” means the 4.375% senior secured notes issued pursuant to the 2018 Notes Indenture.

“QVC 2029 Notes” means the 6.875% senior secured notes issued pursuant to the 2024 Notes Indenture.

“QVC 2034 Notes” means the 5.450% senior secured notes issued pursuant to the 2014 Notes Indenture.

“QVC 2043 Notes” means the 5.950% senior secured notes issued pursuant to the 2013 Notes Indenture.

“QVC 2067 Notes” means the 6.375% senior secured notes issued pursuant to the 2018 Notes Indenture.

“QVC 2068 Notes” means the 6.250% senior secured notes issued pursuant to the 2018 Notes Indenture.

“QVC New Equity Interests” has the meaning set forth in the Plan.

“QVC Noteholder Group” means, collectively, the ad hoc group or committee of Consenting Stakeholders represented by the QVC Notes Professionals.

“QVC Notes” means, collectively, the QVC 2027 Notes, the QVC 2028 Notes, the QVC 2029 Notes, the QVC 2034 Notes, the QVC 2043 Notes, the QVC 2067 Notes, and the QVC 2068 Notes, each issued pursuant to the QVC Notes Indentures.

“QVC Notes Claim” means any Claim arising under, derived from, based on, or relating to the QVC Notes or QVC Notes Indentures (including, for the avoidance of doubt, all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto).

“QVC Notes Indentures” means, collectively, the 2013 Notes Indenture, 2014 Notes Indenture, 2018 Notes Indenture, and 2024 Notes Indenture.

“QVC Notes Professionals” means (a) Davis Polk & Wardwell LLP, as counsel to the QVC Noteholder Group, (b) Porter Hedges LLP, as local counsel to the QVC Noteholder Group, (c) PJT Partners LP, as financial advisor to the QVC Noteholder Group, (d) Korn Ferry (US), as an executive search firm to the QVC Noteholder Group, without duplication of the retention by Korn Ferry by the RCF Lenders Professionals (as applicable), and (e) such other professionals as may be retained by or on behalf of the QVC Noteholder Group from time to time with the consent of the Company Parties (such consent not to be unreasonably withheld, conditioned, or delayed).

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“QVC Notes Trustee” means U.S. Bank National Association, as trustee, registrar, and/or paying agent, in each case in its capacity as such under the QVC Notes Indentures or any successor thereunder.

“QVC Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Plan Effective Date to the QVC Notes Trustee related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the QVC Notes Indentures, as applicable; provided, that QVC Notes Trustee Fees shall not include fees, expenses, or costs for any additional professionals beyond (x) the QVC Notes Professionals or (y) Pryor Cashman LLP without the prior written consent of the Debtors.

“QVC Parties” means, collectively, QVC and each of its subsidiaries that is a Company Party.

“QVCG” has the meaning set forth in the preamble to this Agreement.

“QVCG Common Equity” means the series A voting common stock and the series B voting common stock issued by QVCG.

“QVCG Common Equity Interests” means, collectively, all Equity Interests arising under, in connection with, or on account of the QVCG Common Equity, excluding any such Equity Interests or Claims held by another Company Party.

“QVCG Preferred Equity” means the 8% series A cumulative redeemable preferred stock issued by QVCG.

“QVCG Preferred Equity Interests” means, collectively, all Equity Interests arising under, in connection with, or on account of the QVCG Preferred Equity, excluding any such Equity Interests or Claims held by another Company Party.

“RCF Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent and collateral agent under the Credit Agreement, including any successors thereto.

“RCF Agent Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Effective Date to the RCF Agent related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the RCF Credit Agreement, as applicable; provided, that RCF Agent Fees shall not include fees, expenses, or costs for any additional professionals beyond the RCF Lender Professionals without the prior written consent of the Debtors.

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“RCF Claim” means any Claim arising under, in connection with, or on account of the Revolving Credit Facility pursuant to the Credit Agreement, including with respect to any RCF Loans, letters of credit issued thereunder and any indemnities provided thereunder.

“RCF Lender Group” means, collectively, the ad hoc group or committee of holders of RCF Claims that directed the RCF Agent to retain the RCF Lender Professionals.

“RCF Lender Professionals” means (a) Simpson Thacher & Bartlett LLP, as counsel to the RCF Agent, (b) one local counsel to the RCF Agent, (c) Lazard Frères & Co. LLC, as financial advisor to the RCF Agent, (d) Korn Ferry (US), as an executive search firm to the RCF Agent, and without duplication to the retention of Korn Ferry by the QVC Notes Professionals and (e) such other professionals as may be retained by or on behalf of the RCF Agent from time to time with the consent of the Company Parties (such consent not to be unreasonably withheld, conditioned, or delayed).

“RCF Loan” means any loan outstanding under the Revolving Credit Facility pursuant to the Credit Agreement.

“Registration Rights Agreement” means that certain registration rights agreement, if any or applicable, to be entered into in respect of the QVC New Equity Interests providing registration rights to certain holders of the QVC New Equity Interests, on terms as set forth in the Governance Term Sheet.

“Related Funds” means any investment fund, account, vehicle or other Entity that is administered, managed, or advised by a Consenting Stakeholder or its Affiliates.

“Reorganized Debtors” means, collectively, on or after the Plan Effective Date, each of the Debtors as reorganized under the Plan, including the Reorganized QVC Debtors.

“Reorganized QVC Debtors” means QVC and each of its Debtor subsidiaries as reorganized pursuant to this Plan, on and after the Plan Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions.

“Required Consenting LINTA Noteholders” means, as of the relevant date, Consenting LINTA Noteholders holding at least 66.7% of the aggregate amount of LINTA Notes Claims that are collectively held by Consenting LINTA Noteholders.

“Required Consenting QVC Noteholders” means, as of the relevant date, at least two (2) unaffiliated Consenting QVC Noteholders that are members of the QVC Noteholder Group holding at least 50.01% of the aggregate amount of QVC Notes Claims that are collectively held by all members of the QVC Noteholder Group signatory hereto.

“Required Consenting RCF Lenders” means, as of the relevant date, (x) Consenting RCF Lenders that are members of the RCF Lender Group holding (or beneficially holding) at least 50.01% of the aggregate amount of RCF Claims that are collectively held (or beneficially held) by all members of the RCF Lender Group signatory hereto and (y) Consenting RCF Lenders that are commercial banks and members of the RCF Lender Group holding at least 50.01% of the aggregate amount of RCF Claims that are collectively held (or beneficially held) by all members of the RCF Lender Group that are commercial banks2 and signatory hereto.

[2]	A bank signing this Agreement in respect of any of its trading desks shall not be deemed a commercial bank for the purposes of the definition of Required Consenting RCF Lenders.

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“Required Consenting Stakeholders” means, as of the relevant date, each of (i) the Required Consenting LINTA Noteholders, (ii) the Required Consenting QVC Noteholders, and (iii) the Required Consenting RCF Lenders.

“Restructuring Expenses” means all reasonable and documented prepetition and postpetition fees, costs, and out-of-pocket expenses of: (i)(x)the QVC Notes Professionals, (y) the RCF Lender Professionals, including any fees and expenses incurred in connection with the DIP LC Facility, (z) the LINTA Notes Professionals, (ii) the QVC Notes Trustee (iii) the RCF Agent Fees, (iv) the DIP LC Agent Fees, and (v) the LINTA Notes Trustee Fees; provided, that, notwithstanding anything to the contrary in such engagement or fee letters, Restructuring Expenses shall include reasonable and documented fees and expenses incurred prior to October 7, 2025.

“Restructuring Steps Plan” means the exhibit to the Plan Supplement that will set forth the material components of the transactions that are required to effectuate the Restructuring Transactions contemplated by this Agreement and the Plan, including any “restructuring steps memo,” “tax steps memo” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Revolving Credit Facility” has the meaning set forth in the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12) and (13) of the Securities Act.

“Shareholders’ Agreement” means that certain shareholders’ agreement, if any or applicable, addressing certain matters relating to the QVC New Equity Interests, on terms as set forth in the Governance Term Sheet.

“Solicitation Materials” means (i) the procedures related to the solicitation of votes to accept or reject the Plan and (ii) all materials provided in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, including the Disclosure Statement and any order approving the Disclosure Statement (which order may be the Confirmation Order) (as such materials may be modified, supplemented, or amended).

“Syndicated Exit Financing” has the meaning set forth in the Plan.

“Syndicated Exit Financing Documents” means the agreements, documents, and instruments executed or delivered in connection with the Syndicated Exit Financing, including any guarantee agreements, indenture agreements, debenture agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents, and any other documentation necessary to effectuate the Syndicated Exit Financing.

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“Takeback Debt” has the meaning set forth in the Plan.

“Takeback Debt Documents” means the agreements, documents, and instruments executed or delivered in connection with the Takeback Debt, including any guarantee agreements, indenture agreements, debenture agreements, notes, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, other security documents, and any other documentation necessary to effectuate the Takeback Debt, which shall in each case be consistent in all respects with the Takeback Debt Term Sheet.

“Takeback Debt Term Sheet” means the term sheet, attached hereto as Exhibit C, setting forth the material terms of the Takeback Debt.

“Tax Group” means a consolidated, combined, unitary or similar group for federal, state, local or non-U.S. income tax purposes of which QVCG or any of its affiliates is the common parent.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, or 12.04.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions); provided, however, that any pledge in favor of (a) a bank or broker dealer at which a Consenting Stakeholder maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally or (b) any lender, agent or trustee to secure obligations generally under debt issued by the applicable fund or account, in each case shall not be deemed a “Transfer” for any purposes hereunder so long as such pledge does not result in the inability of the applicable Consenting Stakeholder granting such pledge to vote its Company Claims/Interests to accept the Plan.

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit F. Any Person or Entity that executes a Transfer Agreement shall be a “Party” under this Agreement as provided therein.

“Trustee” means the LINTA Notes Trustee, QVC Notes Trustee, and any indenture trustee, collateral trustee, or other trustee or similar Entity under the LINTA Notes Indenture and/or the QVC Notes Indentures.

“United States Trustee” means the Office of the United States Trustee for the district in which the Bankruptcy Court sits.

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1.02.         Interpretation. For purposes of this Agreement:

(a)            in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)            capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)            unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)            unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, amended and restated, restated, supplemented, or otherwise modified or replaced from time to time; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Execution Date;

(e)            unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)             the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)            captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)            references to “shareholders,” “stockholders,” “directors,” and/or “officers” shall also include “members,” “managing members,” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company, company, partnership, corporation, association, or other applicable Laws;

(i)             “assets” includes present and future properties, revenues and rights of every description;

(j)             the use of “include” or “including” is without limitation, whether stated or not; and

(k)            the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 14.10 other than counsel to the Company Parties.

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Section 2.               Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived by the applicable Party or Parties in accordance with this Agreement:

(a)            each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b)            the following shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties:

(i)             holders of at least 45% of the aggregate amount of LINTA Notes Claims;

(ii)            holders of at least 55% of the aggregate amount of QVC Notes Claims;

(iii)           holders of at least 75% of the aggregate amount of RCF Claims;

(c)            the Company Parties shall have paid all Restructuring Expenses for which an invoice has been received by the applicable Company Parties no later than April 14, 2026; and

(d)            counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred.

Section 3.               Definitive Documents.

3.01.         The Definitive Documents governing the Restructuring Transactions shall include each of the following:

(a)            the First Day Pleadings and First Day Orders;

(b)            the Plan;

(c)            the Plan Supplement (and all exhibits thereto, including the Restructuring Steps Plan and Governance Term Sheet);

(d)            the Solicitation Materials;

(e)            the Confirmation Order;

(f)             the New Organizational Documents;

(g)            the New Debt Documents;

(h)            any “key employee” retention or incentive plan and any motion or order related thereto;

(i)             any materials filed in any foreign proceeding commenced by any Company Party in connection with the Restructuring Transactions;

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(j)             the DIP LC Orders and the other DIP LC Documents;

(k)            any agreements, settlements, motions, pleadings, briefs, applications, orders and other filings, including any purchase agreement or procedures, related to the sale of material assets of the Company Parties;

(l)             any agreements, settlements, motions, pleadings, briefs, applications, orders and other filings with the Bankruptcy Court with respect to the rejection, assumption and/or assumption and assignment of material executory contracts and/or unexpired leases;

(m)           any pleadings that impose or seek authority to impose sell-down orders or restrictions on the ability of the Consenting Stakeholders or other parties to trade any of the Company Parties’ securities; and

(n)            any other material (with materiality determined in the reasonable discretion of the Company Parties, with the consent of counsel to the Consenting Stakeholders (not to be unreasonably withheld, conditioned, or delayed)) agreements, settlements, applications, motions, pleadings, briefs, orders, and other filings with the Bankruptcy Court (including any documentation related to any equity or debt investment or offering with respect to any Company Party) that may be reasonably necessary or advisable to implement the Restructuring Transactions; provided, that any retention applications, fee applications, fee statements, and declarations in support thereof or related thereto shall not be considered Definitive Documents.

3.02.         The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, settlement, filing, notification, letter or instrument related to the Restructuring Transactions, including any modifications, amendments, or supplements thereto, shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 13. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall be at all times in form and substance reasonably acceptable to the Company Parties, the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and, solely to the extent they affect the treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders; provided, that:

(a)            the Plan and the Confirmation Order shall be in form and substance acceptable in all respects to the Company Parties, the Required Consenting QVC Noteholders, and the Required Consenting RCF Lenders, and, solely as to the treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders;

(b)            the Restructuring Steps Plan, the New Debt Documents, and the New Organizational Documents shall be in form and substance acceptable in all respects to the Company Parties, the Required Consenting QVC Noteholders, the Required Consenting RCF Lenders; and

(c)            the DIP LC Documents shall be in form and substance acceptable in all respects to the Company Parties and the Required Consenting RCF Lenders (provided, however, that for the avoidance of doubt, no DIP liens or claims shall exist with respect to the LINTA Parties or the CBI Parties).

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Section 4.               Milestones

4.01.         The following milestones (the “Milestones”) shall apply to this Agreement unless extended or waived in writing by the Company Parties, the Required Consenting QVC Noteholders, the Required Consenting RCF Lenders, and, solely with respect to Section 4.01(a), (b), (c), (f), and (g), the Required Consenting LINTA Noteholders (with email being sufficient):

(a)            the Company Parties shall have caused solicitation of votes on the Plan to begin no later than April 16, 2026, but prior to the commencement of the Chapter 11 Cases;

(b)            the Petition Date shall have occurred no later than April 16, 2026;

(c)            the Plan and Disclosure Statement (excluding any exhibits and appendices thereto) shall have been filed no later than the Petition Date;

(d)            the DIP LC Interim Order shall have been entered no later than 3 days after the Petition Date;

(e)            the DIP LC Final Order shall have been entered no later than 30 days after the Petition Date;

(f)             the Plan shall have been confirmed no later than 75 days after the Petition Date; and

(g)            the Plan Effective Date shall have occurred no later than 90 days after the Petition Date.

Section 5.               Commitments of the Consenting Stakeholders.

5.01.         General Commitments, Forbearances, and Waivers.

(a)            During the Agreement Effective Period, subject to the terms of this Agreement, each Consenting Stakeholder agrees, severally, and not jointly, in respect of all of its Company Claims/Interests, to:

 (i)            support the Restructuring Transactions and vote and exercise any powers or rights available to it, (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent reasonably necessary to implement the Restructuring Transactions, in accordance with the terms, conditions, and applicable deadlines set forth in this Agreement and the Definitive Documents, as applicable;

 (ii)            use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; provided, that no Consenting Stakeholder shall be required to expend material funds or incur material expenses in connection therewith that are unreimbursed pursuant to this Agreement;

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 (iii)          give any notice, order, instruction, or direction to the applicable Agents/Trustees reasonably necessary to give effect to the Restructuring Transactions;

 (iv)          validly and timely deliver, and not withdraw, the consents, proxies, signature pages, tenders, ballots, or other means of voting or participation in the Restructuring Transactions (including directing its nominee or custodian, if applicable, on behalf of itself and the accounts, funds, or Affiliates for which it is acting as investment advisor, sub-advisor, or manager to validly and timely deliver and not withdraw) with respect to all of Company Claims/Interests owned by or held by such Consenting Stakeholder;

 (v)           negotiate in good faith and use commercially reasonable efforts to execute (where applicable), deliver, and implement the Definitive Documents and any other necessary agreements that are consistent with this Agreement to which it is required to be a party in a timely manner to effectuate and consummate the Restructuring Transactions, as contemplated by this Agreement;

 (vi)          cooperate in good faith and coordinate with the Company Parties and the other Consenting Stakeholders to structure and implement the Restructuring Transactions in a tax efficient manner and that is otherwise reasonably acceptable to the Required Consenting QVC Noteholders, the Required Consenting RCF Lenders, and, solely to the extent the structuring and implementation affect the agreed treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders; and

 (vii)         agree that on the Effective Date, pursuant to the confirmed Plan, (1) either (a) all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees shall be assumed by the Reorganized Debtors or (b) the Debtors or Reorganized Debtors, as applicable, shall enter into new agreements with such employees on terms and conditions acceptable to the Debtors and such employees, and, in the case of any executive officer of the Reorganized QVC Debtors, on terms and conditions reasonably acceptable to the Required Consenting QVC Noteholders and Required Consenting RCF Lenders and (2) all Compensation and Benefits Programs shall be deemed assumed on the Effective Date; provided, that no assumption of any Compensation and Benefits Programs pursuant to the Plan or any of the Restructuring Transactions shall (x) trigger or be deemed to trigger any provisions relating to any change of control, change in control, “approved transaction,” “board change,” “control transaction” or other same or similar term, including with respect to accelerated, immediate, or enhanced vesting, severance or termination, or similar provisions therein or (y) be deemed to constitute an involuntary or constructive termination or otherwise trigger or be deemed to trigger an event of “Good Reason” (or a term of like import), in each case, as a result of or in connection with the consummation of the Restructuring Transactions or any other transactions contemplated by the Plan, including with respect to any changes in corporate structure which will not, in and of itself, be deemed to result in an adverse change (or term of like import) to any employee’s employment (including, without limitation, any duties, authority or responsibilities of any employee); provided, further, that any “Good Reason” (or term of like import) resignation rights relating to a failure to provide any specific long-term or equity incentives (including, without limitation, under the Management Incentive Plan or otherwise) set forth in any Compensation and Benefits Program assumed pursuant to that Plan shall cease to apply, and no counterparty thereunder shall have any rights, claims or entitlements in connection with any such rights from and after the assumption of such Compensation and Benefits Program under the Plan.

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(b)            During the Agreement Effective Period, each Consenting Stakeholder agrees, severally, and not jointly, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly, subject to the terms of this Agreement:

 (i)            object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; provided, that nothing in the foregoing shall be construed to limit any Consenting Stakeholder’s ability to exercise its consent or termination rights provided herein or enforcing any of its rights under this Agreement or any Definitive Documents;

 (ii)           propose, file, support, or vote for any Alternative Restructuring Proposal;

 (iii)          seek to modify the Definitive Documents in whole or in part, in a manner inconsistent with this Agreement;

 (iv)          file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan (nor directly or indirectly direct any other Person to make such filing);

 (v)           initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the Restructuring Transactions contemplated herein against the Company Parties or the other Parties; provided, that the foregoing shall not limit any litigation or proceeding (whether direct or indirect) to enforce this Agreement or any Definitive Document or that is otherwise permitted under this Agreement;

 (vi)          exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests except as contemplated by and in accordance with this Agreement or the Definitive Documents; or

 (vii)         object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code (as modified by the DIP LC Orders) (nor direct any other Person to initiate such litigation or proceeding).

5.02.         Commitments with Respect to Chapter 11 Cases.

(a)            During the Agreement Effective Period, subject to the terms of this Agreement, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees, severally, and not jointly, that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

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 (i)            vote each of its Company Claims/Interests entitled to vote to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

 (ii)           use commercially reasonable efforts to support confirmation of the Plan, including the solicitation, confirmation, and consummation of the Plan, as may be applicable and not direct and/or instruct any of the Agents/Trustees to take any actions inconsistent with this Agreement;

 (iii)          to the extent it is permitted to elect whether to opt out of (or opt in to) the releases set forth in the Plan, elect not to opt out of (or elect to opt in to) the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and

 (iv)          not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (iii) above; provided, that such vote or election may be revoked or withdrawn (and upon such revocation and withdrawal deemed void ab initio) by such Consenting Stakeholder in accordance with Section 12.05 if this Agreement is terminated with respect to such Consenting Stakeholder.

(b)            During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly (including directing or encouraging any Person or Entity to) object to, delay, impede, or take any other action to interfere with (i) the implementation or consummation of the Restructuring Transactions, or (ii) any motion or other pleading or document filed by a Company Party in the Bankruptcy Court, in each case, that is consistent in all respects with this Agreement; provided, that nothing in the foregoing shall be construed to limit any Consenting Stakeholder’s ability to exercise its consent or termination rights as provided herein.

Section 6.               Additional Provisions Regarding the Consenting Stakeholders’ Commitments.

6.01.         Notwithstanding anything contained in this Agreement, nothing in this Agreement shall:

(a)            affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), provided, that such consultation and communications in connection therewith do not violate this Agreement or any applicable Confidentiality Agreement;

(b)            impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

(c)            be construed to prohibit or limit any Consenting Stakeholder from appearing as a party in interest in any matter to be adjudicated concerning any matter arising in the Chapter 11 Cases, so long as, during the Agreement Effective Period, the exercise of such right is not inconsistent with this Agreement or any Definitive Documents, or such Consenting Stakeholder’s obligations hereunder;

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(d)            prevent any Consenting Stakeholder from enforcing this Agreement or any Definitive Document, or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documents, or exercising its rights or remedies reserved herein or in the Definitive Documents;

(e)            prevent any Consenting Stakeholder from taking any action which is required by applicable Law or require any Consenting Stakeholder to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege or work-product doctrine;

(f)             require any Consenting Stakeholder to incur, assume, become liable in respect of, or suffer any expenses, liabilities, or other obligations, or agree to any commitments (including commitments to provide financing or provide commitments for the Exit ABL Facility), undertakings, concessions, indemnities, or other arrangements that could result in any such expenses, liabilities, or other obligations, other than as expressly set forth in this Agreement or any Definitive Document;

(g)            prevent any Consenting Stakeholder by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like, provided, that, to the extent any regulatory filing, notification, consent, determination, authorization, permit, approval, or license could reasonably be expected to materially affect the consummation of the Restructuring Transactions as a whole, such Consenting Stakeholder shall use commercially reasonable efforts to provide advance notice to counsel to the Company Parties to the extent permitted by applicable Law;

(h)            prevent any Consenting Stakeholder from taking any action as is necessary to preserve or defend the validity, existence, or priority of its Company Claims/Interests (including, without limitation, the filing of a proof of claim against any Company Party); provided that such action is not inconsistent with this Agreement and does not hinder, delay or prevent consummation of the Plan and the Restructuring Transactions;

(i)             be construed to limit consent and approval rights provided in the Definitive Documents;

(j)             limit the ability of any Consenting Stakeholder to assert any rights, claims, and/or defenses arising under the QVC Notes, the RCF Loans, the LINTA Notes or any related documents or agreements, as applicable, so long as the positions advocated in connection therewith are not inconsistent with this Agreement, the Plan (including the settlements contemplated therein), or any other Definitive Document; or

(k)            limit the ability of any Consenting Stakeholder to defend against or assert any rights, claims, and/or defenses with respect to any Cause of Action threatened or commenced against any Consenting Stakeholder by any third party.

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Section 7.               Commitments of the Company Parties.

7.01.         Affirmative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, (i) each of the QVC Parties, jointly and severally, (ii) each of the LINTA Parties, jointly and severally, (iii) each of the CBI Parties, jointly and severally, and (iv) QVCG, agrees to:

(a)            support and take all steps reasonably necessary and desirable to implement and consummate the Restructuring Transactions in accordance with this Agreement and the Definitive Documents, as applicable;

(b)            to the extent any legal, regulatory, financial, or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;

(c)            negotiate in good faith any modifications to the Restructuring Transactions necessary to address any legal, regulatory, financial, or structural impediment that may prevent the consummation of the Restructuring Transactions, in each case to the extent such modifications can be implemented without any material adverse effect on such Company Party;

(d)            use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(e)            cooperate in good faith and coordinate with the Company Parties and the other Consenting Stakeholders to structure and implement the Restructuring Transactions in a tax efficient manner as contemplated by the Plan and that is reasonably acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and, solely to the extent the structuring and implementation affect the agreed treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders;

(f)             provide draft copies of all Definitive Documents to the Ad Hoc Group Advisors as soon as reasonably practicable, but in no event less than two Business Days prior to the date when the Company Parties intend to file such documents, and, without limiting any approval rights set forth herein, consult in good faith with such Parties regarding the form and substance of any such proposed filing; provided, however, that in the event that such notice is impossible or impracticable under the circumstances, the Company Parties shall provide draft copies of any motions or other pleadings to such Parties as soon as otherwise practicable before the date when the Company Parties intend to file any such motion or other pleading;

(g)            timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order: (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iii) dismissing the Chapter 11 Cases; or (iv) for relief that (x) is inconsistent with this Agreement in any material respect or (y) would reasonably be expected to frustrate the purposes of this Agreement, including by preventing or materially delaying consummation of the Restructuring Transactions;

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(h)            timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(i)             take all actions reasonably necessary and proper to prosecute and defend any appeals of the Confirmation Order;

(j)             negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(k)            use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent and consult with the Consenting Stakeholders regarding the status and material terms of any negotiations with any such stakeholders, as appropriate and in a manner otherwise consistent with such Company Party’s fiduciary duties;

(l)              maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(m)           except as otherwise contemplated by or required in connection with the Restructuring Transactions, use commercially reasonable efforts to (i) preserve intact in all material respects the current business operations of the Company Parties, keep available the services of their current officers and key employees and preserve in all material respects their relationships with major customers, suppliers, and distributors, (ii) maintain their respective books and records on a basis consistent with prior practice, (iii) preserve the value of their assets, equipment, properties and facilities in their condition and repair as of the Agreement Effective Date, (iv) maintain all of their respective licenses and permits in full force and effect, (v) maintain all necessary insurance policies, or suitable replacements therefor, in full force and effect and (vi) otherwise operate their business in the ordinary course consistent with past practice (including in accordance with any revised business plans) in compliance with applicable Law, and this Agreement and the Definitive Documents;

(n)            subject to any applicable Bankruptcy Court orders (if any), pay all Restructuring Expenses, as and when due in accordance with the terms of any executed engagement or fee letters, in full in cash;

(o)            inform the Ad Hoc Group Advisors as soon as reasonably practicable, but no later than two days after obtaining actual knowledge of: (i) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance which they know to be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) any notice of any commencement of any involuntary insolvency proceedings, legal suit for payment of material debt or securement of security from or by any Person in respect of the Company Parties; (iv) a breach of this Agreement (including a breach by the Company Parties); (v) any representation or statement made or deemed to be made by the Company Parties under this Agreement which is or proves to have been materially incorrect or materially misleading in any respect when deemed to have been made; (vi) to the maximum extent permitted by applicable Law, the initiation, institution or commencement of any material lawsuit, action, hearing, investigation, or other proceeding by any Person or Entity (including, for the avoidance of doubt, by any state or federal tax authority) (A) involving the Company Parties or any of their respective current or former officers, employees, managers, directors, members, or equity holders (in their capacities as such) or (B) challenging the validity of the Restructuring Transactions or seeking to enjoin, restrain or prohibit this Agreement or the consummation of the Restructuring Transactions; (vii) the happening or existence of any fact, event or circumstance that shall have made any of the conditions precedent to any Company Party’s obligations set forth in (or to be set forth in) any of the Definitive Documents incapable of being satisfied; and (viii) the receipt of notice from any Person or Entity alleging that the consent of such Person or Entity is or may be required under any contract, agreement, permit, Law or otherwise in connection with the consummation of any part of the Restructuring Transactions;

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(p)            (i) keep the Ad Hoc Group Advisors informed on a reasonable basis and/or otherwise confer with the Ad Hoc Group Advisors as to: (A) the status of obtaining any necessary or desirable authorizations (including any consents) with respect to the Restructuring Transactions from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange and (B) operational and financial performance matters (including liquidity), contract negotiation and lease matters, and the general status of ongoing operations and (ii) provide the Ad Hoc Group Advisors with all reasonably requested information related to the Company Parties, their properties and business, or any transaction, including “know your customer” and like materials, and reasonably timely responses to all reasonable diligence requests from the Ad Hoc Groups and/or the Ad Hoc Group Advisors; provided, that to the extent such diligence information is designated as “professional eyes only,” such diligence information shall be provided to the Ad Hoc Group Advisors only, and the Company Parties and their advisors shall work in good faith to ensure that the maximal amount of such information that can reasonably be provided to the Consenting Stakeholders pursuant to the terms of any Confidentiality Agreements then in effect between the Company Parties and such Consenting Stakeholders is so provided (and the Company Parties and such Consenting Stakeholders shall work in good faith to enter into or renew Confidentiality Agreements with members of the Ad Hoc Groups and/or the Ad Hoc Group Advisors as reasonably necessary or appropriate);

(q)            provide reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such Persons and without disruption to the operation of the Company Parties’ business, provided, that such requesting parties will use commercially reasonable efforts to coordinate such requests to avoid duplication;

(r)             as to either QVCG or QVC, during the pendency of the Chapter 11 Cases, use commercially reasonable efforts to be reporting companies under the Securities Exchange Act of 1934, 15 U.S.C. §§ 78(a)–78(pp), and use commercially reasonable efforts to comply with all public and periodic reporting requirements under Section 13 and Section 15(d) of the Securities Act of 1933, as amended; and

(s)            with respect to the QVC Parties, beginning the week of April 27, 2026, provide the Consenting QVC Noteholders and the Consenting RCF Lenders bi-weekly reporting as set forth in Exhibit E; provided that the QVC Parties, the Consenting QVC Noteholders, and the Consenting RCF Lenders shall work in good faith to resolve any issues concerning confidentiality or cleansing, if any, in advance of delivery of the first report, and to the extent any such issues arise, such information shall be provided on a professionals’ eyes only basis until a resolution to resolve such confidentiality or cleansing issues is resolved.

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7.02.         Negative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, (i) each of the QVC Parties, jointly and severally, (ii) each of the LINTA Parties, jointly and severally, (iii) each of the CBI Parties, jointly and severally, and (iv) QVCG shall not, directly or indirectly:

(a)            object to, delay, impede, or take any other action that would be reasonably expected to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)            take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions;

(c)            seek to amend, terminate, or modify the Plan or any Definitive Document, in whole or in part, in a manner that is not consistent with this Agreement;

(d)            amend, terminate or modify (i) any material insurance contract or policy in place on or prior to the Agreement Effective Date or (ii) any agreement, document, instrument, indenture or other writing evidencing any material indebtedness or prepay, repay, redeem, defease, purchase, acquire, terminate, or discharge any such material indebtedness outside the ordinary course of business, other than as contemplated by the Restructuring Transactions, without the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and, solely to the extent it affects the treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders;

(e)

 (i)             as to QVCG, LINTA, QVC, or CBI, pay any dividend (unless required or contemplated as part of the Restructuring Transactions or in the Definitive Documents);

 (ii)            as to the QVC Parties, (1) consummate or enter into a definitive agreement evidencing, or file one or more motions or applications seeking authority to consummate or enter into, any merger, consolidation, disposition of material assets, acquisition or sale of material assets, or similar transaction, (2) make any material investment, (3) pay any dividend,3 or (4) incur any indebtedness for borrowed money, in each case (x) in excess of $2 million in the aggregate and (y) outside the ordinary course of business (unless permitted, required or contemplated as part of the Restructuring Transactions or in the Definitive Documents), in each case unless the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders have provided prior written consent; and

[3]	For the avoidance of doubt, as set forth in Section 7.02(e), QVC shall not pay any dividends unless required or contemplated as part of the Restructuring Transactions or in the Definitive Documents.

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 (iii)           as to the CBI Parties, (1) consummate or enter into a definitive agreement evidencing, or file one or more motions or applications seeking authority to consummate or enter into, any merger, consolidation, disposition of material assets, acquisition or sale of material assets, or similar transaction, (2) make any material investment, (3) pay any dividend,4 or (4) incur any indebtedness for borrowed money, in each case (x) in excess of $2 million in the aggregate and (y) outside the ordinary course of business (unless permitted, required or contemplated as part of the Restructuring Transactions or in the Definitive Documents);

(f)             modify or amend (in either case, other than in the ordinary course of business, as required by law or as permitted, required or contemplated as part of the Restructuring Transactions or in the Definitive Documents) a material tax election or change any Company Party’s U.S. federal income tax classification (including any deemed change to such U. S. federal income tax classification through an amendment of such Person’s organizational documents or the conversion of such Person to a different corporate form), without the written consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and as to the LINTA Parties and CBI Parties, solely to the extent it would materially affect the treatment or economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders, in each case not to be unreasonably withheld, conditioned, or delayed;

(g)            cause QVC and its subsidiaries to make any distribution or payment with respect to taxes to QVCG and its affiliates and subsidiaries (other than QVC and its subsidiaries), except distributions or payments in respect of any taxable period for which QVC and/or any of its subsidiaries are members of a Tax Group, in an amount determined in the sole discretion of QVC with input from QVC and intended to equal to the portion of the federal, state, local or non-U.S. income tax liability of such Tax Group that is attributable to the income of QVC and/or such subsidiaries (reduced by any amounts paid directly by QVC or its subsidiaries to the applicable taxing authority and determined on a stand-alone basis as if QVC and its subsidiaries were members of a Tax Group of which QVC was the common parent.);

(h)            with respect to QVCG, following the Agreement Effective Date, use any cash for any purpose other than to pay amounts that would otherwise constitute QVCG Professional Fee Claims, Allowed Claims against QVCG that are duly payable pursuant to the Plan, any expense or payment authorized or ordered to be paid by the Bankruptcy Court, or any expense or payment agreed to by QVC with the consent of the Required Consenting RCF Lenders and the Required Consenting QVC Noteholders (for the avoidance of doubt, following the Agreement Effective Date and under the Plan, there shall be no distributions made to holders of QVCG Preferred Equity Interests or QVCG Common Equity Interests);

(i)            with respect to LINTA, following the Agreement Effective Date, LINTA shall not use any cash for any purpose other than to pay amounts that would otherwise constitute LINTA Restructuring Expenses, make payments or distributions that are contemplated by the Plan, or to pay any expense, or payment agreed to by the Required Consenting LINTA Noteholders;

[4]	For the avoidance of doubt, as set forth in Section 7.02(e), CBI shall not pay any dividends unless required or contemplated as part of the Restructuring Transactions or in the Definitive Documents.

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(j)             enter into, modify, renew, replace, or terminate any material definitive agreement (as such term is used under Form 8-K and applicable SEC rules and regulations) without the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and, with respect to the LINTA Parties and the CBI Parties only, the Required Consenting LINTA Noteholders;

(k)            (x) seek discovery in connection with, or prepare or commence an avoidance action or other legal proceeding that challenges, (A) the amount, validity, allowance, character, enforceability or priority of any Company Claims/Interests of any of the Consenting Stakeholders or the DIP LC Facility or (B) the validity, enforceability or perfection of (1) the pledge of the equity interests of QVC, Inc. to secure any of the QVC Notes Claims or RCF Claims or (2) the LINTA Notes Claims as provided for under the LINTA Notes Indenture and accompanying documents or (y) support any third party in connection with any of the acts described in clause (x) of this paragraph;

(l)             without the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and, with respect to the LINTA Parties and CBI Parties, the Required Consenting LINTA Noteholders, enter into any new, or any amendment, modification, waiver, supplement, restatement or other change to any, employment agreement or arrangement (including, for the avoidance of doubt, any key employee incentive plan, key employee retention program or similar such program or arrangement) with respect to any officers or other members of the executive leadership team;

(m)           commence, support, or join any litigation or adversary proceedings against any Consenting Stakeholder;

(n)            incur any material liens or security interests, or material encumbrances other than those existing immediately prior to the date hereof or those contemplated hereby (it being understood and agreed that any liens or encumbrances created in connection with the DIP LC Facility shall be expressly permitted hereunder);

(o)            except as contemplated by this Agreement, the Plan, or pursuant to the Restructuring Transactions, purchase, redeem, acquire, issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its Equity Interests, including capital stock or limited liability company interests;

(p)            file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;

(q)            except to the extent expressly permitted by Section 8.02 hereof, seek, solicit, support, initiate, encourage, propose, negotiate, discuss, assist, consent to, vote for, or enter into any agreement regarding (in each case, directly or indirectly) any Alternative Restructuring Proposal;

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(r)             announce publicly or announce to any of the Consenting Stakeholders or other holders of Company Claims/Interests its intention not to support the Restructuring Transactions; or

(s)            terminate any of the engagement or fee letters or other arrangements with the Consenting Stakeholders as long as this Agreement remains effective.

Section 8.               Additional Provisions Regarding Company Parties’ Commitments.

8.01.         Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided, that any such action that results in a termination of this Agreement in accordance with the terms hereof shall be subject to the provisions set forth in Section 12.05 hereof. The Company Parties shall provide reasonably prompt notice to the Ad Hoc Group Advisors of any such determination.

8.02.         Notwithstanding anything to the contrary in this Agreement (but subject to Section 8.01), each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals; provided, that if any Company Party receives an Alternative Restructuring Proposal or an update thereto, then, such Company Party shall, within one Business Day of receiving such Alternative Restructuring Proposal (subject to any confidentiality obligations legally binding on the Company Parties, which the Company Parties shall use commercially reasonable efforts to remove or obtain an exemption from), provide the Ad Hoc Group Advisors (on a professionals’ eyes only basis) a notice of the receipt of such Alternative Restructuring Proposal with a copy of each written proposal, including all annexes, ancillary terms, and other components of such proposal, or a reasonably detailed summary of each oral proposal, including, on a professionals’ eyes only basis (and in any event, subject to the confidentiality obligations legally binding on the Company Parties and the Company Parties’ commitment set forth above to use commercially reasonable efforts to remove or obtain an exemption from such confidentiality obligations) the identity of the person or group of persons involved, together with reasonable updates as to the status and progress of discussions concerning such Alternative Restructuring Proposal, and such Company Party shall respond reasonably promptly to reasonable information requests and questions from the Ad Hoc Group Advisors relating to such Alternative Restructuring Proposal.

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8.03.         Nothing in this Agreement shall:  (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 9.               Transfer of Interests and Securities.

9.01.         During the Agreement Effective Period, and subject to the terms of this Agreement, no Consenting Stakeholder (severally, and not jointly) shall Transfer (including transferring any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a)             in the case of any Company Claims/Interests, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. Person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Securities Act Rules), or (4) a Consenting Stakeholder;

(b)            either (i) the transferee executes and delivers to counsel to the Company Parties within five (5) Business Days of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder or an Affiliate or Related Fund thereof that has agreed to be bound by the terms of this Agreement, and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties within five (5) Business Days of the proposed Transfer; and

(c)            the transferor provides a notice to counsel to the Company Parties within five (5) Business Days (including the amount and type of Company Claim/Interest Transferred and the counterparty to the Transfer, if known) within five (5) Business Days of the proposed Transfer.

9.02.         Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights, except for any claim for breach of this Agreement that occurs prior to such Transfer (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 9.01 shall be void ab initio.

9.03.         This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired and whether such Company Claims/Interests were acquired from an existing Consenting Stakeholder (directly or via a Qualified Marketmaker)) to counsel to the Company Parties within five (5) Business Days of such acquisition.

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9.04.         This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements, including any obligation thereunder on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information.

9.05.         Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (a) such Qualified Marketmaker subsequently Transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within the earlier of (x) ten (10) Business Days of its acquisition and (y) three (3) Business Days prior to the deadline to vote on the Plan to a transferee that is an Entity that is not an affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (b) the transferee otherwise is a Permitted Transferee under Section 9.01; and (c) the Transfer otherwise is a Transfer permitted under Section 9.01; provided, that, if a Qualified Marketmaker acquires any Company Claims/Interests from a Consenting Stakeholder and is unable to Transfer such Company Claims/Interests within the ten (10) (or less) Business Day-period referred to above, the Qualified Marketmaker shall execute and deliver a Transfer Agreement in respect of such Company Claims/Interests and become a Consenting Stakeholder with respect to such Company Claims/Interests in accordance with the terms hereof; provided, further, that, such Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Consenting Stakeholder with respect to such Company Claims/Interests at such time that the Permitted Transferee of such Company Claims/Interests becomes a Consenting Stakeholder with respect to such Company Claims/Interests. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee.

9.06.         Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any Claims and interests in favor of a bank or broker-dealer holding custody of such Claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Claims and interests.

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Section 10.             Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement, a Joinder, or a Transfer Agreement, as applicable, except as expressly set forth on its signature page to this Agreement, a Joinder, or a Transfer Agreement, as applicable:

(a)             it is the beneficial or record owner (which shall be deemed to include open purchase but exclude open sales) or Transferee of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement (including a Joinder hereto) or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9);

(b)             it has (or, upon the settlement of unsettled trades, will have) the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;

(c)             such Company Claims/Interests are (or will be upon settlement of unsettled trades) free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially, adversely and directly affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)            solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. Person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Securities Act Rules), and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; and

(e)             it has not relied upon any other Party in deciding to enter into this Agreement and has instead made its own independent analysis and decision to enter into this Agreement.

Section 11.             Mutual Representations, Warranties, and Covenants. Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement, a Joinder, or a Transfer Agreement, as applicable:

(a)            it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)            except as expressly provided in this Agreement, any Definitive Document, and the Bankruptcy Code, no consent or approval is required by any other Person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

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(c)            the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents, as applicable;

(d)            except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)            except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with any other Entity or the other Parties to this Agreement, with respect to the Restructuring Transactions, that have not been disclosed to all Parties to this Agreement.

Section 12.            Termination Events.

12.01.       Consenting Stakeholder Termination Events.  This Agreement may be terminated (1) with respect to the members of the RCF Lender Group signatory hereto, by the Required Consenting RCF Lenders, (2) with respect to the members of the LINTA Noteholder Group signatory hereto, by the Consenting LINTA Noteholders holding at least 50.01% of the LINTA Notes Claims held by the LINTA Noteholder Group, (3) with respect to the members of the QVC Noteholder Group signatory hereto, by the Required Consenting QVC Noteholders, and (4) with respect to an individual Consenting Stakeholder in connection with the termination right set forth in Section 12.01(t) in each case, by the delivery to the Company Parties and the counsel to the Consenting Stakeholders of a written notice in accordance with Section 14.10 hereof upon the occurrence or continuation of any of the following events:

(a)             the breach in any material respect by a Company Party of any of the representations, warranties, undertakings, commitments, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured for ten (10) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;

(b)            the breach in any material respect by any of the Consenting RCF Lenders of any of the representations, warranties, undertakings, commitments, or covenants of such Consenting RCF Lenders set forth in this Agreement that (i) would reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach; provided, that (x) the Required Consenting RCF Lenders shall not have the right to exercise this termination right and (y) no Consenting Stakeholders shall have the right to terminate this Agreement if such terminating Consenting Stakeholders are also in material breach of any of the representations, warranties, or covenants of such terminating Consenting Stakeholder set forth in this Agreement;

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(c)            the breach in any material respect by any of the Consenting QVC Noteholders of any of the representations, warranties, undertakings, commitments, or covenants of such Consenting QVC Noteholders set forth in this Agreement that (i) would reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach; provided, that (x) the Required Consenting QVC Noteholders shall not have the right to exercise this termination right and (y) no Consenting Stakeholders shall have the right to terminate this Agreement if such terminating Consenting Stakeholders are also in material breach of any of the representations, warranties, or covenants of such terminating Consenting Stakeholder set forth in this Agreement;

(d)            the breach in any material respect by any of the Consenting LINTA Noteholders of any of the representations, warranties, undertakings, commitments, or covenants of such Consenting LINTA Noteholders set forth in this Agreement that (i) would reasonably be expected to prevent the consummation of the Restructuring Transactions, and (ii) remains uncured for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such breach; provided, that (x) the Required Consenting LINTA Noteholders shall not have the right to exercise this termination right and (y) no Consenting Stakeholders shall have the right to terminate this Agreement if such terminating Consenting Stakeholders are also in material breach of any of the representations, warranties, or covenants of such terminating Consenting Stakeholder set forth in this Agreement;

(e)            except as contemplated by this Agreement and other than the Chapter 11 Cases, if any Company Party: voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization (by way of voluntary administration, deed of company arrangement or otherwise) or other relief under any federal, state or foreign bankruptcy, insolvency, arrangement, scheme of arrangement, administrative receivership or similar law now or hereafter in effect, consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding clause, applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, makes a general assignment or arrangement for the benefit of creditors, or takes any corporate action for the purpose of authorizing any of the foregoing;

(f)             solely with respect to the members of the RCF Lender Group signatory hereto, any Milestone has not been achieved, extended or waived in accordance with this Agreement, unless such failure is the result of any act, omission, or delay on the part of such terminating Consenting RCF Lenders in violation of their obligations under this Agreement, and, solely with respect to the members of the QVC Noteholder Group and the LINTA Noteholder Group signatory hereto, any Milestone in Section 4.01(a), (b), (c), (f) and (g) has not been achieved, extended or waived in accordance with this Agreement, unless such failure is the result of any act, omission, or delay on the part of such terminating Consenting QVC Noteholders or Consenting LINTA Noteholders in violation of their obligations under this Agreement;

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(g)            the failure of the Company Parties to pay Restructuring Expenses within two (2) Business Days of receipt of notice of failure to pay such Restructuring Expenses as and when due in accordance with the terms of any executed engagement or fee letters (and subject to any applicable Bankruptcy Court orders (if any)), provided, that (i) the Required Consenting QVC Noteholders may only exercise this termination right with respect to Restructuring Expenses of the QVC Notes Professionals, (ii) the Required Consenting RCF Lenders may only exercise this termination right with respect to Restructuring Expenses of the RCF Lender Professionals, and (iii) the Required Consenting LINTA Noteholders may only exercise this termination right with respect to Restructuring Expenses of the LINTA Notes Professionals;

(h)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(i)             the Company Parties lose the exclusive right to file and solicit acceptances of a chapter 11 plan;

(j)             the Bankruptcy Court enters an order denying confirmation of the Plan,

(k)            (i) the Bankruptcy Court enters the Confirmation Order that is inconsistent with this Agreement, or (ii) the Confirmation Order is reversed or vacated, and the Bankruptcy Court does not enter a revised Confirmation Order reasonably acceptable to the Required Consenting Stakeholders within five (5) Business Days of such reversal or vacation;

(l)             the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, a trustee, or a responsible officer, in one or more of the Chapter 11 Cases of a Company Party, (iii) dismissing the Chapter 11 Cases, or (iv) rejecting this Agreement;

(m)           the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, the Definitive Documents, or the Restructuring Transactions, and such inconsistent relief is not dismissed, vacated, or modified to be consistent with this Agreement and the Restructuring Transactions within ten (10) Business Days following written notice thereof to the Company Parties by such terminating Consenting Stakeholders;

(n)            the Bankruptcy Court enters an order (or the Company Parties seek an order) invalidating, disallowing, subordinating, recharacterizing, or limiting, as applicable, any of the Company Claims/Interests of the applicable Consenting Stakeholders;

(o)            the Bankruptcy Court grants relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed with foreclosure (or granting of a deed in lieu of foreclosure or other remedy) against any asset with a value in excess of $5 million or to permit other actions that would have a material adverse effect on the Company Parties without the written consent of the Required Consenting Stakeholders;

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(p)            the amendment, termination, or modification of any agreement, document, instrument, indenture or other writing evidencing any indebtedness or prepayment, repayment, redemption, defeasance, purchase, acquisition, termination, or discharge of any such indebtedness other than as contemplated by the Restructuring Transactions and outside the ordinary course of business, without the consent of the Required Consenting Stakeholders;

(q)            any Company Party files, or otherwise supports or approves any Definitive Document (or an amendment or modification thereof), motion, or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement, and to the extent applicable, such filing is not withdrawn (or, in the case of a motion that has already been approved by an order of the Bankruptcy Court at the time the Company Parties are provided with such notice, such order is not stayed, reversed, or vacated) within five (5) Business Days following written notice thereof to the Company Parties by such terminating Consenting Stakeholders, as applicable;

(r)             any Company Party (i) withdraws or revokes the Plan and/or Restructuring Transactions or publicly announces its intention to withdraw the Plan and/or Restructuring Transactions or (ii) files or approves any Alternative Restructuring Proposal, including making any statements indicating intent to pursue any Alternative Restructuring Proposal, or enters into a definitive agreement with respect to an Alternative Restructuring Proposal;

(s)            solely with respect to the members of the LINTA Noteholder Group signatory hereto, in the event of a breach of Section 7.02(i), after good faith negotiations with the Company Parties to resolve the breach, the LINTA Noteholder Group shall have the right to terminate this Agreement; or

(t)             with respect to an individual Consenting Stakeholder, on the Outside Date.

12.02.       Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties (except as otherwise noted below) upon prior written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence and/or continuation of any of the following events:

(a)            the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured for a period of fifteen (15) Business Days after the receipt by the Consenting Stakeholders of notice of such breach; provided, that so long as the non-breaching respective Consenting Stakeholders continue to hold or control the aggregate outstanding RCF Claims, QVC Notes Claims, or LINTA Notes Claims required in Section 2(b), termination shall be effective only with respect to such breaching Consenting Stakeholders; provided, further, that the Company Parties may terminate this Agreement as to all Parties if such breach could reasonably be expected to impair the consummation of the Restructuring Transactions;

(b)            the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal in accordance with Section 8.02 of this Agreement;

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(c)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by a Company Party to the extent that such Company Party sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(d)            the Bankruptcy Court enters an order denying confirmation of the Plan; or

(e)            in the event of a breach of Section 7.02(h), after good faith negotiations with QVCG to resolve the breach, QVC shall have the right to terminate this Agreement with the prior written consent of the Required Consenting RCF Lenders and the Required Consenting QVC Noteholders.

12.03.       Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated with respect to all Parties by mutual written agreement among the Required Consenting Stakeholders and each Company Party.

12.04.        Automatic Termination.  This Agreement shall terminate automatically as to all Parties without any further required action or notice immediately upon the Plan Effective Date.

12.05.       Effect of Termination.  Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, obligations, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action; provided, that in no event shall any such termination relieve any Party from (i) liability for its breach or non-performance of its obligations under this Agreement prior to the applicable Termination Date or (ii) obligations under this Agreement which by their terms expressly survive termination of this Agreement.  Upon the occurrence of a Termination Date (x) any and all consents or ballots tendered by the Consenting Stakeholders subject to such termination before such Termination Date shall be automatically deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Plan, the Restructuring Transactions, and this Agreement or otherwise and (y) such ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Debtors allowing such change or resubmission); provided, however, any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.02(b). Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b). Notwithstanding anything to the contrary herein, in the event a Termination Date occurs with respect to the Company Parties, the Company Parties shall remain obligated to pay all Restructuring Expenses of any non-breaching Party accrued and unpaid as of, and up to, such Termination Date in accordance with the terms of any executed engagement or fee letters.

37

Section 13.             Amendments and Waivers.

13.01.       This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

13.02.       This Agreement may be modified, amended, amended and restated, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party, (b) the Required Consenting QVC Noteholders, (c) the Required Consenting RCF Lenders, and (d) solely with respect to any modification, amendment, waiver or supplement that adversely affects the treatment, recovery, consideration, or rights of the Consenting LINTA Noteholders, the Required Consenting LINTA Noteholders; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting Stakeholder, or the economic treatment under the Restructuring Transactions of such Company Claims/Interests as compared to the other holders of the same Company Claims/Interests, then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver or supplement; provided, further, that any modification, amendment, waiver, or supplement to the definitions of “Required Consenting QVC Noteholders,” “Required Consenting RCF Lenders,” “Required Consenting LINTA Noteholders,” and “Required Consenting Stakeholders,” “Outside Date,” Section 12.01(t), and this Section 13, shall require consent of each Party. Any consent required to be provided pursuant to this Section 13 may be delivered by email from counsel.

13.03.       Any proposed modification, amendment, waiver or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

13.04.       The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

38

13.05.       Only QVC, with the consent of the Required Consenting RCF Lenders and the Required Consenting QVC Noteholders, shall have the right to waive the occurrence of the termination event specified in Section 12.02(e) or a breach of Section 7.02(h).

Section 14.             Miscellaneous

14.01.       Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

14.02.       Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto (together with any exhibits, annexes, or schedules thereto) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

14.03.       Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to use their commercially reasonable efforts to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

14.04.       Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. The Parties acknowledge and agree that they are not relying on any representations or warranties with respect to the subject matter of this Agreement other than as set forth in this Agreement.

14.05.       GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

39

14.06.       Trial by Jury Waiver. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.07.       Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

14.08.       Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

14.09.       Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or Entity except as set forth in Section 9.

14.10.       Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice, including the addresses provided in any Party’s Joinder or Transfer Agreement):

(a)            if to a Company Party, to:

QVC Group, Inc.
1200 Wilson Dr.
West Chester, Pennsylvania 19382
Attn:	Eve DelSoldo, Executive Vice President and General Counsel
Email:	[***]

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:	Joshua A. Sussberg, P.C.; Aparna Yenamandra, P.C.
Email:	joshua.sussberg@kirkland.com; aparna.yenamandra@kirkland.com

and

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, IL 60654
Attn:	Chad J. Husnick, P.C.; Gabriela Zamfir Hensley
Email:	chad.husnick@kirkland.com; gabriela.hensley@kirkland.com

40

(b)            if to the LINTA Noteholder Group, to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036
Attn:	Philip C. Dublin; Brad M. Kahn
Email:	pdublin@akingump.com; bkahn@akingump.com

(c)            if to the QVC Noteholder Group, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:	Damian S. Schaible; Angela M. Libby; Aryeh Ethan Falk
Email:	damian.schaible@davispolk.com; angela.libby@davispolk.com; aryeh.falk@davispolk.com

(d)            if to the RCF Lender Group, to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn:	Nicholas Baker; Zachary Weiner
Email:	NBaker@stblaw.com; zachary.weiner@stblaw.com

Any notice given by delivery, mail, or courier shall be effective when received.

14.11.       Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

41

14.12.       Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

14.13.       Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

14.14.       Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.15.       Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint nor joint and several.

14.16.       Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

14.17.       Fiduciary Duties; Relationship Among the Holder Parties. Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Stakeholders under this Agreement shall be several and not joint. None of the Consenting Stakeholders shall have any fiduciary duty, any duty or trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Stakeholder, the Company Parties or their affiliates, or any of the Company Parties’ or their affiliates’ creditors or other stakeholders, including any holders of Company Claims/Interests, and, other than as expressly set forth herein, there are no commitments among or between the Consenting Stakeholders. It is understood and agreed that any Consenting Stakeholders may trade in any equity securities, debt, debt securities, or any other financial instruments of the Company Parties or any other Entity without the consent of the Company Parties or any other Consenting Stakeholders, subject to applicable Law, including applicable securities Laws, any Confidentiality Agreement, and this Agreement. No prior history, pattern, or practice of sharing confidences among or between any of the Consenting Stakeholders and/or the Company Parties shall in any way affect or negate this understanding and agreement. All rights under this Agreement are separately granted to each Consenting Stakeholders by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

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14.18.       Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

14.19.       Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this Agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement or set forth on its signature page to this Agreement, a Joinder, or a Transfer Agreement, as applicable, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests. The Company Parties understand that the Consenting Stakeholders are engaged in a wide range of financial services and businesses, and in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s), fund(s), account(s), business group(s), and/or unit(s) of the Consenting Stakeholders that principally manage and/or supervise each Consenting Stakeholder’s investment in the Company Parties and shall not apply to any other trading desk, fund(s), account(s), business group(s), and/or unit(s) therein of each Consenting Stakeholder so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder or in connection with such Consenting Stakeholder’s investment in the Company Parties. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, any Person or any trading desk(s), fund(s), account(s), business group(s), and/or unit(s) therein of, or advised by the same investment advisor of, a Consenting Stakeholder shall not be a Consenting Stakeholder nor deemed an Affiliate or Related Fund of a Consenting Stakeholder to the extent expressly excluded on a Consenting Stakeholder’s signature page to this Agreement.

14.20.       Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 12.05, this Section 14, and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. For the avoidance of doubt, the Parties acknowledge and agree that all operative provisions of the Plan shall survive a termination of this Agreement as a result of the occurrence of the Plan Effective Date.

14.21.       Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 13, or otherwise, including a written approval by a Party, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

43

14.22.       Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

14.23.       Confidentiality and Publicity. Other than to the extent required by applicable Law and regulation or by any governmental or regulatory authority, no Party shall disclose to any Person (including for the avoidance of doubt, any other Consenting Stakeholder), other than legal, accounting, financial, and other advisors to the Company Parties (who are under obligations of confidentiality to the Company Parties with respect to such disclosure, and whose compliance with such obligations the Company Parties shall be responsible for), the principal amount or percentage of the Company Claims/Interests held by any Consenting Stakeholder or any of its respective Affiliates (including, for the avoidance of doubt, any Company Claims/Interests acquired pursuant to any Transfer or included as part of any executed Joinder) or the signature page of such Consenting Stakeholder; provided, however, that the Company Parties shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of the Company Claims/Interests held by the Consenting Stakeholders collectively. Notwithstanding the foregoing, the Consenting Stakeholders hereby consent to the disclosure of the execution, terms, and contents of this Agreement by the Company Parties in the Definitive Documents to the extent required by law or regulation; provided, however, that (i) if any of the Company Parties determines that they are required to attach a copy of this Agreement, any Joinder, or Transfer Agreement to any Definitive Documents or any other filing or similar document relating to the transactions contemplated hereby, to the extent permissible under applicable Law, they will redact any reference to or concerning a specific Consenting Stakeholder’s holdings of Company Claims/Interests (including before filing any pleading with the Bankruptcy Court) and such Consenting Stakeholder’s signature page and (ii) if disclosure of additional identifying information of any Consenting Stakeholders is required by applicable Law, advance notice of the intent to disclose, if permitted by applicable Law, shall be given by the disclosing Party to each Consenting Stakeholder (who shall have the right to seek a protective order prior to disclosure). The Company Parties further agree that such information shall be redacted from “closing sets” or other representations of the fully executed Agreement, any Joinder, or Transfer Agreement. Notwithstanding the foregoing, the Company Parties will submit to the RCF Lender Professionals, QVC Notes Professionals, and the LINTA Notes Professionals all press releases, public filings, public announcements, or other communications with any news media at least two (2) Business Days (it being understood that such period may be shortened to the extent there are exigent circumstances that require such public communication to be made to comply with applicable Law) in advance of release and will use commercially reasonable, good faith efforts to incorporate any comments provided by such advisors. Nothing contained herein shall be deemed to waive, amend, or modify the terms of any Confidentiality Agreement. Notwithstanding the provisions in this Section 14.23, any Party may disclose the identities of the other Parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, and any Party may disclose, to the extent expressly consented to in writing by a Consenting Stakeholder, such Consenting Stakeholder’s identity and individual holdings.

44

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

45

Company Parties’ Signature Page to
the Restructuring Support Agreement

COMPANY PARTIES LISTED ON EXHIBIT A

By:	/s/ Eve DelSoldo
Name: Eve DelSoldo
Authorized Signatory

[Restructuring Support Agreement – Company Parties’ Signature Page]

Consenting Stakeholder Signature Page to
the Restructuring Support Agreement

[Consenting Stakeholders Signature Pages are on file with the Company]

EXHIBIT A

Company Parties

Affiliate Distribution & Mktg., Inc.

Affiliate Investment, Inc.

Affiliate Relations Holdings, Inc.

AMI 2, Inc.

Ballard Designs, Inc.

Cinmar, LLC

Contract Décor, Inc.

Cornerstone Brands, Inc.

Cornerstone Shared Services, LLC

Diamonique Canada Holdings, Inc.

DMS DE, Inc.

ER Development International, Inc. (d/b/a QVC International Development)

ER Marks, Inc.

Frontgate Marketing, Inc.

Garnet Hill, Inc.

GC Marks, Inc.

Home Shopping Network En Español, L.L.C.

Home Shopping Network En Español, L.P.

HSN Catalog Service, Inc.

HSN Holding LLC

HSN Improvements, LLC

HSN, Inc.

HSNi, LLC

IC Marks, Inc.

Ingenious Designs LLC

Innovating Retailing, Inc.

Liberty Acorn, LLC

Liberty Interactive LLC

Liberty Quid, LLC

Liberty QVC Holding, LLC

Liberty Solar Energy LLC

Liberty USA Holdings, LLC

LIC Britco, LLC

LIC Israel Investment, LLC

Live Shop Ventures, LLC

NLG Merger Corp.

NSTBC, Inc.

QC Marks, Inc.

QHealth, Inc.

QLocal, Inc.

QRI Cornerstone, Inc.

Qurate Digital Ventures, LLC

Qurate Retail Group, Inc.

QVC Chesapeake, LLC

QVC China, Inc.

QVC Delaware Holdings, Inc.

QVC Delaware LLC

QVC GCH Company, LLC

QVC Global Corporate Holdings, LLC

QVC Global DDGS, Inc.

QVC Global Holdings I, Inc.

QVC Global Markets SARL

QVC Group, Inc.

QVC HK Holdings, LLC

QVC India, Ltd.

QVC Italy Holdings, LLC

QVC Japan Services, LLC

QVC Northeast, LLC

QVC Ontario Holdings, LLC

QVC Ontario, LLC

QVC Realty LLC

QVC Rocky Mount, Inc.

QVC San Antonio, LLC

QVC Shop International, Inc.

QVC St. Lucie, Inc.

QVC Suffolk, LLC

QVC Vendor Development, Inc.

QVC, Inc.

Shopping Holdings, LLC

Streaming Commerce Ventures, LLC

The Cornerstone Brands Group, Inc.

The Cornerstone Holdings Group, Inc.

Ventana Television Holdings, Inc.

Ventana Television, Inc.

EXHIBIT B

Plan

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
QVC Group, INC., et al.,[1]	)	Case No. 26-[____] ([●])
)
)
Debtors.	)	(Joint Administration Requested)
)

JOINT PREPACKAGED PLAN OF REORGANIZATION OF QVC GROUP, INC. AND
ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE COMMENCEMENT OF THE CHAPTER 11 CASES.

GRAY REED		KIRKLAND & ELLIS LLP
Jason S. Brookner (TX Bar No. 24033684)		KIRKLAND & ELLIS INTERNATIONAL LLP
Lydia R. Webb (TX Bar No. 24083758)		Joshua A. Sussberg, P.C. (pro hac vice pending)
Emily F. Shanks (TX Bar No. 24110350)		Aparna Yenamandra, P.C. (pro hac vice pending)
1300 Post Oak Blvd.		601 Lexington Avenue
Suite 2000		New York, New York 10022
Houston, Texas 77056		Telephone:	(212) 446-4800
Telephone:	(713) 986-7000	Facsimile:	(212) 446-4900
Facsimile:	(713) 986-7100	Email:	joshua.sussberg@kirkland.com
Email:	jbrookner@grayreed.com		aparna.yenamandra@kirkland.com
lwebb@grayreed.com
	eshanks@grayreed.com	-and-

Chad J. Husnick, P.C. (pro hac vice pending)
Gabriela Z. Hensley (pro hac vice pending)
333 West Wolf Point Plaza
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	chad.husnick@kirkland.com
gabriela.hensley@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession		Proposed Co-Counsel for the Debtors and Debtors in Possession

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed solicitation agent at https://restructuring.ra.kroll.com/QVC. The location of Debtor QVC Group, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1200 Wilson Drive, West Chester, Pennsylvania 19380.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, and governing Law	1

A.	Defined Terms	1
B.	Rules of Interpretation	17
C.	Computation of Time	18
D.	Governing Law	18
E.	Reference to Monetary Figures	18
F.	Reference to the Debtors or the Reorganized Debtors	18
G.	Nonconsolidated Plan	18
H.	Controlling Document	18
I.	Consultation, Notice, Information, and Consent Rights	19

Article II. ADMINISTRATIVE CLAIMS, priority tax claims, professional fee claims, restructuring expenses, and DIP LC Claims	19

A.	Administrative Claims	19
B.	Priority Tax Claims	20
C.	Professional Fee Claims	20
D.	Payment of QVC Restructuring Expenses and LINTA Restructuring Expenses	22
E.	DIP LC Claims	23

Article III. CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS	23

A.	Classification of Claims and Interests	23
B.	Treatment of Claims and Interests	25
C.	Special Provision Governing Unimpaired Claims	36
D.	Elimination of Vacant Classes	36
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes	36
F.	Intercompany Interests	37
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	37
H.	Controversy Concerning Impairment	37
I.	Subordinated Claims and Interests	37

Article IV. MEANS FOR IMPLEMENTATION OF THe PLAN	37

A.	General Settlement of Claims and Interests	37
B.	Intercompany Settlement	38
C.	Restructuring Transactions	38
D.	The Reorganized Debtors	39
E.	Sources of Consideration for Plan Distributions	39
F.	Corporate Existence	42
G.	Vesting of Assets in the Reorganized Debtors	43
H.	Cancellation of Existing Securities, Agreements, and Interests	43
I.	Corporate Action	44
J.	New Organizational Documents	44
K.	Directors and Officers of the Reorganized Debtors	44
L.	Effectuating Documents; Further Transactions	45
M.	Certain Securities Law Matters	45
N.	Section 1146 Exemption	46
O.	Employee Compensation and Benefits	46
P.	Director and Officer Liability Insurance	47
Q.	Management Incentive Plan	48
R.	Preservation of Causes of Action	48
S.	Release of Avoidance Actions	49
T.	Cashless Transactions	49

i

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	49

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	49
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	50
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	51
D.	Indemnification Obligations	52
E.	Insurance Policies	52
F.	Reservation of Rights	52
G.	Nonoccurrence of Effective Date	53
H.	Contracts and Leases Entered Into After the Petition Date	53

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS	53

A.	Timing and Calculation of Amounts to Be Distributed	53
B.	Disbursing Agent	54
C.	Rights and Powers of Disbursing Agent	54
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	54
E.	Surrender of Cancelled Instruments or Securities	56
F.	Manner of Payment	56
G.	Indefeasible Distributions	56
H.	Compliance with Tax Requirements	56
I.	Allocations	56
J.	No Postpetition Interest on Claims	56
K.	No Double Payment of Claims	57
L.	Foreign Currency Exchange Rate	57
M.	Setoffs and Recoupment	57
N.	LINTA and QVCG Distributions and Dissolution	57
O.	Claims Paid or Payable by Third Parties	58
P.	Cash Reserves	58

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	59

A.	Disputed Claims Process	59
B.	Allowance of Claims	59
C.	Claims Administration Responsibilities	60
D.	Estimation of Claims	60
E.	Adjustment to Claims without Objection	60
F.	Disallowance of Claims	61
G.	No Distributions Pending Allowance	61
H.	Distributions After Allowance	61

Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	61

A.	Discharge of Claims and Termination of Interests	61
B.	Release of Liens	62
C.	Releases by the Debtors	62
D.	Releases by the Releasing Parties	63
E.	Exculpation.	65
F.	Injunction	66
G.	Waiver of Statutory Limitations on Releases	66
H.	Protections Against Discriminatory Treatment	67
I.	Document Retention	67
J.	Reimbursement or Contribution	67

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THe PLAN	67

A.	Conditions Precedent to the Effective Date	67
B.	Waiver of Conditions	68
C.	Substantial Consummation	68
D.	Effect of Failure of Conditions	68

ii

Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF This PLAN	69

A.	Modification and Amendments	69
B.	Effect of Confirmation on Modifications	69
C.	Revocation or Withdrawal of Plan	69

Article XI. RETENTION OF JURISDICTION	69

Article XII. MISCELLANEOUS PROVISIONS	71

A.	Immediate Binding Effect	71
B.	Additional Documents	71
C.	Payment of Statutory Fees	72
D.	Statutory Committee and Cessation of Fee and Expense Payment	72
E.	Reservation of Rights	72
F.	Successors and Assigns	72
G.	Notices	72
H.	Term of Injunctions or Stays	74
I.	Entire Agreement	74
J.	Exhibits	74
K.	Nonseverability of Plan Provisions	74
L.	Votes Solicited in Good Faith	75
M.	Closing of Chapter 11 Cases	75
N.	Waiver or Estoppel	75

iii

INTRODUCTION

QVC Group, Inc. and its affiliated debtors and debtors in possession propose this joint prepackaged chapter 11 plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. This Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. The classification of Claims and Interests set forth in Article III of this Plan applies separately with respect to each Plan proposed by each Debtor, as applicable, and as set forth herein. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, risk factors, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING UNDER Article IV.M HEREOF) IN FULL.

THE ISSUANCE OF ANY SECURITIES REFERRED TO IN THIS PLAN SHALL NOT CONSTITUTE AN INVITATION OR OFFER TO SELL, OR THE SOLICITATION OF ANY INVITATION OR OFFER TO BUY ANY SECURITIES IN CONTRAVENTION OF APPLICABLE LAW IN ANY JURISDICTION.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, and governing Law

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1.            “1125(e) Exculpation Parties” means, collectively and in each case in its capacity as such: (a) each of the Exculpated Parties; (b) the directors and officers of any of the Debtors; (c) the DIP LC Agent and DIP LC Lenders; (d) the RCF Agent; (e) the LINTA Notes Trustee; (f) the QVC Notes Trustee; (g) the Consenting Stakeholders; and (h) with respect to the foregoing parties, the Related Parties thereof.

2.            “2013 Notes Indenture” means the indenture governing the QVC 2043 Notes, dated as of March 18, 2013, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee as supplemented by that certain Supplemental Indenture, dated as of August 12, 2015, that certain Supplemental Indenture dated as of December 31, 2018, and that certain First Supplemental Indenture dated as of December 29, 2020, as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

3.            “2014 Notes Indenture” means the indenture governing the QVC 2034 Notes, dated as of August 21, 2014, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain Supplemental Indenture, dated as of December 31, 2018, and that certain First Supplemental Indenture dated as December 29, 2020, as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

4.            “2018 Notes Indenture” means the indenture governing the QVC 2027 Notes, the QVC 2028 Notes, the QVC 2067 Notes, and the QVC 2068 Notes, dated as of September 13, 2018, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as supplemented by that certain First Supplemental Indenture governing the QVC 2067 Notes, that certain Second Supplemental Indenture governing the QVC 2068 Notes, that certain Third Supplemental Indenture governing the QVC 2027 Notes, and that certain Fourth Supplemental Indenture governing the QVC 2028 Notes, and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

5.            “2024 Notes Indenture” means the indenture governing the QVC 2029 Notes, dated as of September 25, 2024, among QVC, certain of its subsidiaries party thereto and the QVC Notes Trustee, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

6.            “3.750% LINTA Exchangeables” means the 3.750% senior unsecured exchangeable debentures, due 2030, issued pursuant to the LINTA Notes Indenture.

7.            “4.000% LINTA Exchangeables” means the 4.000% senior unsecured exchangeable debentures, due 2029, issued pursuant to the LINTA Notes Indenture.

8.            “8.250% LINTA Notes” means the 8.250% senior unsecured debentures, due 2030, issued pursuant to the LINTA Notes Indenture.

9.            “8.500% LINTA Notes” means, the 8.500% senior unsecured debentures, due 2029, issued pursuant to the LINTA Notes Indenture.

10.            “Ad Hoc Group Advisors” has the meaning set forth in the RSA.

11.            “Administrative Claim” means any Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for the costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) QVC Restructuring Expenses; (d) LINTA Restructuring Expenses; and (e) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of the Judicial Code. For the avoidance of doubt, Disinterested Director Fee Claims shall be deemed Allowed Administrative Claims against the applicable Debtor.

12.            “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which (i) for Professional Fee Claims shall be forty-five (45) days after the Effective Date and (ii) for Administrative Claims against QVCG and the LINTA Debtors other than Professional Fee Claims, shall be thirty (30) days following the Effective Date.

13.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

14.            “Agent” means, collectively, the RCF Agent, the Exit ABL Facility Agent, Syndicated Exit Financing Agent, the Takeback Debt Agents, and the DIP LC Agent.

15.            “Agents/Trustees” means, collectively, each of the Agents and Trustees.

16.            “Allowed” means as to a Claim or an Interest, a Claim or an Interest expressly allowed under this Plan, under the Bankruptcy Code, by a Final Order, or in accordance with Article VII.B, as applicable.

17.            “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

18.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended.

19.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

20.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended, from time to time.

21.            “Blue Sky Laws” means any securities regulatory authority of any locality or any state under any local or state securities law.

22.            “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

23.            “Cash” or “$” means cash and cash equivalents, including bank deposits, checks, and other similar items in the applicable currency.

24.            “Causes of Action” means any and all actions, claims, interests, remedies, causes of action, controversies, demands, proceedings, rights, Liens, indemnities, contribution or recoupment rights, guaranties, suits, obligations, liabilities, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, and franchises, Avoidance Actions, counterclaims and cross-claims of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, disputed or undisputed, asserted or unasserted, direct or indirect, liquidated or unliquidated, assertable directly or derivatively, choate or inchoate, reduced to judgment or otherwise, secured or unsecured, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include:  (a) any and all rights of setoff, counterclaim, or recoupment, and claims for breach of contract or for breach of duties imposed by law or in equity; (b) any and all rights to dispute, object to, compromise, or seek to recharacterize, reclassify, subordinate, or disallow Claims against or Interests in the Debtors; (c) any and all claims pursuant to section 362 of the Bankruptcy Code; (d) any and all claims or defenses, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any and all state or foreign law fraudulent transfer or similar claims.

25.            “CBI” means QRI Cornerstone, Inc.

26.            “CBI Debtors” means, collectively, CBI and each of its Debtor subsidiaries.

27.            “CBI Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid reasonable and documented fees and expenses estimated in accordance with Article II.C.3 that are allocable exclusively to the CBI Debtors pursuant to clause (a) of the Professional Fee and Restructuring Expense Allocation.

28.            “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, any procedurally consolidated and jointly administered cases Filed for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

29.            “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

30.            “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the clerk of the Bankruptcy Court or the Solicitation Agent.

31.            “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to sections 1122(a) and 1123 of the Bankruptcy Code.

32.            “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

33.            “Combined Hearing” means the hearing before the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider Confirmation of this Plan and approval of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

34.            “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans (including medical, dental, vision, prescription drug), disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs of the Debtors as of immediately prior to the Effective Date, including all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and managers.

35.            “Conditions Precedent” means the conditions to the Effective Date set forth in Article IX.A of this Plan.

36.            “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

37.            “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

38.            “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

39.            “Consenting Stakeholders” has the meaning set forth in the RSA.

40.            “Consummation” means the occurrence of the Effective Date as to the applicable Debtor.

41.            “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

42.            “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

43.            “Debtor Release” means the release set forth in Article VIII.C of this Plan.

44.            “Debtors” means, collectively, QVC Group, Inc., a company incorporated under the laws of Delaware, and its affiliated debtors and debtors in possession that are subject to the jointly administered bankruptcy cases.

45.            “Definitive Documents” has the meaning set forth in the RSA.

46.            “DIP LC Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the DIP LC Documents.

47.            “DIP LC Agent Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Effective Date to the DIP LC Agent related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, the DIP LC Credit Agreement, as applicable; provided that DIP LC Agent Fees shall not include fees, expenses, or costs for any additional professionals beyond the RCF Lender Professionals without the prior written consent of the Debtors.

48.            “DIP LC Credit Agreement” means that certain Debtor-in-Possession Letter of Credit Facility Agreement, dated as of the closing date thereunder, by and among QVC, Inc., the DIP LC Agent, the DIP LC Lenders and the DIP LC Issuing Banks from time to time party thereto.

49.            “DIP LC Claim” means any and all Claims arising under the DIP LC Credit Agreement or the DIP LC Documents.

50.            “DIP LC Documents” means the “Loan Documents” under and as defined in the DIP LC Credit Agreement (including any amendments, restatements, supplements, or modifications of any of the foregoing) and the DIP LC Orders.

51.            “DIP LC Issuing Banks” means the Issuing Banks under and as defined in the DIP LC Credit Agreement and Citibank, N.A. in respect of its bilateral letters of credit with the QVC Debtors.

52.            “DIP LC Lenders” means the Lenders under and as defined in the DIP LC Credit Agreement.

53.            “DIP LC Orders” shall have the meaning given to such term in the RSA.

54.            “DIP Letter of Credit” means any letter of credit issued under the DIP LC Credit Agreement or granted an Administrative Claim under the DIP LC Orders.

55.            “DIP LC Secured Parties” means, collectively, the DIP LC Agent, the DIP LC Issuing Banks and the DIP LC Lenders.

56.            “Disbursing Agent” means the Debtors or the Reorganized Debtors, as applicable, or the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions contemplated under this Plan.

57.            “Disclosure Statement” means the disclosure statement with respect to this Plan, including any exhibits, appendices, or schedules, ballots, notices, and other materials related to the solicitation of votes to accept or reject the Plan, in each case, as amended, supplemented, or otherwise modified from time to time, the adequacy of which is to be approved pursuant to the Confirmation Order.

58.            “Disinterested Director” means each of the disinterested managers and directors of the Governing Bodies of QVCG, QVC, LINTA, and CBI.

59.            “Disinterested Director Fee Claims” means all accrued and unpaid fees and expenses as of the Effective Date due to the Disinterested Directors of the Debtors pursuant to their respective director agreements with the applicable Debtor Entity. On the Effective Date, the Disinterested Director Fee Claims shall be deemed Allowed Administrative Claims against the applicable Debtor.

60.            “Disputed” means, as to a Claim or an Interest, a Claim or an Interest (or portion thereof) that is (a) not Allowed and (b) not disallowed under this Plan, the Bankruptcy Code, or a Final Order.

61.            “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date, except as otherwise set forth in this Plan, shall be the Effective Date, or such other date as determined by the Debtors, in consultation with the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders. For the avoidance of doubt, the Distribution Record Date shall not apply to any securities of the Debtors deposited with DTC, of which Holders shall receive a distribution in accordance with the customary procedures of DTC.

62.            “DTC” means the Depository Trust Company.

63.            “Effective Date” means, as to the applicable Debtor, the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect; (b) all Conditions Precedent to the occurrence of the Effective Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of this Plan; and (c) this Plan is declared effective by the Debtors. For the avoidance of doubt, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

64.            “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

65.            “Estate” means, as to each Debtor, the estate created for such Debtor pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

66.            “Estimated Emergence Liquidity” means (a) the gross amount available to be borrowed in Cash (taking into account any minimum availability blockers or other borrowing base limitations) under the Exit ABL Facility on the Effective Date before accounting for any borrowings or letters of credit under the facility; plus (b) $325 million; less (c) the sum of (i) the amount of Cash borrowings under the Exit ABL Facility on the Effective Date (excluding any amounts drawn to fulfill a “minimum draw” requirement) (provided that no amounts shall be drawn on the Exit ABL Facility for the purpose or with the intent of reducing Estimated Emergence Liquidity) and (ii) the aggregate principal face amount of any letters of credit issued under the Exit ABL Facility on the Effective Date.

67.            “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; and (b) the Disinterested Directors.

68.            “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

69.            “Exit ABL Facility” means that certain exit ABL facility in an aggregate original principal amount as of the Effective Date up to $750 million, to be entered into by Reorganized QVC and the Reorganized QVC Debtors on the Effective Date in accordance with the Exit ABL Facility Documents.

70.            “Exit ABL Facility Agent” means the agent and/or trustee under the Exit ABL Facility.

71.            “Exit ABL Facility Credit Agreement” means the credit agreement governing the Exit ABL Facility.

72.            “Exit ABL Facility Documents” means any documents governing the Exit ABL Facility, including the Exit ABL Facility Credit Agreement, and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, fee letters and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

73.            “Exit ABL Facility Lenders” means the lenders under the Exit ABL Facility Documents.

74.            “Exit Financing” means, collectively and as applicable, the Exit ABL Facility, the Syndicated Exit Financing, and the Takeback Debt.

75.            “Federal Judgment Rate” means the federal judgment rate specified by 28 U.S.C. § 1961 in effect as of the Petition Date.

76.            “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

77.            “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that is in full force and effect and has not been reversed, vacated, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration, or rehearing has expired and as to which no appeal, petition for certiorari, motion for leave to appeal, or other proceedings for a new trial, reargument, reconsideration, or rehearing has been timely taken, or as to which any appeal that has been timely taken or any petition for certiorari or motion for leave to appeal that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment could be appealed or from which certiorari or leave to appeal could be or was sought or the new trial, re-argument, reconsideration, leave to appeal, or rehearing was denied, resulted in no stay pending appeal or modification of such order, or was otherwise dismissed with prejudice; provided that the possibility that a motion under rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, the Local Bankruptcy Rules, or applicable non-bankruptcy Law may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

78.            “General Unsecured Claim” means any Claim that is not: (a) an Other Secured Claim; (b) an Administrative Claim; (c) an Other Priority Claim; (d) a Priority Tax Claim; (e) an Intercompany Claim; (f) a Section 510(b) Claim; (g) an RCF Claim; (h) a QVC Notes Claim; (i) a LINTA Notes Claim; (j) the QVC-QVCG Settlement Claim; or (k) otherwise secured by collateral or entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

79.            “Governance Term Sheet” means the term sheet governing the New Organizational Documents and governance matters, which shall be included in the Plan Supplement.

80.            “Governing Body” means, in each case in its capacity as such, a board of directors, board of managers, manager, managing member, general partner, special committee, or any other similar governing body of any of the Debtors.

81.            “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

82.            “Holder” means an Entity that is the record owner of a Claim against or Interest in any Debtor, as applicable.

83.            “Impaired” means, with respect to a Claim or Interest, or a Class of Claims against or Interests in the Debtors, a Class of Claims against or Interests in the Debtors that is impaired within the meaning of section 1124 of the Bankruptcy Code.

84.            “Initial Distribution Date” means the date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan (or their designees).

85.            “Intercompany Claim” means any Claim against a Debtor held by another Debtor or Non-Debtor Affiliate, which for the avoidance of doubt, shall not include the QVC-QVCG Settlement Claim.

86.            “Intercompany Interest” means any Interest in a Debtor held by another Debtor.

87.            “Intercompany Settlement” means the settlement set forth in Article IV.B.

88.            “Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, general or limited partnership interests, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, general or limited partnership interests, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement and including any “equity security” (as such term is defined in section 101(16) of the Bankruptcy Code) in a Debtor).

89.            “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time, and as applicable to the Chapter 11 Cases.

90.            “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

91.            “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

92.            “LINTA” means Liberty Interactive LLC.

93.            “LINTA Debtors” means, collectively, LINTA and each of its Debtor subsidiaries excluding the QVC Debtors and the CBI Debtors.

94.            “LINTA Distributable Cash” means Cash held by the LINTA Debtors as of the Petition Date in the amount of $88,060,000 plus the LINTA Settlement Cash Pool less (i) the LINTA Restructuring Expenses, (ii) the LINTA Professional Fee Reserve Amount, (iii) the Disinterested Director Fee Claims of the LINTA Debtors’ Disinterested Directors, and (iv) payment of (or reserve for) any Allowed Other Secured Claims, Allowed Other Priority Claims, Allowed General Unsecured Claims and Allowed Administrative Claims in each case against the LINTA Debtors in accordance with the terms of this Plan.

95.            “LINTA Noteholder Group” has the meaning set forth in the RSA.

96.            “LINTA Notes” means, collectively, the 3.750% LINTA Exchangeables, 4.000% LINTA Exchangeables, 8.250% LINTA Notes, and 8.500% LINTA Notes.

97.            “LINTA Notes Claim” means any Claim arising under, derived from, based on, or relating to the LINTA Notes or LINTA Notes Indenture (including, for the avoidance of doubt, all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto).

98.            “LINTA Notes Indenture” means that certain indenture (including each of the debentures issued thereunder) dated as of July 7, 1999, originally issued by Liberty Media Corporation (now doing business as LINTA) and the LINTA Notes Trustee (as supplemented by that certain First Supplemental Indenture governing the 8.500% LINTA Notes, that certain Second Supplemental Indenture governing the 4.000% LINTA Exchangeables, that certain Third Supplemental Indenture governing the 8.250% LINTA Notes and that certain Fourth Supplemental Indenture governing the 3.750% LINTA Exchangeables, and as further amended, restated, supplemented, or otherwise modified from time to time, including through the issuance of debentures).

99.            “LINTA Notes Professionals” has the meaning set forth in the RSA.

100.            “LINTA Notes Trustee” means The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The Bank of New York Mellon, formerly known as The Bank of New York) as trustee under the LINTA Notes Indenture, including any successors thereto, in its capacity as such under the LINTA Notes Indenture.

101.            “LINTA Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Effective Date to the LINTA Notes Trustee related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the LINTA Notes Indenture, as applicable; provided, that LINTA Notes Trustee Fees shall not include fees, expenses, or costs for any additional professionals beyond Reed Smith LLP, as counsel to the LINTA Notes Trustee, without the prior written consent of the LINTA Debtors.

102.            “LINTA Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid reasonable and documented fees and expenses of Milbank LLP, as counsel to LINTA’s Disinterested Directors, as estimated in accordance with Article II.C.3; provided that, for the avoidance of doubt, the LINTA Professional Fee Reserve Amount shall not include any LINTA Restructuring Expenses.

103.            “LINTA Promissory Note” means that certain promissory note dated as of December 29, 2020, by and among LINTA, as issuer, and QVC Global Corporate Holdings, LLC, as payee.

104.            “LINTA Restructuring Expenses” means, together, (i) all reasonable and documented prepetition and postpetition fees, costs, and out-of-pocket expenses of the LINTA Notes Professionals in accordance with and to the extent permitted by their respective engagement letters or fee reimbursement letters with the LINTA Debtors and/or any applicable order of the Bankruptcy Court (if any); provided, that, notwithstanding anything to the contrary in such engagement or fee letters, LINTA Restructuring Expenses shall include reasonable and documented fees and expenses incurred prior to October 1, 2025 and (ii) the LINTA Notes Trustee Fees.

105.            “LINTA Settlement Cash Pool” means a contribution of Cash to the LINTA Debtors, on or, to the extent provided in the Restructuring Steps Plan, prior to before the Effective Date, in an amount equal to $23,281,033.70, which shall be funded by one or more of the Debtors that are not LINTA Debtors.

106.            “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the Southern District of Texas, including the Procedures for Complex Cases in the Southern District of Texas.

107.            “Management Incentive Plan” means the post-Effective Date equity incentive plans of the Reorganized QVC Debtors providing for the issuance from time to time, of equity and equity-based awards with respect to QVC New Equity Interests.

108.            “MIP Shares” mean pools of up to 10% of fully-diluted QVC New Equity Interests, reserved for issuance under the Reorganized QVC Debtors’ Management Incentive Plan.

109.            “New Board” means the board of directors or similar governing body of Reorganized QVC that shall be appointed in accordance with the terms of the Governance Term Sheet.

110.            “New Debt Documents” means, collectively, the Exit ABL Facility Documents, the Syndicated Exit Financing Documents, and the Takeback Debt Documents.

111.            “New Organizational Documents” means the documents providing for corporate governance of the applicable Reorganized Debtors, which may include any form of certificate or articles of incorporation, bylaws, limited liability company agreement, operating agreement, partnership agreement, shareholders’ agreement (including the Shareholders’ Agreement, if applicable), equity interests documents, registration rights agreement (including the Registration Rights Agreement, if applicable), and such other applicable formation, organizational and governance documents (if any) of the applicable Reorganized Debtors, which shall be consistent with this Plan and section 1123(a)(6) of the Bankruptcy Code (as applicable), and be consistent in all respects with the Governance Term Sheet.

112.            “Non-Debtor Affiliate” means all direct and indirect subsidiaries of any Debtor that are not Debtors in these Chapter 11 Cases.

113.            “Other Priority Claim” means any Claim other than an Administrative Claim, a Priority Tax Claim, or a Cure entitled to priority in right to payment under section 507(a) of the Bankruptcy Code.

114.            “Other Secured Claim” means any Secured Claim that is not an RCF Claim or a QVC Notes Claim.

115.            “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

116.            “Petition Date” means the first date on which any of the Debtors commences a Chapter 11 Case.

117.            “Plan” means this joint prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto.

118.            “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities (or their designees) under and in accordance with this Plan.

119.            “Plan Supplement” means the compilation of documents and forms of documents, term sheets, schedules, and exhibits to the Plan that will be Filed by the Debtors with the Bankruptcy Court, and any additional documents Filed as amendments to the Plan Supplement, including the following: (a) Schedule of Retained Causes of Action; (b) the Rejected Executory Contracts and Unexpired Leases List, if any; (c) Governance Term Sheet; (d) Restructuring Steps Plan; (e) the Exit ABL Facility Documents; (f) the Syndicated Exit Financing Documents; (g) the Takeback Debt Documents; (h) the identities of the members of the New Board; (i) the New Organizational Documents; and (j) any transition services or separation agreements to be entered into between one or more of the Debtors and/or one or more of the Reorganized Debtors and as may be reasonably necessary or desirable to effectuate the purposes and intent of this Plan. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement in accordance with this Plan on or before the Effective Date.

120.            “Priority Tax Claim” means any Claim of a Governmental Unit (as defined in section 101(27) of the Bankruptcy Code) of the kind specified in section 507(a)(8) of the Bankruptcy Code.

121.            “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class or the proportion of the Allowed Claims in a particular Class and other Classes entitled to share in the same recovery (e.g., the QVC Funded Debt Plan Consideration) as such Allowed Claim under this Plan, unless otherwise indicated.

122.            “Professional” means an Entity:  (a) employed, or proposed to be employed prior to the Confirmation Date, in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

123.            “Professional Fee and Restructuring Expense Allocation” means the allocation of professional fees, including Disinterested Director Fee Claims, Professional Fee Claims, QVC Restructuring Expenses, and LINTA Restructuring Expenses, set forth in Article II.C.5 and the Debtor-specific liability therefor.

124.            “Professional Fee Claim” means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred on or after the Petition Date by such Professionals, through and including the Confirmation Date to the extent such fees and expenses have not been paid pursuant to sections 330, 331, 503(b)(2), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim. For the avoidance of doubt, the QVC Restructuring Expenses and LINTA Restructuring Expenses shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance with the RSA (for so long as it remains effective as to such parties) and the Plan.

125.            “Professional Fee Escrow Account” means the escrow account(s) established pursuant to Article II.C.2 of this Plan and the escrow agreement(s) entered into pursuant thereto to hold the Professional Fee Reserve Amount.

126.            “Professional Fee Reserve Amount” means the sum of the Shared Professional Fee Reserve Amount, the CBI Professional Fee Reserve Amount, the LINTA Professional Fee Reserve Amount, the QVC Professional Fee Reserve Amount, and the QVCG Professional Fee Reserve Amount, estimated in accordance with Article II.C.3 of this Plan.

127.            “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

128.            “QVC” means QVC, Inc.

129.            “QVC 2027 Notes” means the 4.750% senior secured notes issued pursuant to the 2018 Notes Indenture.

130.            “QVC 2028 Notes” means the 4.375% senior secured notes issued pursuant to the 2018 Notes Indenture.

131.            “QVC 2029 Notes” means the 6.875% senior secured notes issued pursuant to the 2024 Notes Indenture.

132.            “QVC 2034 Notes” means the 5.450% senior secured notes issued pursuant to the 2014 Notes Indenture.

133.            “QVC 2043 Notes” means the 5.950% senior secured notes issued pursuant to the 2013 Notes Indenture.

134.            “QVC 2067 Notes” means the 6.375% senior secured notes issued pursuant to the 2018 Notes Indenture.

135.            “QVC 2068 Notes” means the 6.250% senior secured notes issued pursuant to the 2018 Notes Indenture.

136.            “QVC Debtors” means, collectively, QVC and each of its Debtor subsidiaries.

137.            “QVC Distributable Cash” means the QVC Debtors’ unrestricted Cash (on a consolidated basis) remaining following, without duplication, (i) the full and final satisfaction of (or reserve for) all Professional Fee Claims (other than Disinterested Director Fee Claims against the LINTA Debtors and QVCG and fees and expenses of any advisors hired by the Disinterested Directors of the LINTA Debtors and the Disinterested Directors of QVCG), Administrative Claims against the QVC Debtors, DIP LC Claims, RCF Letter of Credit Claims, Priority Tax Claims against the QVC Debtors, Other Priority Claims against the QVC Debtors (other than Other Priority Claims of the QVC Debtors that are Reinstated), Other Secured Claims against the QVC Debtors (other than Other Secured Claims of the QVC Debtors that are Reinstated), General Unsecured Claims against the QVC Debtors (other than General Unsecured Claims against the QVC Debtors that are Reinstated), the Disinterested Director Fee Claims of QVC’s Disinterested Directors, and the QVC Restructuring Expenses, (ii) accounting for (i.e., deducting) the Cash used to collateralize DIP Letters of Credit pursuant to Article II.E or RCF Letters of Credit pursuant to Article III.B.11 (iii) the reservation of the QVC Emergence Minimum Cash Reserve on the Effective Date, (iv) the reservation of Cash to satisfy post-Effective Date taxes related to the Restructuring Transactions (in the amount of approximately $68 million), and (v) for the avoidance of doubt, excluding the CBI Debtors’ Cash;2 provided, for the avoidance of doubt, that the QVC Distributable Cash shall be determined (i) with reference to the Cash of all subsidiaries of QVC, whether foreign or domestic and whether direct or indirect and (ii) after the effectuation of the distributions from QVCG to QVC and from QVC or QVCG to LINTA in connection with the Intercompany Settlement; provided, further, that any Cash used to collateralize DIP Letters of Credit pursuant to Article II.E or RCF Letters of Credit pursuant to Article III.B.11 that is released after the Effective Date in accordance with the terms of the applicable agreements shall constitute QVC Distributable Cash; provided, further, that any amounts reserved for the payment of post-Effective Date taxes related to the Restructuring Transactions that are not ultimately required for payment of such post-Effective Date taxes shall constitute QVC Distributable Cash. Upon the release of additional QVC Distributable Cash as described in the foregoing provisos, such Cash shall be distributed pursuant to the Plan in subsequent distributions. For the avoidance of doubt, in the event the Debtors or Reorganized Debtors obtain Syndicated Exit Financing on or prior to the Effective Date, the proceeds of such financing shall be included in the calculation of Distributable Cash.

138.            “QVC Emergence Minimum Cash Reserve” means a pool of Cash reserved for funding Reorganized QVC’s and the Reorganized QVC Debtors’ operations (including the Reorganized CBI Debtors) following the Effective Date equal to (a) if Estimated Emergence Liquidity is equal to or greater than $550 million, $325 million and (b) if Estimated Emergence Liquidity is less than $550 million, $350 million, plus, in each case, the sum of (i) the amount of any minimum draw under the Exit ABL Facility (if any) calculated after giving effect to any projected incurrence of letters of credit under the Exit ABL Facility that reduce the minimum draw amount thereunder, and (ii) any projected interest expense on such minimum draw under the Exit ABL Facility (if any) in clause (i) calculated from the Effective Date to the maturity date of the Exit ABL Facility; provided, that such projected interest expense under this clause (ii) shall be calculated as: (x)(I) the amount of any minimum draw under the Exit ABL Facility (if any) less (II) the aggregate principal face amount of any letters of credit issued under the Exit ABL Facility, projected on the Effective Date times (y) the spread on the Exit ABL Facility times (z) the tenor from Effective Date to the maturity date of the Exit ABL Facility; provided, however, that such projected interest expense shall be capped, for the purposes of this clause (ii), at $30 million.

[2]	Per the distributable cash summary provided, $350 million includes all global unrestricted cash but excludes CBI cash. CBI will be operating in the ordinary course and satisfying its claims in the ordinary course.

139.            “QVC Funded Debt Plan Consideration” means (i) the QVC Distributable Cash; (ii) the Takeback Debt (if applicable); and (iii) 100% of the QVC New Equity Interests, subject to dilution by the MIP Shares.

140.            “QVC New Equity Interests” means equity in Reorganized QVC or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

141.            “QVC Noteholder Group” has the meaning set forth in the RSA.

142.            “QVC Notes” means, collectively, the QVC 2027 Notes, the QVC 2028 Notes, the QVC 2029 Notes, the QVC 2034 Notes, the QVC 2043 Notes, the QVC 2067 Notes, and the QVC 2068 Notes, each issued pursuant to the QVC Notes Indentures.

143.            “QVC Notes Claim” means any Claim arising under, derived from, based on, or relating to the QVC Notes or QVC Notes Indentures (including, for the avoidance of doubt, all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto).

144.            “QVC Notes Indentures” means, collectively, the 2013 Notes Indenture, 2014 Notes Indenture, 2018 Notes Indenture, and 2024 Notes Indenture.

145.            “QVC Notes Professionals” has the meaning set forth in the RSA.

146.            “QVC Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee and collateral agent under the QVC Notes Indentures, including any successors thereto.

147.            “QVC Notes Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Effective Date to the QVC Notes Trustee related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the QVC Notes Indentures, as applicable.

148.            “QVC Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid reasonable and documented fees and expenses estimated in accordance with Article II.C.3 that are allocable exclusively to the QVC Debtors pursuant to clause (a) of the Professional Fee and Restructuring Expense Allocation; provided that, for the avoidance of doubt, the QVC Professional Fee Reserve Amount shall not include any QVC Restructuring Expenses.

149.           “QVC Restructuring Expenses” means

(w)	all reasonable and documented prepetition and postpetition fees, costs, and out-of-pocket expenses of: (i) the QVC Notes Professionals and (ii) the RCF Lender Professionals, in each case in accordance with and to the extent permitted by their respective engagement letters or fee reimbursement letters or other fee arrangements with the QVC Debtors and/or any applicable order of the Bankruptcy Court (if any); provided, that, notwithstanding anything to the contrary in such engagement or fee letters, QVC Restructuring Expenses shall include reasonable and documented fees and expenses incurred prior to October 1, 2025;

(x)	the QVC Notes Trustee Fees;

(y)	the RCF Agent Fees; and

(z)	the DIP LC Agent Fees.

150.            “QVC-LINTA Claim” means, collectively, the QVC Debtors’ Claims against the LINTA Debtors, including any Claims arising under, derived from, based on, or relating to the LINTA Promissory Note.

151.            “QVC-QVCG Settlement Claim” means, collectively, the QVC Debtors’ Allowed unsecured Claims against QVCG, which shall be Allowed in the amount of $400 million as set forth in Article IV.B.

152.            “QVCG” means QVC Group, Inc.

153.            “QVCG Common Equity Interests” means all Interests in QVCG, including all common stock issued by QVCG, and any other interests, rights, options, warrants, or preferred securities, excluding the QVCG Preferred Equity Interests.

154.            “QVCG Distributable Cash” means the QVCG Cash remaining following the full and final satisfaction of (or reserve for) Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, and General Unsecured Claims (in each case, if any), in each case, against QVCG, including (x) the Disinterested Director Fee Claims of QVCG’s Disinterested Directors and (y) the QVCG Professional Fee Reserve Amount; provided that any excess Cash reserved but not ultimately required for payment of obligations of QVCG or released to QVCG from the Professional Fee Escrow Account, shall constitute QVCG Distributable Cash. Upon the release of additional QVCG Distributable Cash as described in the foregoing proviso, such Cash shall be distributed pursuant to the Plan in a subsequent distribution.

155.            “QVCG Preferred Equity” means the 8% series A cumulative redeemable preferred stock issued by QVCG.

156.            “QVCG Preferred Equity Interests” means, collectively, all Interests arising under, in connection with, or on account of the QVCG Preferred Equity.

157.            “QVCG Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses estimated in accordance with Article II.C.3 that are allocable exclusively to QVCG pursuant to clause (a) of the Professional Fee and Restructuring Expense Allocation.

158.            “RCF Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent and collateral agent under the RCF Credit Agreement, including any successor thereto.

159.            “RCF Agent Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding reasonable and documented fees, expenses, and costs that are due and owing as of the Effective Date to the RCF Agent related to or in connection with the Chapter 11 Cases, the Plan, the Confirmation Order, and the RCF Credit Agreement, as applicable; provided, that RCF Agent Fees shall not include fees, expenses, or costs for any additional professionals beyond the RCF Lender Professionals without the prior written consent of the Debtors.

160.            “RCF Claim” means any Claim arising under, in connection with, or on account of the Revolving Credit Facility pursuant to the RCF Credit Agreement and any other documents entered into in connection therewith, including with respect to any RCF Loans, letters of credit issued thereunder and any indemnities provided thereunder.

161.            “RCF Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of October 27, 2021 (as amended, restated, supplemented, or otherwise modified from time to time) by and among QVC and QVC Global Corporate Holdings, LLC, as borrowers, the lenders from time-to-time party thereto, the RCF Agent, and any other parties from time to time party thereto.

162.            “RCF Lender Group” has the meaning set forth in the RSA.

163.            “RCF Lender Professionals” has the meaning set forth in the RSA.

164.            “RCF Letter of Credit” means any letters of credit issued under the Revolving Credit Facility that were outstanding as of the Petition Date and not deemed issued under the DIP LC Credit Agreement.

165.            “RCF Letter of Credit Claim” means the face amount of any RCF Letters of Credit, plus any reimbursement obligations of the QVC Debtors for any draws on such RCF Letter of Credit on or after the Petition Date plus any fees or premiums relating to any RCF Letter of Credit.

166.            “RCF Loan” means any loan outstanding under the Revolving Credit Facility pursuant to the RCF Credit Agreement.

167.            “RCF Loan Claim” means a Claim in the aggregate principal amount of approximately $2,900,000,000 plus any accrued and unpaid interest, fees, or premiums and other expenses payable under the RCF Credit Agreement or other RCF Loan Documents as of the Petition Date.

168.            “RCF Loan Documents” means any documents governing the Revolving Credit Facility, and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

169.            “Registration Rights Agreement” means that certain registration rights agreement, if any or applicable, to be entered into in respect of the QVC New Equity Interests providing registration rights to certain holders of the QVC New Equity Interests, on terms as set forth in the Governance Term Sheet.

170.            “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to a Claim or Interest, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

171.            “Rejected Executory Contracts and Unexpired Leases List” means the schedule of Executory Contracts and Unexpired Leases, if any, to be rejected by any of the Debtors pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

172.            “Related Party” means, collectively, with respect to any Entity, each of, and in each case solely in its capacity as such, (a) such Entity’s current and former Affiliates and (b) such Entity’s and such Entity’s current and former Affiliates’ current and former directors (including outside directors), managers, officers, investment committee members, members of any governing body, equity holders (including holders of QVCG Preferred Equity and regardless of whether any equity interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including the beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns (whether by operation of Law or otherwise), subsidiaries, current and former Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, fiduciaries, trustees, employees, agents, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, restructuring advisors, and other professionals and advisors, and any such Entity’s respective heirs, executors, estates, and nominees of the foregoing.

173.            “Released Parties” means, collectively, and in each case, solely in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Disinterested Directors; (d) the RCF Agent; (e) the QVC Notes Trustee; (f) the LINTA Notes Trustee; (g) the Consenting Stakeholders; (h) the Exit ABL Facility Agent and Exit ABL Facility Lenders; (i) the Syndicated Exit Financing Agent and Syndicated Exit Financing Lenders; (j) the Takeback Debt Agents; (k) the DIP LC Agent and other DIP LC Secured Parties; (l) the other Releasing Parties; and (m) each Related Party of each Entity in clause (a) through clause (l); provided that, in each case, an Entity shall not be a Released Party if it: (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

174.            “Releasing Parties” means, collectively, and in each case, solely in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the RCF Agent; (d) the QVC Notes Trustee; (e) the LINTA Notes Trustee; (f) the Consenting Stakeholders; (g) the Exit ABL Facility Agent and Exit ABL Facility Lenders; (h) the Syndicated Exit Financing Agent and Syndicated Exit Financing Lenders; (i) the Takeback Debt Agents; (j) the DIP LC Agent and other DIP LC Secured Parties; (k) Holders of Claims or Interests who vote to accept this Plan and do not affirmatively opt out of the releases set forth herein; (l) Holders of Claims or Interests who are presumed to accept this Plan and do not affirmatively opt out of the releases set forth herein; (m) Holders of Claims or Interests who abstain from voting on this Plan and who do not affirmatively opt out of the releases set forth herein; (n) Holders of Claims or Interests who vote to reject this Plan but do not affirmatively opt out of the releases set forth herein; (o) Holders of Claims or Interests who are deemed to reject this Plan and affirmatively opt into the releases provided by this Plan; (p) each current and former Affiliate of each Entity in clause (a) through the following clause (q); and (q) each Related Party of each Entity in clause (a) through clause (p) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan; provided that, in each case, an Entity shall not be a Releasing Party if it: (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

175.            “Reorganized CBI Debtors” means, collectively, the CBI Debtors, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions. As further detailed in the Restructuring Steps Plan, the Reorganized CBI Debtors shall be subsidiaries of Reorganized QVC on and after the Effective Date.

176.            “Reorganized Debtors” means, collectively, on or after the Effective Date, each of the Debtors as reorganized under this Plan, including Reorganized QVC.

177.            “Reorganized LINTA Debtors” means, collectively, the LINTA Debtors, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions.

178.            “Reorganized QVC” means QVC, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions.

179.            “Reorganized QVC Debtors” means, collectively, the QVC Debtors, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions.

180.            “Reorganized QVCG” means QVCG, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, or otherwise in connection with the implementation of the Restructuring Transactions.

181.            “Required Consenting LINTA Noteholders” has the meaning set forth in the RSA.

182.            “Required Consenting QVC Noteholders” has the meaning set forth in the RSA.

183.            “Required Consenting RCF Lenders” has the meaning set forth in the RSA.

184.            “Required Consenting Stakeholders” has the meaning set forth in the RSA.

185.            “Restructuring Steps Plan” means the description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with this Plan and the RSA, and as set forth in the Plan Supplement, and otherwise in a manner consistent with the Definitive Documents.

186.            “Restructuring Transactions” means the transactions described in Article IV.C and Article VI.N of this Plan and the Restructuring Steps Plan.

187.            “Revolving Credit Facility” means the revolving credit facility outstanding under the RCF Credit Agreement.

188.            “RSA” means that certain restructuring support agreement, dated as of April 16, 2026, by and among the Debtors, and the Consenting Stakeholders, including all exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms.

189.            “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to this Plan and which shall be Filed with the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

190.            “SEC” means the United States Securities and Exchange Commission.

191.            “Section 510(b) Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code.

192.            “Secured Claim” means a Claim:  (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

193.            “Securities Act” means the Securities Act of 1933, as amended.

194.            “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

195.            “Shared Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses estimated in accordance with Article II.C.3 that are incurred by the Shared Professionals.

196.            “Shared Professionals” means the Professionals collectively retained by the Debtors, including, for the avoidance of doubt, (a) Kirkland & Ellis LLP and Kirkland & Ellis International LLP, (b) Gray Reed, (c) Evercore Group L.L.C., (d) AlixPartners, LLP, (e) the Solicitation Agent, (f) PricewaterhouseCoopers LLP, and (g) KPMG LLP.

197.            “Shareholders’ Agreement” means that certain shareholders’ agreement, if any or applicable, addressing certain matters relating to the QVC New Equity Interests, on terms as set forth in the Governance Term Sheet.

198.            “Solicitation Agent” means Kroll Restructuring Administration LLC in its capacity as claims, noticing, and solicitation agent for the Debtors.

199.            “Subsequent Distribution Dates” means the date or dates as determined by the Reorganized Debtors, after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan (or their designees).

200.            “Syndicated Exit Financing” means that certain new money syndicated exit financing incurred by the QVC Debtors, the terms of which shall be reasonably acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, which the Debtors will seek to obtain and may consummate on the Effective Date, the proceeds of which will (if consummated) constitute QVC Distributable Cash; provided that the aggregate principal amount of the Syndicated Exit Financing shall equal the aggregate principal amount of Takeback Debt otherwise contemplated under this Plan.

201.            “Syndicated Exit Financing Agent” means the agent and/or trustee under the Syndicated Exit Financing (if any).

202.            “Syndicated Exit Financing Documents” means any documents governing the Syndicated Exit Financing (if any), and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

203.            “Syndicated Exit Financing Lenders” means the lenders under the Syndicated Exit Financing Documents.

204.            “Takeback Debt” means, collectively, the loans provided and/or notes issued under the Takeback Debt Documents, which shall have an aggregate original principal amount equal to $1.275 billion; provided, that such aggregate original principal amount shall be increased to $1.325 billion solely if the QVC Debtors obtain an Exit ABL Facility without a minimum draw condition.

205.            “Takeback Debt Agents” means each agent and/or trustee under the Takeback Debt Documents.

206.            “Takeback Debt Documents” has the meaning set forth in the RSA.

207.            “Takeback Debt Term Sheet” means the term sheet, attached to the RSA as Exhibit C, setting forth the material terms of the Takeback Debt.

208.            “Third-Party Release” means the release set forth in Article VIII.D of this Plan.

209.            “Trustee” means the LINTA Notes Trustee, QVC Notes Trustee, and any indenture trustee, collateral trustee, or other trustee or similar Entity under the LINTA Notes Indenture, and/or the QVC Notes Indentures, including any successors thereto.

210.            “Unexpired Lease” means a lease of non-residential, real property to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

211.            “Unimpaired” means, with respect to a Claim against or an Interest in a Debtor, not impaired within the meaning of section 1124 of the Bankruptcy Code.

212.            “United States Trustee” means the Office of the United States Trustee for the Southern District of Texas.

B.	Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions, provided that nothing in this clause (2) shall affect any party’s consent rights over any of the Definitive Documents or any amendments thereto as provided for in the RSA (for so long as it remains effective as to such parties); (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, restated, modified, or supplemented in accordance with this Plan or the Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan (including the exhibits and Plan Supplement) in its entirety rather than to a particular portion of this Plan; (8) subject to the provisions of any contract, charter, bylaws, limited liability company agreements, operating agreements, certificates of incorporation, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable Law, including the Bankruptcy Code and the Bankruptcy Rules; (9) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval, of the Bankruptcy Court or any other Entity; (10) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (11) references to “corporate action,” “corporate structure,” and other references to “corporate” and “corporation” will, except as the context may otherwise require, be deemed to include other forms of entities as well; (12) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (13) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (14) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (15) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (16) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (17) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (18) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (19) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective Entity that have such consent, acceptance, or approval rights, including by electronic mail; and (20)  all references herein to the Syndicated Exit Financing and the Takeback Debt, including any related defined terms, shall be deemed to be followed by “if any,” whether or not stated.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Unless otherwise specified (including in the Restructuring Steps Plan or any other Definitive Document), any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law.

Except to the extent a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code or the Bankruptcy Rules), and except as otherwise set forth in any contract, lease, instrument, release, indenture, or other agreement or document executed or entered into expressly in connection herewith (in which case the governing Law of such contract, lease, instrument, release, indenture, or other agreement or document shall control), the rights and obligations arising hereunder shall be governed by, and construed, implemented, and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of conflict of Laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the Laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors (or any one of them) shall mean the Debtors or the Reorganized Debtors (or any one of them), as applicable, to the extent the context requires.

G.	Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency this Plan has been proposed as a joint plan for each of the Debtors and presents Classes of Claims against and Interests in the Debtors, this Plan does not provide for the substantive consolidation of any of the Debtors.

H.	Controlling Document.

In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan (including the Plan Supplement) or the Disclosure Statement, the Confirmation Order shall control.

I.	Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, any and all respective consultation, information, notice, and consent rights set forth in the RSA (including the exhibits thereto) with respect to the form and substance of this Plan, any exhibits to this Plan, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms, and all such documents shall be consistent with the RSA in all material respects.

The absence in this Plan of references to any and all information, notice, and consent rights set forth in the RSA (including the exhibits thereto) with respect to the form and substance of this Plan, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents as such rights relate to any document referenced in the RSA shall not impair, modify, or negate such rights.

Article II.
ADMINISTRATIVE CLAIMS, priority tax claims, professional fee claims, restructuring expenses, and DIP LC Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, DIP LC Claims, and Professional Fee Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except with respect to the Professional Fee Claims, QVC Restructuring Expenses, LINTA Restructuring Expenses, and Claims for fees and expenses pursuant to section 1930 of the Judicial Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted (and in the case of any Allowed Administrative Claim against the LINTA Debtors, with the prior consent of the LINTA Noteholder Group) agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtors on account of such Allowed Administrative Claim prior to the Effective Date or otherwise in accordance with the terms of this Plan, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the applicable Reorganized Debtors, as applicable (and in the case of any Allowed Administrative Claim against the LINTA Debtors, with the prior consent of the LINTA Noteholder Group); or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Except as otherwise provided in this Article II.A or by a Final Order entered by the Bankruptcy Court, unless previously Filed, requests for payment of Administrative Claims against QVCG or the LINTA Debtors, as applicable, must be Filed and served on the applicable Debtor, Reorganized QVCG, or the Reorganized LINTA Debtors (and in the case of any Administrative Claim against the LINTA Debtors, on the LINTA Noteholder Group), as applicable, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims against QVCG and the LINTA Debtors that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against any Debtor, any Reorganized Debtor, or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. Notwithstanding the foregoing, no Filing is required on account of QVC Restructuring Expenses, LINTA Restructuring Expenses, or Disinterested Director Fee Claims.

B.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

C.	Professional Fee Claims.

1.            Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court, and all such Allowed amounts shall be paid promptly, first, from the Professional Fee Escrow Account, and second (solely to the extent the funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the applicable Professionals), by the applicable Reorganized Debtors, in each case in accordance with Professional Fee and Restructuring Expense Allocation.

All Allowed amounts shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Allowed Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim against the applicable Debtors for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan.

2.            Professional Fee Escrow Account.

On or prior to the Effective Date, QVCG, the LINTA Debtors, the QVC Debtors, and the CBI Debtors shall, in accordance with the Professional Fee and Restructuring Expense Allocation, establish and fund with Cash the Professional Fee Escrow Account in an amount equal to the Professional Fee Reserve Amount.

The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the Professional Fee Escrow Account in accordance with the Professional Fee and Restructuring Expense Allocation when such Professional Fee Claims are Allowed by a Final Order.

When (i) all applicable Allowed Professional Fee Claims have been irrevocably paid in full to the applicable Professionals and (ii) the remainder of the Professional Fee Reserve Amount (if any) has been distributed in accordance with the escrow agreement governing the Professional Fee Escrow Account, any remaining funds in the Professional Fee Escrow Account shall promptly be transferred, without any further notice to or action, order, or approval of the Bankruptcy Court, to the applicable Reorganized Debtors, giving effect to the Professional Fee and Restructuring Expense Allocation, and shall constitute QVC Distributable Cash, QVCG Distributable Cash, or LINTA Distributable Cash, as applicable.

3.            Professional Fee Reserve Amount.

Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimate to the Debtors no later than three (3) days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional.

The total amount estimated pursuant to this Article II.C.3 shall: (a) as estimated to be incurred by the Shared Professionals in accordance with clause (c) of the Professional Fee and Restructuring Expense Allocation, comprise the Shared Professional Fee Reserve Amount; (b) as estimated to be incurred and allocated exclusively to the CBI Debtors in accordance with clause (a) of the Professional Fee and Restructuring Expense Allocation, comprise the CBI Professional Fee Reserve Amount; (c) as estimated to be incurred and allocated exclusively to the LINTA Debtors in accordance with clause (a) of the Professional Fee and Restructuring Expense Allocation, comprise the LINTA Professional Fee Reserve Amount; (d) as estimated to be incurred and allocated exclusively to the QVC Debtors in accordance with clause (a) of the Professional Fee and Restructuring Expense Allocation, comprise the QVC Professional Fee Reserve Amount; and (e) as estimated to be allocated exclusively to QVCG in accordance with clause (a) of the Professional Fee and Restructuring Expense Allocation, comprise the QVCG Professional Fee Reserve Amount. The total amount so estimated in the foregoing clauses (a) through (e) shall comprise the Professional Fee Reserve Amount.

4.            Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the applicable Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash (in a manner consistent with the Professional Fee and Restructuring Expense Allocation and the Intercompany Settlement described in Article IV.B) the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional (in a manner consistent with the Professional Fee and Restructuring Expense Allocation and the Intercompany Settlement described in Article IV.B) without any further notice to or action, order, or approval of the Bankruptcy Court.

5.            Professional Fee and Restructuring Expense Allocation.

Consistent with the Intercompany Settlement as described in Article IV.B:

(a)	each Debtor shall exclusively bear (i) the Disinterested Director Fee Claims of such Debtor’s Disinterested Directors and (ii) the reasonable and documented fees and expenses (including any Professional Fee Claims) of any advisors retained to advise such Disinterested Directors (or special committee of Disinterested Directors, as applicable);

(b)	(i) the QVC Debtors shall exclusively bear the QVC Restructuring Expenses and (ii) the LINTA Debtors shall exclusively bear the LINTA Restructuring Expenses;

(c)	in the event that any statutory committees are appointed in the Chapter 11 Cases, (i) if such committee is appointed in respect of a specific Debtor or Debtors, such Debtor(s) (other than the LINTA Debtors) shall bear the associated Professional Fee Claims and (ii) if such committee is appointed in respect of multiple Debtors (spanning across the QVC Debtors, the LINTA Debtors, CBI Debtors, and/or QVCG), QVCG, the QVC Debtors and the CBI Debtors, on the one hand, and the Consenting Stakeholders, on the other hand shall discuss the appropriate allocation of the associated Professional Fee Claims in good faith. For the avoidance of doubt, in no event shall the LINTA Debtors bear the costs and expenses incurred by any such statutory committee;

(d)	the LINTA Debtors shall not bear any costs and expenses incurred by the Shared Professionals.

For the avoidance of doubt, the allocation set forth herein shall apply to any Professional Fee Claims and QVC Restructuring Expenses incurred during the Chapter 11 Cases, after which time the fees of the Shared Professionals (if any) shall be paid by Reorganized QVC. Notwithstanding anything to the contrary herein, the payment of fees and expenses of (i) the Disinterested Directors and (ii) any advisors retained by such Disinterested Directors (or special committee of Disinterested Directors, as applicable) shall cease on the Effective Date. To the extent the aggregate Professional Fee Claims, QVC Restructuring Expenses, or LINTA Restructuring Expenses paid prior to or during the Chapter 11 Cases do not comply with the foregoing allocation, then, on or prior to the Effective Date, there shall be a proportional rebalancing of Cash on hand between the applicable Debtors, without any further notice to or action, order, or approval of the Bankruptcy Court, such that the aggregate Professional Fee Claims and Restructuring Expenses paid during the Chapter 11 Cases satisfy the foregoing allocation.

Allowed Professional Fee Claims shall be allocated to, and paid from, the Professional Fee Escrow Account in accordance with the foregoing allocation.

Following the Effective Date, LINTA Restructuring Expenses shall be paid from the LINTA Debtors’ reserves established pursuant to Article VI.P of this Plan.

D.	Payment of QVC Restructuring Expenses and LINTA Restructuring Expenses.

The QVC Debtors/Reorganized QVC Debtors and the LINTA Debtors/Reorganized LINTA Debtors, as applicable, shall pay in Cash all QVC Restructuring Expenses and LINTA Restructuring Expenses, respectively, in accordance with the RSA (in a manner consistent with the Professional Fee and Restructuring Expense Allocation and the Intercompany Settlement described in Article IV.B), and if any such QVC Restructuring Expenses or LINTA Restructuring Expenses are unpaid as of the Effective Date, such QVC Restructuring Expenses and LINTA Restructuring Expenses shall be paid on the Effective Date or as soon as reasonably practicable thereafter, in each case, without any requirement to File a fee application with the Bankruptcy Court and without any requirement for notice or Bankruptcy Court review or approval. All QVC Restructuring Expenses and LINTA Restructuring Expenses estimated to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least three (3) Business Days before the Effective Date; provided, that such estimates shall not be considered an admission or limitation with respect to such QVC Restructuring Expenses or LINTA Restructuring Expenses, as applicable. In addition, following the Effective Date, the applicable Debtors and the Reorganized Debtors, as applicable, shall continue to pay in Cash (in a manner consistent with the Professional Fee and Restructuring Expense Allocation and the Intercompany Settlement described in Article IV.B and in accordance with the terms of any applicable engagement letters or other contractual arrangements) the QVC Restructuring Expenses, whether incurred before, on, or after the Effective Date without any requirement for notice or Bankruptcy Court review or approval.

For the avoidance of doubt, the QVC Restructuring Expenses and the LINTA Restructuring Expenses shall not be included in any Professional Fee Reserve Amount and shall not be funded into the Professional Fee Escrow Account.

On the Effective Date, the QVC Debtors or the Reorganized QVC Debtors, as applicable, shall pay in full in Cash all QVC Notes Trustee Fees, DIP LC Agent Fees, and RCF Agent Fees without application by any party to the Bankruptcy Court and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. All QVC Notes Trustee Fees, DIP LC Agent Fees, and RCF Agent Fees estimated to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least three (3) Business Days before the Effective Date. The payment of the QVC Notes Trustee Fees, DIP LC Agent Fees, and RCF Agent Fees is part of the economic bargain between the beneficial Holders of QVC Notes, the beneficial Holders of RCF Claims, and the Debtors, and the payment of the QVC Notes Trustee Fees, DIP LC Agent Fees, and RCF Agent Fees under the QVC Notes Indentures, the DIP LC Credit Agreement, and the RCF Credit Agreement, as applicable, shall be part of the distribution on account of the QVC Notes Claims, the DIP LC Claims, and the RCF Claims, as applicable.

E.	DIP LC Claims.

All DIP LC Claims shall be deemed Allowed in the full amount outstanding under the DIP LC Credit Agreement as of the Effective Date (including any unpaid accrued interest, fees, expenses, and other obligations under the DIP LC Credit Agreement as of the Effective Date). Except to the extent that a Holder of a DIP LC Claim agrees to less favorable treatment, on or prior to the Effective Date, in full satisfaction, settlement, discharge, and release of, and in exchange for, the DIP LC Claims, each Holder of an Allowed DIP LC Claim shall receive the following treatment:

(a)	Cash equal to the full amount of its Allowed DIP LC Claims in full and final satisfaction of such Claims;

(b)	each outstanding DIP Letter of Credit shall be (i) cancelled or returned undrawn to the applicable DIP LC Issuing Bank, (ii) cash collateralized or otherwise backstopped in a manner reasonably satisfactory to the applicable DIP LC Issuing Bank, or (iii) rolled into the Exit ABL Facility and granted liens pursuant to the Exit ABL Facility on terms acceptable to the applicable DIP LC Issuing Banks in respect of such DIP Letter of Credit; and

(c)	any indemnification and other obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the DIP LC Credit Agreement.

Article III.
CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

1.            Class Identification for QVCG.

This Plan constitutes a separate chapter 11 plan for QVCG, which classifies Claims against and Interests in QVCG as follows:

Class	Claims and Interests	Status	Voting Rights
Class A1	Other Secured Claims against QVCG	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class A2	Other Priority Claims against QVCG	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class A3	General Unsecured Claims against QVCG	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class A4	QVC-QVCG Settlement Claim	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class A5	Other Intercompany Claims against QVCG	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class A6	QVCG Preferred Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class A7	QVCG Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class A8	Section 510(b) Claims against QVCG	Impaired	Not Entitled to Vote (Deemed to Reject)

2.            Class Identification for the QVC Debtors.

This Plan constitutes a separate chapter 11 plan for each QVC Debtor, each of which classifies Claims and Interests as set forth below. As set forth in Article III.D of this Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular QVC Debtors, such Class applies solely to such QVC Debtor.

Class	Claims and Interests	Status	Voting Rights
Class B1	Other Secured Claims against the QVC Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class B2	Other Priority Claims against the QVC Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class B3	RCF Claims against the QVC Debtors	Impaired	Entitled to Vote
Class B4	QVC Notes Claims against the QVC Debtors	Impaired	Entitled to Vote
Class B5	General Unsecured Claims against the QVC Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class B6	Intercompany Claims against the QVC Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class B7	Intercompany Interests in the QVC Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class B8	Section 510(b) Claims against the QVC Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

3.            Class Identification for the LINTA Debtors.

This Plan constitutes a separate chapter 11 plan for each LINTA Debtor, each of which classifies Claims and Interests as set forth below. As set forth in Article III.D of this Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular LINTA Debtors, such Class applies solely to such LINTA Debtor.

Class	Claims and Interests	Status	Voting Rights
Class C1	Other Secured Claims against the LINTA Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class C2	Other Priority Claims against the LINTA Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class C3	LINTA Notes Claims	Impaired	Entitled to Vote
Class C4	General Unsecured Claims against the LINTA Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class C5	Intercompany Claims against the LINTA Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class C6	Intercompany Interests in the LINTA Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class C7	Section 510(b) Claims against the LINTA Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

4.            Class Identification for the CBI Debtors.

This Plan constitutes a separate chapter 11 plan for each CBI Debtor, each of which classifies Claims and Interests as set forth below. As set forth in Article III.D of this Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular CBI Debtors, such Class applies solely to such CBI Debtor.

Class	Claims and Interests	Status	Voting Rights
Class D1	Other Secured Claims against the CBI Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class D2	Other Priority Claims against the CBI Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class D3	General Unsecured Claims against the CBI Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class D4	Intercompany Claims against the CBI Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class D5	Intercompany Interests in the CBI Debtors	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class D6	Section 510(b) Claims against the CBI Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to in writing by the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, and the Holder of such Allowed Claim or Allowed Interest, as applicable, or unless such Allowed Claim or Allowed Interest has been paid, released, or otherwise satisfied prior to the Effective Date. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter.

1.            Class A1 – Other Secured Claims against QVCG.

(a)	Classification: Class A1 consists of all Other Secured Claims against QVCG.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim against QVCG shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Secured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering such Allowed Other Secured Claim Unimpaired.

(c)	Voting: Class A1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims against QVCG are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

2.            Class A2 – Other Priority Claims against QVCG.

(a)	Classification: Class A2 consists of all Other Priority Claims against QVCG.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against QVCG shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Priority Claim, treatment in a manner consistent with section 1129(a) of the Bankruptcy Code.

(c)	Voting: Class A2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims against QVCG are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

3.            Class A3 – General Unsecured Claims against QVCG.

(a)	Classification: Class A3 consists of all General Unsecured Claims against QVCG.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against QVCG shall receive, in full and final satisfaction, settlement, release, and discharge of such General Unsecured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash on the later of (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to, or the agreement governing, such Allowed General Unsecured Claim against QVCG; or

(ii)	such other treatment rendering such Allowed General Unsecured Claim Unimpaired.

(c)	Voting: Class A3 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims against QVCG are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

4.            Class A4 – QVC-QVCG Settlement Claim.

(a)	Classification: Class A4 consists of the QVC-QVCG Settlement Claim.

(b)	Allowance: The QVC-QVCG Settlement Claim is Allowed in the amount of $400 million, which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code.

(c)	Treatment: QVC shall receive, in full and final satisfaction, settlement, release, and discharge of the QVC-QVCG Settlement Claim:

(i)	all QVCG Distributable Cash; or

(ii)	such other treatment otherwise addressed at the option of the Debtors, and acceptable to such Holders of QVC-QVCG Settlement Claims, the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders rendering such QVC-QVCG Settlement Claims Unimpaired, and in each case as set forth in the Restructuring Steps Plan.

(d)	Voting: Class A4 is Unimpaired under this Plan. Holders of QVC-QVCG Settlement Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

5.            Class A5 –Other Intercompany Claims against QVCG.

(a)	Classification: Class A5 consists of all Intercompany Claims against QVCG other than the QVC-QVCG Settlement Claim.

(b)	Treatment: Each Other Intercompany Claim against QVCG shall be, in full and final satisfaction, settlement, release, and discharge of such Other Intercompany Claim, as determined by the applicable Debtors, with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled, converted to equity;

(iii)	released without any distribution on account of such Allowed Other Intercompany Claim; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan.

(c)	Voting: Class A5 is Unimpaired if the Allowed Other Intercompany Claims against QVCG are Reinstated or Impaired if such Allowed Other Intercompany Claims in Class A5 are cancelled. Holders of Allowed Other Intercompany Claims in Class A5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

6.            Class A6 – QVCG Preferred Equity Interests.

(a)	Classification: Class A6 consists of all QVCG Preferred Equity Interests.

(b)	Treatment: The QVCG Preferred Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such Holders shall not receive any distribution, property, or other value under this Plan on account of such QVCG Preferred Equity Interests.

(c)	Voting: Class A6 is Impaired under this Plan. Holders of QVCG Preferred Equity Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

7.            Class A7 – QVCG Common Equity Interests.

(a)	Classification: Class A7 consists of all QVCG Common Equity Interests.

(b)	Treatment: The QVCG Common Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such Holders shall not receive any distribution, property, or other value under this Plan on account of such QVCG Common Equity Interests.

(c)	Voting: Class A7 is Impaired under this Plan. Holders of QVCG Common Equity Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

8.            Class A8 – Section 510(b) Claims against QVCG.

(a)	Classification: Class A8 consists of all Section 510(b) Claims against QVCG.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim against QVCG shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claim.

(c)	Voting: Class A8 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims against QVCG are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

* * * * *

9.            Class B1 – Other Secured Claims against the QVC Debtors.

(a)	Classification: Class B1 consists of all Other Secured Claims against the QVC Debtors.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim against a QVC Debtor shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Secured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders rendering such Allowed Other Secured Claim Unimpaired.

(c)	Voting: Class B1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims against a QVC Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

10.            Class B2 – Other Priority Claims against the QVC Debtors.

(a)	Classification: Class B2 consists of all Other Priority Claims against the QVC Debtors.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against a QVC Debtor shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Priority Claim, treatment in a manner consistent with section 1129(a) of the Bankruptcy Code.

(c)	Voting: Class B2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims against a QVC Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

11.            Class B3 – RCF Claims against the QVC Debtors.

(a)	Classification: Class B3 consists of all RCF Claims against the QVC Debtors.

(b)	Allowance: On the Effective Date, the RCF Claims shall be Allowed in the aggregate principal amount of approximately $2,900,000,000 plus any accrued and unpaid interest, and all accrued and unpaid fees and premiums and other expenses payable under the RCF Credit Agreement and accrued as of the Petition Date.

(c)	Treatment: (1) Each Holder of an Allowed RCF Claim shall receive, in full and final satisfaction, settlement, release, and discharge of (a) such portion of its RCF Claim comprising RCF Loan Claims, its Pro Rata share (taking into account Claims in Class B4) of the QVC Funded Debt Plan Consideration and (b) such portion of its RCF Claim comprising RCF Letter of Credit Claims, Cash equal to the full amount of its RCF Letter of Credit Claim; provided that any RCF Letter of Credit that remains undrawn and outstanding as of the Effective Date shall be either (x) rolled into the Exit ABL Facility and granted liens pursuant to the Exit ABL Facility on terms acceptable to the Required Consenting RCF Lenders and the applicable issuing bank, (y) cancelled or returned undrawn to the applicable issuing bank, or (z) cash collateralized or otherwise backstopped in a manner reasonably satisfactory to the applicable issuing bank, in each case, on or prior to the Effective Date and (2) the QVC Debtors or the Reorganized QVC Debtors, as applicable, shall pay in full in Cash all RCF Agent Fees.

(d)	Voting: Class B3 is Impaired under this Plan. Holders of Allowed RCF Claims are entitled to vote to accept or reject this Plan.

12.            Class B4 – QVC Notes Claims against the QVC Debtors.

(a)	Classification: Class B4 consists of all QVC Notes Claims against the QVC Debtors.

(b)	Allowance: On the Effective Date, the QVC Notes Claims shall be Allowed in the aggregate principal amount of approximately $2,146,000,000, plus any accrued and unpaid interest, and all accrued and unpaid fees or premiums and other expenses payable under the QVC Notes Indentures and accrued as of the Petition Date.

(c)	Treatment: (1) Each Holder of an Allowed QVC Notes Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such QVC Notes Claim, its Pro Rata share (taking into account Claims in Class B3) of the QVC Funded Debt Plan Consideration and (2) the QVC Debtors or the Reorganized QVC Debtors, as applicable, shall pay in full in Cash all QVC Notes Trustee Fees.

(d)	Voting: Class B4 is Impaired under this Plan. Holders of Allowed QVC Notes Claims are entitled to vote to accept or reject this Plan.

13.            Class B5 – General Unsecured Claims against the QVC Debtors.

(a)	Classification: Class B5 consists of all General Unsecured Claims against the QVC Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against a QVC Debtor shall, in full and final satisfaction, settlement, release, and discharge of such General Unsecured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash on the later of (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to, or the agreement governing, such Allowed General Unsecured Claim against the QVC Debtors;

(ii)	Reinstated; or

(iii)	receive such other treatment acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders rendering such Allowed General Unsecured Claim Unimpaired.

(c)	Voting: Class B5 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims against a QVC Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

14.            Class B6 – Intercompany Claims against the QVC Debtors.

(a)	Classification: Class B6 consists of all Intercompany Claims against the QVC Debtors.

(b)	Treatment: After giving effect to the Intercompany Settlement set forth herein, each other Intercompany Claim against a QVC Debtor shall be, in full and final satisfaction, settlement, release, and discharge of such Intercompany Claim, as determined by the applicable Debtors with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled, converted to equity;

(iii)	released without any distribution on account of such Allowed Intercompany Claim; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan.

(c)	Voting: Class B6 is Unimpaired if the Allowed Intercompany Claims against a QVC Debtor are Reinstated or Impaired if such Allowed Intercompany Claims in Class B6 are cancelled. Holders of Allowed Intercompany Claims in Class B6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

15.            Class B7 – Intercompany Interests in the QVC Debtors.

(a)	Classification: Class B7 consists of all Intercompany Interests in the QVC Debtors.

(b)	Treatment: Each Allowed Intercompany Interest in a QVC Debtor shall be, in full and final satisfaction, settlement, release, and discharge of such Intercompany Interests, as determined by the applicable Debtors:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled;

(iii)	released without any distribution on account of such Allowed Intercompany Interests; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan;

provided, that, for the avoidance of doubt, any direct or indirect Interests held by any LINTA Debtor in any QVC Debtor shall be cancelled, released, discharged, and extinguished and will be of no further force or effect.

(c)	Voting: Class B7 is Unimpaired if the Allowed Intercompany Interests in a QVC Debtor are Reinstated or Impaired if such Allowed Intercompany Interests are cancelled. Holders of Allowed Intercompany Interests in Class B7 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

16.            Class B8 – Section 510(b) Claims against the QVC Debtors.

(a)	Classification: Class B8 consists of all Section 510(b) Claims against the QVC Debtors.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim against a QVC Debtor shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claim.

(c)	Voting: Class B8 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims against a QVC Debtor are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

* * * * *

17.            Class C1 – Other Secured Claims against the LINTA Debtors.

(a)	Classification: Class C1 consists of all Other Secured Claims against the LINTA Debtors.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim against a LINTA Debtor shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Secured Claim, as determined by the applicable Debtors, with the consent of the LINTA Noteholder Group:

(i)	payment in full in Cash; or

(ii)	such other treatment acceptable to the Required Consenting Stakeholders rendering its Allowed Other Secured Claim Unimpaired.

(c)	Voting: Class C1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims against a LINTA Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

18.            Class C2 – Other Priority Claims against the LINTA Debtors.

(a)	Classification: Class C2 consists of all Other Priority Claims against the LINTA Debtors.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against a LINTA Debtor shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Priority Claim, treatment in a manner consistent with section 1129(a) of the Bankruptcy Code, with the consent of the LINTA Noteholder Group.

(c)	Voting: Class C2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims against a LINTA Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

19.            Class C3 – LINTA Notes Claims.

(a)	Classification: Class C3 consists of all LINTA Notes Claims.

(b)	Treatment: Each Holder of an Allowed LINTA Notes Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such LINTA Notes Claim, its Pro Rata share of the LINTA Distributable Cash.

(c)	Voting: Class C3 is Impaired under this Plan. Holders of Allowed LINTA Notes Claims are entitled to vote to accept or reject this Plan.

20.            Class C4 – General Unsecured Claims against the LINTA Debtors.

(a)	Classification: Class C4 consists of all General Unsecured Claims against the LINTA Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against a LINTA Debtor shall receive, in full and final satisfaction, settlement, release, and discharge of such General Unsecured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash on the later of (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to, or the agreement governing, such Allowed General Unsecured Claim against the LINTA Debtors; or

(ii)	such other treatment acceptable to the Required Consenting Stakeholders rendering such General Unsecured Claims Unimpaired.

(c)	Voting: Class C4 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims against a LINTA Debtor are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

21.            Class C5 –Intercompany Claims against the LINTA Debtors.

(a)	Classification: Class C5 consists of all Intercompany Claims against the LINTA Debtors.

(b)	Treatment: After giving effect to the Intercompany Settlement set forth herein, each Other Intercompany Claim against a LINTA Debtor shall be, in full and final satisfaction, settlement, release, and discharge of such Other Intercompany Claim, as determined by the applicable Debtors, with the consent of the Required Consenting Stakeholders:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled, converted to equity;

(iii)	released without any distribution on account of such Allowed Other Intercompany Claim; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan; provided that in no event shall Class C5 receive any Cash from the LINTA Debtors.

(c)	Voting: Class C5 is Unimpaired if the Allowed Intercompany Claims against a LINTA Debtor are Reinstated or Impaired if such Allowed Intercompany Claims in Class C5 are cancelled. Holders of Allowed Intercompany Claims in Class C5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

22.            Class C6 – Intercompany Interests in the LINTA Debtors.

(a)	Classification: Class C6 consists of all Intercompany Interests in the LINTA Debtors.

(b)	Treatment: Each Allowed Intercompany Interest in a LINTA Debtor shall be, in full and final satisfaction, settlement, release, and discharge of such Intercompany Interests, as determined by the applicable Debtors:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled;

(iii)	released without any distribution on account of such Allowed Intercompany Interest; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan.

(c)	Voting: Class C6 is Unimpaired if the Allowed Intercompany Interests in a LINTA Debtor are Reinstated or Impaired if such Allowed Intercompany Interests are cancelled. Holders of Allowed Intercompany Interests in Class C6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

23.            Class C7 – Section 510(b) Claims against the LINTA Debtors.

(a)	Classification: Class C7 consists of all Section 510(b) Claims against the LINTA Debtors.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim against a LINTA Debtor shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claim.

(c)	Voting: Class C7 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims against a LINTA Debtor are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

* * * * *

24.            Class D1 – Other Secured Claims against the CBI Debtors.

(a)	Classification: Class D1 consists of all Other Secured Claims against the CBI Debtors.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim against the CBI Debtors shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Secured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders rendering its Allowed Other Secured Claim Unimpaired.

(c)	Voting: Class D1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims against the CBI Debtors are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

25.            Class D2 – Other Priority Claims against the CBI Debtors.

(a)	Classification: Class D2 consists of all Other Priority Claims against the CBI Debtors.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim against the CBI Debtors shall receive, in full and final satisfaction, settlement, release, and discharge of such Other Priority Claim, treatment in a manner consistent with section 1129(a) of the Bankruptcy Code.

(c)	Voting: Class D2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims against the CBI Debtors are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

26.            Class D3 – General Unsecured Claims against the CBI Debtors.

(a)	Classification: Class D3 consists of all General Unsecured Claims against the CBI Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against the CBI Debtors shall, in full and final satisfaction, settlement, release, and discharge of such General Unsecured Claim, as determined by the applicable Debtors:

(i)	payment in full in Cash on the later of (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to, or the agreement governing, such Allowed General Unsecured Claim against the CBI Debtors;

(ii)	Reinstated; or

(iii)	receive such other treatment acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders rendering such General Unsecured Claims Unimpaired.

(c)	Voting: Class D3 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims against the CBI Debtors are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

27.            Class D4 – Intercompany Claims against the CBI Debtors.

(a)	Classification: Class D4 consists of all Intercompany Claims against the CBI Debtors.

(b)	Treatment: After giving effect to the Intercompany Settlement set forth herein, each Intercompany Claim against the CBI Debtors shall be, in full and final satisfaction, settlement, release, and discharge of such Intercompany Claim, as determined by the applicable Debtors with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled, converted to equity;

(iii)	released without any distribution on account of such Allowed Intercompany Claim; or

(iv)	otherwise addressed at the option of the Debtors, in each case as set forth in the Restructuring Steps Plan.

(c)	Voting: Class D4 is Unimpaired if the Allowed Intercompany Claims against the CBI Debtors are Reinstated or Impaired if such Allowed Intercompany Claims in Class D4 are cancelled. Holders of Allowed Intercompany Claims in Class D4 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

28.            Class D5 – Intercompany Interests in the CBI Debtors.

(a)	Classification: Class D5 consists of all Intercompany Interests in the CBI Debtors.

(b)	Treatment: Each Allowed Intercompany Interest in a CBI Debtor shall be, in full and final satisfaction, settlement, release, and discharge of such Intercompany Interest, as determined by the applicable Debtors:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled;

(iii)	released without any distribution on account of such Allowed Intercompany Interest; or

(iv)	otherwise addressed at the option of the Debtors, with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders in each case as set forth in the Restructuring Steps Plan.

(c)	Voting: Class D5 is Unimpaired if the Allowed Intercompany Interests in the CBI Debtors are Reinstated or Impaired if such Allowed Intercompany Interests are cancelled. Holders of Allowed Intercompany Interests in Class D5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

29.            Class D6 – Section 510(b) Claims against the CBI Debtors.

(a)	Classification: Class D6 consists of all Section 510(b) Claims against the CBI Debtors.

(b)	Treatment: On the Effective Date, each Section 510(b) Claim against the CBI Debtors shall be cancelled, released, discharged, and extinguished and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claim.

(c)	Voting: Class D6 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims against the CBI Debtors are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan or the Plan Supplement shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Combined Hearing shall be considered vacant and deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class votes to accept or reject this Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted this Plan.

F.	Intercompany Interests.

To the extent Reinstated under this Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure, for the ultimate benefit of the Holders of the QVC New Equity Interests, in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, unless otherwise set forth in the Restructuring Steps Plan, to the extent Reinstated pursuant to this Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

As to the LINTA Debtors and the QVC Debtors, section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Article III.A.2 and Article III.A.3 of this Plan. As to QVCG and the CBI Debtors, section 1129(a)(10) of the Bankruptcy Code is satisfied or inapplicable because there are no Classes of Claims against QVCG or the CBI Debtors Impaired by this Plan. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof, to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date or such other date as fixed by the Bankruptcy Court.

I.	Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Article IV.
MEANS FOR IMPLEMENTATION OF THe PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies by and among the Debtors, the Consenting Stakeholders, and each of the Agents/Trustees pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims against and Interests in the Debtors. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be, and shall be, final.

B.	Intercompany Settlement.

As part of the general settlement described in Article IV.A, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the mutual compromises described in this Article IV.B and in Article VII.B of the Disclosure Statement, this Plan sets forth the terms of the Intercompany Settlement.

The Intercompany Settlement reflects an agreement between the respective Disinterested Directors at QVCG, LINTA, and QVC, and a settlement to resolve intercompany claims by and against LINTA, supported by the Consenting Stakeholders and the respective Disinterested Directors.

After taking into account the foregoing, the Intercompany Settlement provides that:

•	The Professional Fee and Restructuring Expense Allocation shall be implemented as set forth herein, including Article II.C.5, and Article II.E.

•	The QVC-LINTA Claim shall not receive any distributions from the LINTA Debtors or from the LINTA Distributable Cash. The LINTA Debtors shall waive any and all Intercompany Claims against the other Debtors.

•	Debtors that are not LINTA Debtors shall fund the LINTA Settlement Cash Pool, and Holders of Allowed LINTA Notes Claims shall receive their Pro Rata share of the LINTA Distributable Cash. See Article III.B.19.

•	The QVC-QVCG Settlement Claim shall be Allowed in the aggregate amount of $400 million and separately classified in its own class (Class A4), receiving QVCG Distributable Cash in full and final satisfaction of the QVC-QVCG Settlement Claim. See Article III.B.4.

•	QVCG, the LINTA Debtors, the CBI Debtors, and the QVC Debtors shall all grant and receive the Debtor Release contained in Article VIII.C such that the Intercompany Settlement resolves fully and finally all Intercompany Claims between QVCG, the LINTA Debtors, and the QVC Debtors, and all other remaining Claims among the Debtors are treated as Intercompany Claims, including as may be set forth in the Restructuring Steps Plan, provided, however, for the avoidance of doubt, the CBI Debtors inclusion in the foregoing is subject to the occurrence of the Effective Date on the terms set forth herein, including the treatment of Class D3 set forth herein. See Article III.B.5; Article III.B.14; Article III.B.21; and Article III.B.27.

•	For the avoidance of doubt and notwithstanding anything in this Plan to the contrary, except as otherwise provided in the Restructuring Steps Plan, other than the QVC-QVCG Settlement Claim, there shall be no recovery, Reinstatement or distribution of any kind on account of any Intercompany Claim or Interest from one Debtor grouping (i.e., any of QVCG, the LINTA Debtors, the QVC Debtors, and CBI Debtors, as applicable, on the one hand), to another Debtor grouping (i.e., any of QVCG, the LINTA Debtors, the QVC Debtors, and CBI Debtors, as applicable, on the other hand).

C.	Restructuring Transactions.

On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions and are authorized in all respects to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan that are consistent with and pursuant to the terms and conditions of this Plan and the Restructuring Steps Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable Entities may agree; (3) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable New Organizational Documents; (4) the issuance and distribution of the QVC New Equity Interests; (5) the consummation of the Exit ABL Facility, including the execution, delivery, and filing of all Exit ABL Facility Documents; (6) the issuance of the Takeback Debt, including the execution, delivery, and filing of all Takeback Debt Documents; (7) the syndication and consummation of the Syndicated Exit Financing, including the execution, delivery, and filing of all Syndicated Exit Financing Documents; (8) reservation of the MIP Shares; (9) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Steps Plan; and (10) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan.

The Confirmation Order shall, and shall be deemed to, pursuant to both sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan. The Confirmation Order shall authorize the Debtors, the Reorganized Debtors, and the Consenting Stakeholders, as applicable, to undertake the Restructuring Transactions contemplated by this Plan, the RSA, and the other Definitive Documents.

D.	The Reorganized Debtors.

On the Effective Date, the New Board shall be established (in accordance with the terms of the Governance Term Sheet) and each Reorganized Debtor shall adopt its New Organizational Documents, as applicable. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to consummate this Plan. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein or as otherwise provided for in the Restructuring Steps Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan.

E.	Sources of Consideration for Plan Distributions.

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under this Plan and the Restructuring Transactions contemplated thereby with: (1) the Debtors’ Cash on hand as of the Effective Date; (2) the QVC New Equity Interests; (3) the loans under the Exit ABL Facility; (4) the Takeback Debt; (5) the Syndicated Exit Financing; and (6) the LINTA Settlement Cash Pool. Each distribution and issuance referred to in Article VI shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with this Plan, including the QVC New Equity Interests, will be exempt from registration under the Securities Act, as described more fully in Article IV.N hereof.

1.            Use of Cash.

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to Holders of Allowed Claims, including the LINTA Distributable Cash, consistent with the terms of this Plan.

2.            QVC New Equity Interests.

Reorganized QVC shall be authorized to issue the QVC New Equity Interests pursuant to its New Organizational Documents. The issuance of the QVC New Equity Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Debtors (or action of any other party, including, without limitation, securityholder, members, limited or general partners, managers, directors, or officers of the Debtors or reorganized Debtors, as applicable). On the Effective Date, the QVC New Equity Interests shall be issued and distributed as provided for in the Restructuring Steps Plan pursuant to, and in accordance with, this Plan.

All of the shares of QVC New Equity Interests issued or distributed pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of QVC New Equity Interests shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including Reorganized QVC’s New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of QVC New Equity Interests shall be deemed as its agreement to Reorganized QVC’s New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

During the pendency of the Chapter 11 Cases, either QVCG or QVC, as agreed by the Required Consenting QVC Noteholders and Required Consenting RCF Lenders, shall use commercially reasonable efforts to continue to be reporting companies under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp) throughout the Chapter 11 Cases and use commercially reasonable efforts to comply with all public and periodic reporting requirements under Section 13 and Section 15(d) of the Securities Act. Upon the Effective Date, Reorganized QVC shall use commercially reasonable efforts to be a reporting company under the Exchange Act.

During the pendency of the Chapter 11 Cases, the Debtors and from and after the Effective Date, the Reorganized Debtors shall use commercially reasonable efforts to (i) upon the Effective Date (or, in order to meet applicable listing requirements, as soon as commercially practicable following the Effective Date), have the QVC New Equity Interests listed for public trading on the NYSE Main Board or NYSE American Exchange of the New York Stock Exchange LLC or on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market LLC (or any successors to any of the foregoing) (each, a “National Exchange”), with such National Exchange, as determined by the Debtors or Reorganized Debtors with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders (such consent not to be unreasonably withheld, conditioned, or delayed), (ii) upon the Effective Date (or as soon as commercially practicable following the Effective Date), to the extent the QVC New Equity Interests are not listed for public trading on a National Exchange, have the QVC New Equity Interests listed or qualified for trading on the OTCID Basic Market with OTC Markets Group (the “OTC Markets”), or on the Pink Limited Market, if Reorganized QVC does not meet the OTCID Rules requirements to be eligible for the OTCID Basic Market, and (iii) have the QVC New Equity Interests registered under section 12(b) of the Exchange Act. Additional information relating to the applicability of the securities law is available in Article IV.M.

If requested by the Required Consenting QVC Noteholders and Required Consenting RCF Lenders, the Reorganized Debtors shall enter into a registration rights agreement covering all QVC New Equity Interests issued pursuant to this Plan with terms and conditions acceptable to the Required Consenting QVC Noteholders and Required Consenting RCF Lenders.

3.            Exit ABL Facility.

On the Effective Date, Reorganized QVC and the Reorganized QVC Debtors shall enter into the Exit ABL Facility, pursuant to the Exit ABL Facility Documents. Confirmation of this Plan shall constitute (a) approval of the Exit ABL Facility and the Exit ABL Facility Documents; and (b) authorization for the QVC Debtors and the Reorganized QVC Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit ABL Facility, including executing and delivering the Exit ABL Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Exit ABL Facility shall be issued and distributed as provided for in the Restructuring Steps Plan pursuant to, and in accordance with, this Plan.

As of the Effective Date, all of the Liens and security interests to be granted by the QVC Debtors or Reorganized QVC Debtors, as applicable in accordance with the Exit ABL Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first-priority (subject to any applicable intercreditor agreements) and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit ABL Facility Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the Exit ABL Facility Documents, the Exit ABL Facility Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Exit ABL Facility Documents. The Exit ABL Facility Agent shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit ABL Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

4.            Syndicated Exit Financing.

To the extent required and on the Effective Date, Reorganized QVC and the Reorganized QVC Debtors shall issue the Syndicated Exit Financing on the terms set forth in the Syndicated Exit Financing Documents. Confirmation of this Plan shall constitute (a) approval of the Syndicated Exit Financing and the Syndicated Exit Financing Documents; and (b) authorization for the QVC Debtors and the applicable Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Syndicated Exit Financing, including executing and delivering the Syndicated Exit Financing Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Syndicated Exit Financing shall be issued and distributed as provided for in the Restructuring Steps Plan pursuant to, and in accordance with, this Plan.

As of the Effective Date, all of the Liens and security interests to be granted by the QVC Debtors or Reorganized QVC Debtors, as and if applicable, in accordance with the Syndicated Exit Financing Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, and enforceable Liens (subject to any applicable intercreditor agreement) on, and security interests in, the applicable collateral specified in the Syndicated Exit Financing Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the Syndicated Exit Financing Documents, the Syndicated Exit Financing Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Syndicated Exit Financing Documents. The Syndicated Exit Financing Agent shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The guarantees granted under the Syndicated Exit Financing Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law.

5.            Takeback Debt.

On the Effective Date, Reorganized QVC and the Reorganized QVC Debtors shall issue the Takeback Debt on the terms set forth in the Takeback Debt Documents. Confirmation of this Plan shall constitute (a) approval of the Takeback Debt and the Takeback Debt Documents; and (b) authorization for the QVC Debtors and the applicable Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Takeback Debt, including executing and delivering the Takeback Debt Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Takeback Debt shall be issued and distributed as provided for in the Restructuring Steps Plan pursuant to, and in accordance with, this Plan.

As of the Effective Date, all of the Liens and security interests to be granted by the QVC Debtors or Reorganized QVC Debtors, as and if applicable, in accordance with the Takeback Debt Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first priority (subject to any applicable intercreditor agreements) and enforceable Liens on, and security interests in, the applicable collateral specified in the Takeback Debt Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the Takeback Debt Documents, the Takeback Debt Agents are authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Takeback Debt Documents. The Takeback Debt Agents shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The guarantees granted under the Takeback Debt Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law.

F.	Corporate Existence.

Except as otherwise provided in this Plan, the Confirmation Order, the Restructuring Steps Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under this Plan or otherwise and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

On or after the Effective Date, one or more of the Debtors or Reorganized Debtors, as applicable, may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to this Plan.

The Disinterested Directors shall retain their authority following the Effective Date solely with respect to matters related to Professional Fee Claim requests by Professionals acting at their authority and direction and in accordance with the terms of this Plan. Except as otherwise set forth herein, the Disinterested Directors shall not have any of their privileged and confidential documents, communications, or information transferred (or deemed transferred) to the Reorganized Debtors or any other Entity without the Disinterested Directors’ prior written consent. Each Disinterested Director of the Debtors retains the right to review, approve, and make decisions, and to file papers and be heard before the Bankruptcy Court, on all matters under their continuing authority.

H.	Cancellation of Existing Securities, Agreements, and Interests.

On the Effective Date, unless otherwise specified in the Restructuring Steps Plan, the Exit ABL Facility Documents, the Syndicated Exit Financing Documents, or the Takeback Debt Documents, or to the extent otherwise provided in this Plan or the Confirmation Order, as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (excluding Reinstated Claims and Unimpaired Claims, but including, for the avoidance of doubt, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the LINTA Promissory Note, the DIP LC Credit Agreement, and all related collateral and credit documentation) and Interests, shall be cancelled, and any rights of any Holder in respect thereof shall be deemed cancelled and of no force or effect, and all prior, present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), of the Debtors and any Non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, cancelled, discharged, and of no force or effect, and the Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action.

Holders of Claims or Interests under, or parties to, such cancelled instruments, Interests, and other documentation will have no rights arising from or relating to such instruments, Interests, and other documentation, or the cancellation thereof, except the rights provided for or reserved pursuant to this Plan. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI hereof, any credit document or agreement that governs the rights of the Holder of a Claim shall continue in effect after the Effective Date to the extent necessary to: (a) permit Holders of Allowed Claims to receive and accept their respective distributions on account of such Claims, if any; (b) permit the Disbursing Agent or the Agents/Trustees, as applicable, to make distributions on account of the Allowed Claims pursuant to the Plan; (c) preserve any rights of the Agents/Trustees, to maintain, exercise, and enforce any applicable rights of indemnity, expense reimbursement, priority of payment, contribution, subrogation, or any other similar claim or entitlement (whether such claims accrued before or after the Effective Date), and preserve any exculpations of the Agents/Trustees; (d) permit the Agents/Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, including to enforce the respective obligations owed to them under the Plan and to enforce any obligations owed to their respective Holders of Claims under the Plan in accordance with the applicable agreements and documents; and (e) permit the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, however, that (1) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan (including clause (c) of the preceding proviso), and (2) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement in any way that would be inconsistent with distributions under the Plan.

I.	Corporate Action.

Upon the Confirmation Date, all actions contemplated under this Plan (including the Restructuring Steps Plan and the other documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) adoption or assumption, as applicable, of the Compensation and Benefits Programs; (2) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Organizational Documents and the Governance Term Sheet; (3) the issuance and distribution of the QVC New Equity Interests; (4) implementation of the Restructuring Transactions; (5) the entry into the Exit ABL Facility Documents, as applicable, and the execution, delivery, and filing of any documents pertaining thereto; (6) the entry into the Syndicated Exit Financing Documents, as applicable, and the execution, delivery, and filing of any documents pertaining thereto; (7) the entry into the Takeback Debt Documents, as applicable, and the execution, delivery, and filing of any documents pertaining thereto; (8) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (9) adoption of the New Organizational Documents; (10) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (11) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors and the Reorganized Debtors shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the QVC New Equity Interests, the New Debt Documents, the New Organizational Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy Law.

J.	New Organizational Documents.

On or immediately prior to the Effective Date, except as otherwise provided in this Plan and subject to local Law requirements, the New Organizational Documents shall be automatically adopted or amended in a manner consistent with the terms and conditions set forth in the Governance Term Sheet and as may be necessary to effectuate the transactions contemplated by this Plan. To the extent required under this Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things (a) authorize the issuance of the QVC New Equity Interests and (b) prohibit the issuance of non-voting equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent and governing documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

K.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the Governance Term Sheet and the applicable New Organizational Documents of such Reorganized Debtor. The initial members of the New Board will be identified in the Plan Supplement, to the extent known and determined at the time of filing, and shall be consistent with the New Organizational Documents. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. In subsequent terms, the directors shall be selected in accordance with the New Organizational Documents.

L.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, the Exit ABL Facility, the Syndicated Exit Financing, and the Takeback Debt entered into, the Restructuring Steps Plan, and the Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Plan.

M.	Certain Securities Law Matters.

The Debtors expect to rely on one or more exemptions from, or transactions not subject to, the registration requirements of the Securities Act and applicable Blue Sky Laws in connection with the offer, issuance, and distribution of securities pursuant to the Plan.

Before the Petition Date, the offering of any QVC New Equity Interests, and/or the offering of any other debt or equity securities as contemplated herein and/or pursuant to this Plan (any such debt or equity securities, the “Other Securities”) shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the QVC New Equity Interests, as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration of the offering, issuance, distribution, or sale of the QVC New Equity Interests and/or the Other Securities.

The shares of QVC New Equity Interests, and the Other Securities, if any, to be issued under this Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, the provisions limiting transfers by an “affiliate” of the Debtors (or an “affiliate” within 90 days of such transfer) as defined in Rule 144(a)(1) under the Securities Act, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments (including, to the extent applicable, Rule 144 under the Securities Act); and (b) any restrictions on the transferability of such QVC New Equity Interests and Other Securities in the New Organizational Documents.

The shares of QVC New Equity Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration (excluding section 1145 of the Bankruptcy Code) will be considered “restricted securities,” will bear customary legends, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act (including, to the extent applicable, Rule 144 under the Securities Act) and subject to any restrictions on the transferability of such QVC New Equity Interests in the New Organizational Documents.

Resales of the QVC New Equity Interests and the Other Securities, if any, by any person deemed an “underwriter” under section 1145(b) of the Bankruptcy Code (including, in certain circumstances, persons who are “affiliates” as defined in Rule 144(a)(1) under the Securities Act) may require registration or an available exemption from registration, such as compliance with Rule 144 under the Securities Act, which is subject to volume limitations, manner of sale requirements, and the availability of current public information regarding the issuer.

Recipients of the QVC New Equity Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws for resales of QVC New Equity Interests.

Except as otherwise determined by the Debtors or the Reorganized Debtors, with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, (which consent shall not be unreasonably withheld, conditioned, or delayed), the ownership of the QVC New Equity Interests shall be effectuated through the facilities of DTC. The Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the QVC New Equity Interests) with respect to the treatment of the QVC New Equity Interests to be issued under this Plan under applicable securities laws. DTC, any nominee thereof and any transfer or similar agent for the QVC New Equity Interests shall be required to accept and conclusively rely upon this Plan and Confirmation Order in lieu of a legal opinion regarding whether the QVC New Equity Interests to be issued under this Plan are exempt from registration and/or eligible for DTC, book-entry delivery, settlement, and depository (to the extent applicable). Notwithstanding anything to the contrary in this Plan, no Entity (including DTC, any nominee thereof and any transfer or similar agent for the QVC New Equity Interests) may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the QVC New Equity Interests to be issued under this Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

N.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (1) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the QVC New Equity Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit ABL Facility, the Syndicated Exit Financing, and the Takeback Debt, or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

O.	Employee Compensation and Benefits.

1.            Compensation and Benefits Programs.

Except as otherwise set forth herein, on the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall (a) assume all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees of such Debtors or (b) enter into new agreements with such employees on terms and conditions acceptable to the Debtors and such employees, and, in the case of any executive officer of the Reorganized QVC Debtors, on terms and conditions reasonably acceptable to the Required Consenting QVC Noteholders and Required Consenting RCF Lenders. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law.

Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans or awards, employee stock purchase plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests, which shall not constitute or be deemed to constitute Executory Contracts and which provisions shall be deemed terminated on the Effective Date; and (b) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the applicable beneficiary or beneficiaries.

A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to this Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided that any assumption of Compensation and Benefits Programs pursuant to this Plan or any of the Restructuring Transactions (including the disposition of, dissolution, winding down, or liquidating of the Reorganized LINTA Debtors and/or Reorganized QVCG) shall not (a) trigger or be deemed to trigger any provisions relating to any change of control, change in control, “approved transaction,” “board change,” “control transaction” or other same or similar term, including with respect to accelerated, immediate, or enhanced vesting, severance or termination, or similar provisions therein or (b) be deemed to constitute an involuntary or constructive termination or otherwise trigger or be deemed to trigger an event of “Good Reason” (or a term of like import), in each case, as a result of or in connection with the consummation of the Restructuring Transactions or any other transactions contemplated by this Plan, including with respect to any changes in corporate structure which will not, in and of itself, be deemed to result in an adverse change (or term of like import) to any employee’s employment (including, without limitation, any duties, authority or responsibilities of any employee); provided, further, that any “Good Reason” (or term of like import) resignation rights relating to a failure to provide any specific long-term or equity incentives (including, without limitation, under the Management Incentive Plan or otherwise) set forth in any Compensation and Benefits Program assumed pursuant to this Plan shall cease to apply, and no counterparty thereunder shall have any rights, claims or entitlements in connection with any such rights from and after the assumption of such Compensation and Benefits Program under this Plan. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

2.            Workers’ Compensation Programs.

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law.

P.	Director and Officer Liability Insurance.

Notwithstanding anything in this Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed.

In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy, to the extent set forth therein, for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

Q.	Management Incentive Plan.

Following the Effective Date, the New Board shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards to employees, directors, consultants, and/or other service providers of the Reorganized Debtors with respect to MIP Shares, as determined at the discretion of the compensation committee of the New Board. All grants of MIP Shares shall ratably dilute all QVC New Equity Interests issued pursuant to the Plan.

The terms and conditions, including with respect to participants, allocation, timing, and the form and structure of the equity or equity-based awards, shall be determined at the discretion of the compensation committee of the New Board following the Effective Date. Notwithstanding anything to the contrary in any employment agreement between any Debtor and any of its employees, or in any Compensation and Benefits Program, (x) the compensation committee of the New Board shall have the sole and absolute discretion to determine which participants will receive equity and/or equity-based awards of MIP Shares and their respective allocations, and (y) no current or former employee of any Debtor shall have any vested, contingent or other right to receive any equity and/or equity-based awards of MIP Shares except as and to the extent expressly determined by the compensation committee of the New Board. Without limiting the foregoing, the failure to grant any long-term incentive compensation target opportunity set forth in any employment agreement or Compensation and Benefits Program shall not constitute, give rise to, or be deemed to constitute “Good Reason” (or a term of like import) under any such agreement or program.

R.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of this Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof, which shall be released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. For the avoidance of doubt, any Causes of Action on the Schedule of Retained Causes of Action shall not be released pursuant to Article VIII hereof.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan (including the Plan Supplement), or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity, except as otherwise expressly provided in this Plan including Article VIII hereof.

Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed on or before thirty (30) days after the Effective Date. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objecting party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any retained Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Reorganized Debtor, except as otherwise expressly provided in this Plan, including Article VIII hereof, or pursuant to Bankruptcy Court order. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

S.	Release of Avoidance Actions.

On the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all Avoidance Actions against any Released Party, and the Debtors, the Reorganized Debtors, and any of their successors or assigns, and any Entity acting on behalf of the Debtors or the Reorganized Debtors shall be deemed to have waived the right to pursue any and all Avoidance Actions against any Released Party, except for Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors.

T.	Cashless Transactions.

Notwithstanding anything to the contrary set forth herein, the treatment of Claims, distributions, and other transactions contemplated hereby including, without limitation, the funding of the Exit ABL Facility and the Takeback Debt, if any, may, at the election of the applicable participating parties, be effectuated by netting or other form of cashless implementation.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, including the Plan Supplement, all Executory Contracts and Unexpired Leases that are not otherwise rejected shall be deemed assumed by the applicable Reorganized Debtor without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease was (a) previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable Debtors; (b) previously expired or terminated pursuant to its own terms; or (c) is the subject of a motion to reject such Executory Contract or Unexpired Lease that is pending on the Effective Date; or (d) is identified on the Rejected Executory Contracts and Unexpired Leases List.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in this Plan or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, neither the Restructuring Transactions nor any actions contemplated by this Plan shall be deemed a “change of control” or other acceleration event for purposes of any Executory Contract or Unexpired Lease of the Debtors. Notwithstanding anything to the contrary in this Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases List at any time through and including forty-five (45) days after the Effective Date. The inclusion or exclusion of a contract or lease on the Rejected Executory Contracts and Unexpired Leases List shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court no later than twenty-one (21) days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of this Plan, notwithstanding anything in a Proof of Claim to the contrary.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of this Plan and may be objected to in accordance with the provisions of Article VII of this Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the underlying agreements and/or the ordinary course of business among the parties thereto, as applicable; provided, however, that with respect to any Cure amount payable in connection with an assumption or assumption and assignment of an Executory Contract or an Unexpired Lease to which any of the LINTA Debtors is a party, such payment shall be payable by the Reorganized QVC Debtors and shall not be payable by any LINTA Debtor or any Reorganized LINTA Debtor, provided that the Required Consenting RCF Lenders and Required Consenting QVC Noteholders consent to such assumption or assumption and assignment. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure amount, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors and Reorganized Debtors, as applicable (with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders) (which consent shall not be unreasonably withheld, conditioned, or delayed), reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute.

Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and full payment of any applicable Cure pursuant to this Article V.C, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.C, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

To the extent applicable, the rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any applicable non-bankruptcy Law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases (if any).

D.	Indemnification Obligations.

To the fullest extent permitted under applicable Law (including being subject to the limitations of the Delaware General Corporation Law, including the limitations contained therein on a corporation’s ability to indemnify officers and directors), all indemnification obligations in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, board consents, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, creditors, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date, and (b) assumed by the Reorganized Debtors.

As to directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of each of the Debtors, as applicable, in each case to the extent that such Person or Entity was employed by any of the Debtors on the Petition Date, such indemnification provisions shall (1) not be discharged, impaired, or otherwise affected in any way, including by this Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced, or terminated after the Effective Date, and (4) survive the effectiveness of this Plan on terms no less favorable to such directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on, or after the Petition Date. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under this Plan and shall continue as obligations of the Reorganized Debtors.

For the avoidance of doubt, any of the foregoing indemnification obligations shall be borne by the Reorganized Debtors and shall not reduce or be funded from LINTA Distributable Cash.

E.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan. Unless otherwise provided in this Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies, and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

The Debtors and the Reorganized Debtors, as applicable, shall maintain tail coverage under any D&O Liability Insurance Policies for the six (6) year period following the Effective Date on terms no less favorable than under, and with an aggregate limit of liability no less than the aggregate limit of liability under, the D&O Liability Insurance Policies. In addition to such tail coverage, the D&O Liability Insurance Policies shall remain in place in the ordinary course during the Chapter 11 Cases.

F.	Reservation of Rights.

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable (with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders (which consent shall not be unreasonably withheld, conditioned, or delayed)), shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under this Plan.

G.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

H.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. For the avoidance of doubt, in no event shall any of the LINTA Debtors enter into any contact or lease after the Petition Date without the prior consent of the LINTA Ad Hoc Group.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Not less than five (5) Business Days prior to the anticipated Effective Date, the Debtors shall provide to the Ad Hoc Group Advisors reasonably detailed calculations of the QVC Distributable Cash, QVCG Distributable Cash, and LINTA Distributable Cash.

Unless otherwise provided in this Plan, on, or as soon as reasonably practicable thereafter, the Effective Date (or, if a Claim or Interest is not an Allowed Claim or Allowed Interest, as applicable, on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Interests in the applicable Class. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Notwithstanding the foregoing, (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (b) other Allowed Administrative Claims (other than Professional Fee Claims, QVC Restructuring Expenses, and LINTA Restructuring Expenses) against QVCG or the LINTA Debtors shall be paid from the applicable reserves established pursuant to Article VI.P of this Plan, and (c) Allowed Priority Tax Claims shall be paid in accordance with Article II.B of this Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy Law or in the ordinary course of business.

For the avoidance of doubt, prior to the anticipated Effective Date, the Debtors and the LINTA Noteholder Group shall agree on the time and manner of distribution of the LINTA Distributable Cash to the Holders of Allowed LINTA Note Claims.

B.	Disbursing Agent.

All distributions under this Plan shall be made by the Disbursing Agent on the Effective Date or as soon as reasonably practicable thereafter. Any distribution that is not made on the Initial Distribution Date or on any other date specified in the Plan because the QVCG Distributable Cash, the LINTA Distributable Cash, or the QVC Distributable Cash was not “distributable cash” as of such date shall be held by the Reorganized Debtors or the Disbursing Agent in reserve in accordance with this Plan, as applicable, and distributed on the next Subsequent Distribution Date. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions to any Disbursing Agent on behalf of the Holders of Claims listed on the Claims Register (or the designees of such Holders, as applicable) shall be deemed completed by the Debtors when received by such Disbursing Agent. Distributions under this Plan shall be made to any such Holders (or the designees of such Holders, as applicable) by the applicable Disbursing Agent.

Notwithstanding anything to the contrary herein, Holders shall only be permitted to designate designees to receive Distributions under this Plan to the extent such designations, individually or in the aggregate, will not, as determined by the Debtors in good faith, adversely affect the listing of QVC New Equity Interests on a National Exchange as described in Article IV.E.2.

C.	Rights and Powers of Disbursing Agent.

1.            Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.            Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent (including the Agents/Trustees) on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent, shall be paid in Cash by the applicable Reorganized Debtor with such amount to be reserved or paid prior to calculating the QVC Distributable Cash, QVCG Distributable Cash, and LINTA Distributable Cash, as applicable; provided that Reorganized QVC shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the QVC Debtors, Reorganized QVCG shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against QVCG, the Reorganized LINTA Debtors shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the LINTA Debtors, and the Reorganized CBI Debtors shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the CBI Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.            Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date (or the designees of such Holders, as applicable). Unless otherwise provided in a Final Order from the Bankruptcy Court, if a Claim, other than one based on a Security that is traded on a recognized securities exchange, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.            Delivery of Distributions in General.

Except as otherwise provided herein or in the Plan Supplement, the Disbursing Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date; (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

For the avoidance of doubt, the Distribution Record Date shall not apply to Securities held through DTC, which shall receive distributions in accordance with the applicable procedures of DTC.

3.            No Fractional Distributions.

No fractional shares of QVC New Equity Interests or Takeback Debt, if in the form of notes, shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim, as applicable, would otherwise result in the issuance of a number of shares of QVC New Equity Interests that is not a whole number, the actual distribution of shares of QVC New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of QVC New Equity Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding. The Takeback Debt, if in the form of notes, shall be rounded down, in accordance with the indenture’s minimum denominations and multiples requirements, and no consideration shall be provided in lieu of such rounding down. The DTC shall be considered a single holder for distribution purposes. In the event that elections are to be made within DTC, distributions will be made at the beneficial owner level in accordance with the elections received thereto. The Debtors reserve the right to adjust the rounding conventions discussed herein, including the methods used for allocating through DTC.

4.            Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests or its designee (as applicable) is returned as undeliverable, no distribution to such Holder or its designee (as applicable) shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder or its designee (as applicable) without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized QVC Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and, to the extent such unclaimed distribution is comprised of QVC New Equity Interests, such QVC New Equity Interests shall be cancelled. The Claim of any Holder of Claims to such property or interest in property shall be cancelled, released, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property Laws, or any provisions in any document governing the distribution of such unclaimed property.

E.	Surrender of Cancelled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.H hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any Non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the Non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for the purposes of allowing Holders to receive distributions under this Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in this Plan, the foregoing shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under this Plan.

F.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check, automated clearing house (ACH), or wire transfer or as otherwise required or provided in applicable agreements.

G.	Indefeasible Distributions.

Any and all distributions made under this Plan shall be indefeasible and not subject to clawback or turnover provisions.

H.	Compliance with Tax Requirements.

In connection with this Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

I.	Allocations.

Distributions in respect of Allowed Claims shall be, with respect to each specific Claim, allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

K.	No Double Payment of Claims.

To the extent that a Claim is Allowed against more than one Debtor’s Estate, there shall only be a single recovery on account of that Allowed Claim. No Holder of an Allowed Claim shall be entitled to receive more than one payment in full of its Allowed Claim, and each Claim shall be administered and treated in the manner provided by this Plan only until payment in full on that Allowed Claim.

L.	Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than United States dollars and, for purposes of determining QVC Distributable Cash, QVCG Distributable Cash, or LINTA Distributable Cash, any Cash held in currency other than United States dollars, shall be automatically deemed converted to the equivalent United States dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date.

M.	Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

N.	LINTA and QVCG Distributions and Dissolution.

1.            Reorganized LINTA Debtors.

Unless otherwise provided in the Restructuring Steps Plan, or with the consent of the Required Consenting Stakeholders, the Reorganized LINTA Debtors shall be disposed of, dissolved, wound down, or liquidated as soon as reasonably practicable after (i) the Administrative Claims Bar Date has passed, (ii) all Administrative Claims against the LINTA Debtors have been released, settled, compromised, discharged, satisfied, or otherwise resolved (which settlement, compromise, discharge, or other resolution, for the avoidance of doubt, shall be subject to consent by the LINTA Noteholder Group; provided that such claim must be satisfied as required under the Bankruptcy Code), and (iii) all remaining Cash and other assets held by the LINTA Debtors have been distributed as set forth herein, including in Article III.B and the Intercompany Settlement set forth in Article IV.B.

From the Effective Date to the date the Reorganized LINTA Debtors are disposed of, dissolved, wound down, or liquidated, expenses incurred by the Reorganized LINTA Debtors in connection with such disposition, dissolution, wind down or liquidation shall be paid by the Reorganized QVC Debtors as such expenses are incurred and without the need for Bankruptcy Court approval. The distribution of LINTA Distributable Cash shall be made on the Effective Date, subject to any Cash Reserves agreed by the LINTA Noteholder Group and the Debtors, and as set forth in Article VI.P

2.            Reorganized QVCG.

Unless otherwise provided in the Restructuring Steps Plan or with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders, Reorganized QVCG shall be disposed of, dissolved, wound down, or liquidated as soon as reasonably practicable after (i) the Administrative Claims Bar Date has passed, (ii) all Administrative Claims against QVCG have been released, settled, compromised, discharged, satisfied, or otherwise resolved and all remaining Cash held by QVCG has been distributed to Reorganized QVC pursuant to the QVC-QVCG Settlement Claim and (ii) the tax returns for the tax year in which the Effective Date occurs for QVCG (and its consolidated subsidiaries for U.S. federal, and applicable state or local, tax purposes) and any prior tax years have been filed or sufficient arrangements have been made to ensure such tax returns are prepared and filed.

From the Effective Date to the date Reorganized QVCG is disposed of, dissolved, wound down, or liquidated, expenses incurred by Reorganized QVCG shall be paid by Reorganized QVC as such expenses are incurred and without the need for Bankruptcy Court approval. For the avoidance of doubt, no distributions shall be made from QVCG until all Administrative Claims against QVCG have been either paid in full or reserved for, on or prior to the Effective Date, in accordance with Article VI.P of this Plan.

O.	Claims Paid or Payable by Third Parties.

1.            Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within five (5) Business Days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the five (5) Business Day grace period specified above until the amount is fully repaid.

2.            Claims Payable by Third Parties.

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or is found liable for satisfying in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.            Applicability of Insurance Policies.

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article III of this Plan), nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

P.	Cash Reserves.

On or prior to the Effective Date, each of QVCG and the LINTA Debtors (and with respect to the LINTA Debtors, with the consent of the LINTA Noteholder Group, and with respect to Cash Reserves for the Administrative Claims against the LINTA Debtors, such consent not to be unreasonably withheld, conditioned, or delayed) shall be authorized and directed to establish respective Cash reserves to satisfy (i) Administrative Claims (other than Professional Fee Claims and QVC Restructuring Expenses) that are reasonably expected to be paid after the Effective Date in accordance with Article II.A, (ii) Other Priority Claims, (iii) Other Secured Claims, (iv) General Unsecured Claims, (v) fees and expenses the Reorganized LINTA Debtors and Reorganized QVCG anticipate owing pursuant to section 1930 of the Judicial Code, and (vi) as to the LINTA Debtors, LINTA Restructuring Expenses. Amounts remaining in such reserves, if any, after the payment of all applicable Allowed Administrative Claims, General Unsecured Claims and fees shall promptly be transferred to QVCG or the LINTA Debtors, as applicable, without any further notice to, action, order, or approval of the Bankruptcy Court and shall, (i) solely in the case of QVCG, constitute Distributable Cash, and (ii) solely in the case of the LINTA Debtors, constitute LINTA Distributable Cash.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims Process.

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan, Holders of Claims, other than (i) Holders of Administrative Claims against QVCG or the LINTA Debtors and (ii) Holders of Claims arising on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B, need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable; provided, that any such determination, adjudication or resolution of any dispute with respect to any Claim asserted against the LINTA Debtors shall be subject to the consent of the LINTA Noteholder Group.

Holders of Administrative Claims against QVCG or the LINTA Debtors must file any applications for Administrative Claims as set forth in Article II.A. Any resolution regarding the allowance and payment of any Administrative Claims asserted against the LINTA Debtors shall be subject to the consent of the LINTA Noteholder Group (such consent not to be unreasonably withheld, conditioned, or delayed).

All Proofs of Claim Filed in these Chapter 11 Cases (other than applications for Administrative Claims Filed regarding QVCG or the LINTA Debtors or Proofs of Claim related to the rejection of an Executory Contract or Unexpired Lease) shall be considered objected to and Disputed without further action by the Debtors or Reorganized Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as explicitly provided herein. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court shall in all cases be determined by the Bankruptcy Court.

Notwithstanding the foregoing, Entities must File Cure objections as set forth in Article V.C of this Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Allowance of Claims.

After the Effective Date and subject to the terms of this Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors, with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders (which consent shall not be unreasonably withheld, conditioned, or delayed), may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law.

C.	Claims Administration Responsibilities.

Except as otherwise specifically provided in this Plan, and with respect to any Claims asserted against the LINTA Debtors subject to the consent of the LINTA Noteholder Group, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to this Plan.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy Law. If the Debtors or Reorganized Debtors, as applicable, dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all Claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. For the avoidance of doubt, any dispute or objection to any General Unsecured Claim asserted against the LINTA Debtors and any resolution thereof shall require the consent of the LINTA Noteholder Group.

D.	Estimation of Claims.

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to), with the consent of the LINTA Noteholder Group (solely with respect to the LINTA Debtors), at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) calendar days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.

E.	Adjustment to Claims without Objection.

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to this Plan) on the Claims Register by the Debtors or Reorganized Debtors or the Solicitation Agent without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

F.	Disallowance of Claims.

Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII, all Claims of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	No Distributions Pending Allowance.

Notwithstanding any other provision of this Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount pending resolution of the dispute.

H.	Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest to be paid on account of such Claim.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan or the Plan Supplement, the distributions, rights, and treatment that are provided herein shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted this Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and no longer continuing as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by this Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Interests (other than any Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property.

B.	Release of Liens.

Except as otherwise provided in the New Debt Documents, this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents of such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, as soon as practicable on or after the Effective Date, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take any and all steps as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. All fees and costs incurred by any Holder of any Claim, the RCF Agent, the QVC Notes Trustee, or the DIP LC Agent in connection with the release of liens pursuant to this Plan, shall be reimbursed by the applicable QVC Debtors or Reorganized QVC Debtors, as applicable, in full in Cash on or following the Effective Date as applicable.

C.	Releases by the Debtors.

Except as otherwise provided in this Plan or the Confirmation Order to the contrary, and subject to the completion of each of those certain investigations commenced by, and under the direction and authority of, each of the Disinterested Directors of QVCG, LINTA, QVC, and CBI, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement or otherwise that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the Debtors’ capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the DIP LC Credit Agreement, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to file the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Intercompany Settlement, the QVC New Equity Interests, the New Organizational Documents, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, this Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with any of the foregoing or any Restructuring Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement, or this Plan, the solicitation of votes with respect to this Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of this Plan and the Restructuring Transactions, or the distribution of property under this Plan or any other related agreement, including the issuance or distribution of Securities pursuant to this Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action identified in the Schedule of Retained Causes of Action; (b) any post-Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement this Plan or any claim or obligation arising under this Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing this Plan; (b) a good faith settlement and compromise of the Claims and Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release, other than as specified above.

D.	Releases by the Releasing Parties.

Except as otherwise provided in this Plan or the Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, in each case except for claims arising under, or preserved by, this Plan, to the fullest extent permitted under applicable law, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and every Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the Debtors’ capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the DIP LC Credit Agreement, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to file the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Intercompany Settlement, the QVC New Equity Interests, the New Organizational Documents, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, this Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with any of the foregoing or any Restructuring Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement, or this Plan, the solicitation of votes with respect to this Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of this Plan and the Restructuring Transactions, or the distribution of property under this Plan or any other related agreement, including the issuance or distribution of Securities pursuant to this Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) the rights of any Holder of an Allowed Claim or Allowed Interest (as applicable) to receive distributions under the Plan; (b) any post-Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement this Plan or any claim or obligation arising under this Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing this Plan; (d) a good faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release, other than as specified above.

E.	Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action and any claim arising from or related to any act or omission occurring from the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Definitive Documents, the QVC New Equity Interests, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, this Plan, the Plan Supplement, the Restructuring Transactions, or any wind-down transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with the foregoing, any Avoidance Actions, the pursuit of Confirmation, the pursuit of consummation of the Restructuring Transactions, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date, except for claims or Causes of Action arising out of or related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.

The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and other applicable Laws, regulations, or rules protecting such Exculpated Parties from liability. In addition, notwithstanding the foregoing, the exculpation shall not release any obligation or liability of any Entity for any post-Effective Date obligation under the Plan or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Solely with respect to the exculpation provisions, notwithstanding anything to the contrary in this Plan, each of the 1125(e) Exculpation Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan.

F.	Injunction.

Except as otherwise expressly provided in this Plan or in the Confirmation Order, or for obligations or distributions issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, liabilities, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such released Claims, Interests, liabilities, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action unless such Holder has timely Filed a motion expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action released or settled pursuant to this Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to this Plan (as may be amended, restated, supplemented, or otherwise modified from time to time), shall be deemed to have consented to the injunction provisions set forth in this Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Exculpated Parties, or the 1125(e) Exculpation Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, in whole or in part, a claim or Cause of Action, as applicable, subject to the release and exculpation provisions of Article VIII hereof, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim not released or subject to exculpation under this Plan, and (b) specifically authorizing such Entity to bring such claim or Cause of Action, as applicable, against any such Exculpated Party, or 1125(e) Exculpation Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

Notwithstanding anything to the contrary in the foregoing, the injunctions set forth above do not enjoin Claims or Causes of Action against the Exculpated Parties or the Released Parties, as applicable, that relate to (a) the rights of any Holder of an Allowed Claim or Allowed Interest (as applicable) to receive distributions under the Plan; (b) any post-Plan Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement), executed to implement this Plan or any claim or obligation arising under this Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

G.	Waiver of Statutory Limitations on Releases.

Each Releasing Party in each of the releases contained in this Plan expressly acknowledges that although ordinarily a general release may not extend to Claims that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

H.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

J.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THe PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B:

1.	the RSA shall be in full force and effect and shall not have been validly terminated as to the RCF Lender Group signatory thereto, the QVC Noteholder Group signatory thereto, and the LINTA Noteholder Group signatory thereto, and there shall be no breach thereunder that would, after the expiration of any applicable notice or cure period, give rise to a right to terminate the RSA as to the RCF Lender Group signatory thereto, the QVC Noteholder Group signatory thereto, or the LINTA Noteholder Group signatory thereto;

2.	the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or otherwise modified;

3.	the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein, shall have been Filed pursuant to this Plan;

4.	the final versions of all Definitive Documents shall (i) be consistent with the RSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the RSA and (ii) have been executed or deemed executed and delivered by each party thereto, and all conditions precedent related thereto shall have been satisfied or waived by the party or parties entitled to waive them (other than those relating to the occurrence of the Effective Date);

5.	the New Debt Documents shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit ABL Facility, the Syndicated Exit Financing, and the Takeback Debt, respectively, if applicable, shall have been satisfied or duly waived in writing in accordance with the terms thereof;

6.	the Professional Fee Escrow Account shall have been opened and funded with the Professional Fee Reserve Amount, in each case in accordance with the Professional Fee and Restructuring Expense Allocation, and all Professional Fee Claims shall have been either paid in full in Cash or the Professional Fee Reserve Amount shall have been placed in the Professional Fee Escrow Account, pending the approval of such Professional Fee Claims by the Bankruptcy Court;

7.	all of the Disinterested Director Fee Claims shall have been paid in full in Cash and in accordance with the terms of this Plan;

8.	all accrued and unpaid QVC Restructuring Expenses and LINTA Restructuring Expenses shall have been paid in full in Cash and in accordance with the RSA and the terms of this Plan;

9.	no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing, or prohibiting the consummation of the Restructuring Transactions or any of the Definitive Documents;

10.	all material insurance policies of the Debtors shall remain in full force and effect;

11.	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan;

12.	the Debtors shall have otherwise consummated (or substantially concurrently with the Effective Date, shall otherwise consummate) the applicable Restructuring Transactions in a manner consistent in all respects with the Plan and the RSA.

For the avoidance of doubt, the conditions precedent to the Effective Date enumerated above shall apply to each Debtor on an individual basis, and the Effective Date for any individual Debtor may occur prior to the Effective Date of any other individual Debtor.

B.	Waiver of Conditions.

Subject to the terms of the RSA and the consent rights set forth therein, any one or more of the Conditions Precedent may be waived by the Debtors with the prior written consent of the Required Consenting Stakeholders (provided that the prior written consent of the Required Consenting LINTA Noteholders shall not be required with respect to the condition set forth in Article IX.A.3 (unless it affects the treatment or economic recovery of the LINTA Notes Claim), Article IX.A.4 (unless it affects the treatment or economic recovery), Article IX.A.5, Article IX.A.6, Article IX.A.10 without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to consummate the Plan.

C.	Substantial Consummation.

“Substantial consummation” of this Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.	Effect of Failure of Conditions.

If Consummation does not occur as to any particular Debtor, (i) this Plan shall be null and void in all respects; (ii) any settlement (including the Intercompany Settlement) or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the applicable Debtors or any Holder of Claims or Interests of any Claim or Interest against such Debtor; (2) prejudice in any manner the rights of such Debtor, any Holders of Claims against or Interests in such Debtor, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtor, any Holders of Claims against or Interests in such Debtor, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF This PLAN

A.	Modification and Amendments.

Subject to the terms of the RSA and the consent rights set forth therein, except as otherwise specifically provided in this Plan, the Debtors reserve the right to modify this Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

Subject to the terms of the RSA and the consent rights set forth therein, each Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If any Debtor revokes or withdraws this Plan, or if Confirmation or Consummation does not occur as to any particular Debtor, then: (1) this Plan shall be null and void in all respects as to such Debtor; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain, and including the allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void as to such Debtor; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims against or Interests in such Debtor or Causes of Action of or against such Debtor; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

3.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.	ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished (as applicable) pursuant to the provisions of this Plan;

5.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.	enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement, including the RSA;

8.	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan or otherwise in connection with the Chapter 11 Cases;

10.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with consummation or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

11.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, releases, injunctions, discharges, exculpations, and other provisions contained in this Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, exculpations, and other provisions;

12.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.O hereof;

13.	enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.	determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection therewith;

15.	enter an order concluding or closing the Chapter 11 Cases;

16.	adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated herein;

17.	consider any modifications of this Plan, to Cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

20.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date;

22.	enforce all orders previously entered by the Bankruptcy Court; and

23.	hear any other matter not inconsistent with the Bankruptcy Code.

As of the Effective Date, notwithstanding anything in this Article IX to the contrary, the New Organizational Documents and the New Debt Documents shall be governed by the jurisdictional, forum selection, or dispute resolution clauses therein, and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests (a) are Impaired or Unimpaired, (b) have, or are deemed to have, accepted this Plan, or (c) failed to vote to accept or reject this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims or Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan.

B.	Additional Documents.

Subject to and in accordance with the RSA, on or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

C.	Payment of Statutory Fees.

All fees due and payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the applicable Reorganized Debtors (or the Disbursing Agent on behalf of each of the applicable Reorganized Debtors) solely with respect to such Reorganized Debtor’s liability thereunder for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

E.	Reservation of Rights.

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, Related Party, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by email) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, addressed as follows:

1.            if to the Debtors, to:

QVC Group, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380
Attention:	Bill Wafford, Chief Administrative Officer and Chief Financial Officer,
Eve DelSoldo, Executive Vice President and General Counsel
E-mail address:	[***]
[***]

- and –

Kirkland & Ellis LLP,
601 Lexington Avenue
New York, New York 10022
Attention.:	Joshua A. Sussberg, P.C.
Aparna Yenamandra, P.C.
E-mail address:	joshua.sussberg@kirkland.com
aparna.yenamandra@kirkland.com

Kirkland & Ellis LLP,
333 W Wolf Point Plaza
Chicago, IL 60654
Attention.:	Chad J. Husnick, P.C.
Gabriela Z. Hensley
E-mail address:	chad.husnick@kirkland.com
gabriela.hensley@kirkland.com
- and –

Gray Reed
1300 Post Oak Blvd.
Suite 2000
Houston, TX 77056
Attention:	Jason S. Brookner
Lydia R. Webb
E-mail address:	jbrookner@grayreed.com,
lwebb@grayreed.com

2.            if to the LINTA Noteholder Group:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036
Attention:	Philip C. Dublin
Brad M. Kahn
E-mail address:	pdublin@akingump.com
bkahn@akingump.com

3.            if to the QVC Noteholder Group:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	Damian S. Schaible
Angela M. Libby
Aryeh Ethan Falk
E-mail address:	damian.schaible@davispolk.com
angela.libby@davispolk.com
aryeh.falk@davispolk.com

4.            if to the RCF Lender Group:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Nicholas Baker
Moshe A. Fink
Zachary Weiner
E-mail address:	nbaker@stblaw.com
moshe.fink@stblaw.com
zachary.weiner@stblaw.com

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect from and after the Effective Date in accordance with their terms.

I.	Entire Agreement.

Except as otherwise indicated and without limiting the effectiveness of the RSA, this Plan (including the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

J.	Exhibits.

All exhibits and documents included in the Plan Supplement are an integral part of this Plan and are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://restructuring.ra.kroll.com/QVC or the Bankruptcy Court’s website at https://www.txs.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the Plan Supplement exhibit or document shall control (unless stated otherwise in such Plan Supplement exhibit or document or in the Confirmation Order).

K.	Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be reasonably acceptable to the Debtors, the Required Consenting QVC Noteholders and Required Consenting RCF Lenders, and solely to the extent it affects the treatment of economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors, the Required Consenting QVC Noteholders, and Required Consenting RCF Lenders, and solely to the extent it affects the treatment of economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Exculpated Parties, the 1125(e) Exculpation Parties, the directors and officers of any of the Debtors, each of the Debtors and Reorganized Debtors, and with respect to the foregoing, the Related Parties thereto will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan and any previous plan, and, therefore, no such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan.

M.	Closing of Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases, as determined by the Reorganized Debtors, and all contested matters (if any) relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. Furthermore, the Solicitation Agent is authorized to destroy all paper/hardcopy records related to this matter two (2) years after the Effective Date has occurred.

N.	Waiver or Estoppel.

On the Effective Date, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of page intentionally left blank.]

Dated: April 16, 2026

Respectfully submitted,

QVC Group, Inc.
on behalf of itself and each of the other Debtors.

By:	/s/ Bill Wafford
Name:	Bill Wafford
Title:	Chief Financial Officer & Chief Administrative Officer

EXHIBIT C

Takeback Debt Term Sheet

QVC, INC.

$1,275.0 MILLION SENIOR SECURED
TAKEBACK TERM LOAN FACILITY AND SECURED NOTES

TERM SHEET

This summary of principal terms and conditions (this “Takeback Debt Term Sheet”) sets forth the principal terms of the senior secured term loan credit facility (the “Takeback Term Loan Facility” and the loans provided pursuant to such facility, the “Takeback Term Loans”) and the senior secured notes (the “Takeback Notes” and together with the Takeback Term Loan Facility, the “Takeback Term Loan Facility and Notes”; the credit agreement evidencing the Takeback Term Loan Facility, the “Takeback Credit Agreement”, and the indenture pursuant to which the Takeback Notes are to be issued, the “Takeback Indenture”, each of which shall be a Takeback Debt Document) to be entered into by the Company and each of the Guarantors (each as defined herein). The Takeback Debt Documents shall be in form and substance consistent with this Takeback Debt Term Sheet.

This Takeback Debt Term Sheet does not attempt to describe all of the terms, conditions, and requirements that would pertain to the financing or issuance described herein, which shall be set forth in the respective final Takeback Debt Documents, but rather is intended to be a summary outline of the material terms of such financing or issuance. Capitalized terms used and not defined herein have the meanings as defined in the Restructuring Support Agreement to which this Takeback Debt Term Sheet is attached as Exhibit C or the Plan.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower/Issuer:	QVC, Inc., a Delaware corporation, as reorganized pursuant to the Restructuring Transactions, or any successor entity thereto reasonably acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders on the Takeback Closing Date (the “Company”).
Guarantors:	Each of the Company’s direct and indirect wholly-owned domestic subsidiaries subject to certain customary exceptions to be agreed and otherwise acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders (collectively, the “Guarantors” and, together with the Company, the “Loan Parties”). The Company, the Required Consenting RCF Lenders and the Required Consenting QVC Noteholders agree to discuss in good faith the inclusion of (i) certain direct and indirect wholly-owned foreign subsidiaries of the Company as Guarantors and/or (ii) a “negative pledge” with respect to liens on property of foreign subsidiaries of the Company. All obligations of the Company under the Takeback Term Loan Facility and Notes will be unconditionally guaranteed on a joint and several basis by the Guarantors. No Guarantor shall be released from its guarantee obligations by virtue of becoming excluded from the guarantee requirements unless such Guarantor became excluded as a result of a bona fide commercial transaction with a non-Affiliate in which the primary intent was not to cause the release of the guarantee obligations.
Administrative Agent, Collateral Agent, and Trustee:	An entity acceptable to the Loan Parties and the Required Consenting RCF Lenders, as administrative agent and collateral agent under the Takeback Credit Agreement (in such capacity, the “Takeback Term Loan Facility Agent”).

An entity acceptable to the Loan Parties and the Required Consenting QVC Noteholders, as trustee and collateral agent under the Takeback Indenture (in such capacity, the “Takeback Trustee”).
Takeback Debt Creditors:	Each holder of a QVC Notes Claim and/or an RCF Claim (or any designee or affiliated, managed or co-managed or related fund or institution of the foregoing, collectively, the “Takeback Debt Creditors”).
Takeback Term Loan Facility and Notes:

A senior secured term loan facility and senior secured notes in an aggregate principal amount of $1,275.0 million consisting of, at the election of each Takeback Debt Creditor:

(i)             the Takeback Term Loans, to be provided or caused to be provided by the Takeback Debt Creditors on the Takeback Closing Date; and

(ii)            the Takeback Notes to be issued or caused to be issued to the Takeback Debt Creditors on the Takeback Closing Date;

provided, that, (i) unless the holder of an RCF Claim affirmatively elects otherwise, each holder of an RCF Claim will be deemed to have elected Takeback Debt in the form of Takeback Term Loans on account of such RCF Claim and (ii) unless the holder of a QVC Notes Claim affirmatively elects otherwise, each holder of a QVC Notes Claim will be deemed to have elected Takeback Debt in the form of Takeback Notes on account of such QVC Notes Claim.

In addition, as set forth in the Plan, the Company shall obtain a new Exit ABL Facility for up to $750.0 million. The Exit ABL Facility shall be on terms acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders. In the event that the Exit ABL Facility does not contain a “minimum draw” requirement, the aggregate principal amount of the Takeback Term Loan Facility and Notes shall be increased to $1,325.0 million.

Use of Proceeds:	N/A
Term:	The Sixth (6th) anniversary of the Takeback Closing Date (the “Maturity Date”).
Amortization:	None.
Documentation Principles:	The Takeback Debt Documents will contain mandatory prepayments, representations, warranties, conditions to borrowing/issuance, guarantee and collateral provisions, affirmative, negative covenants and events of default and other provisions set forth or referred to in this Takeback Term Sheet or, if not set forth or referred to in this Takeback Debt Term Sheet, customary for facilities of this type to be agreed and reflecting (i) the terms of this Takeback Debt Term Sheet, (ii) the Restructuring Transactions and the nature of the Takeback Term Loan Facility and Notes as an exit financing with no junior lien tranche, and (iii) baskets and thresholds based on the capital structure of the Company and its subsidiaries to be agreed and reflecting the operational needs of the Company and its subsidiaries and acceptable to the Loan Parties, the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders as of the Takeback Closing Date (collectively, the “Documentation Principles”).

Security and Priority:

The obligations under the Takeback Debt Documents shall be secured by a first priority lien on all property of the Loan Parties (the “Collateral”), except with respect to any “ABL Priority Collateral” (to be defined in a customary manner reasonably acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders) and a second priority lien on the ABL Priority Collateral, in each case subject to exceptions and exclusions to be agreed.

The Takeback Term Loan Facility and Takeback Notes shall be secured by the Collateral on a pari passu basis and be subject to an intercreditor agreement on terms customary for facilities of this type and as may be agreed by the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders and shall rank equal in payment priority and lien priority in all respects with the holders of a majority of the Takeback Term Loans and Takeback Notes, voting as a single class, controlling consent rights, including in connection with a DIP financing (subject to certain heightened voting thresholds and terms to be agreed), cash collateral or 363 sale.

The Exit ABL Facility, the Takeback Term Loan Facility, and the Takeback Notes will be subject to a “crossing-lien” intercreditor agreement on terms customary for facilities of this type and as may be agreed by the Loan Parties, the Required

Consenting QVC Noteholders and the Required Consenting RCF Lenders.

Interest:	Interest on the Takeback Term Loan Facility and Notes shall be payable in cash at the end of each applicable interest period, and in any event, no less than quarterly. Interest on the outstanding principal amount of the Takeback Notes shall accrue at a rate per annum equal to 10.00% and, with respect to the Takeback Term Loans, accrue at a floating rate equal to the sum of Term SOFR (to be defined in a customary manner) plus a margin determined in a manner to be agreed to result in an all-in interest rate as of the Takeback Closing Date equal to 10.00% per annum.
Default Interest:	During the continuance of a payment or bankruptcy event of default, all overdue amounts under the Takeback Term Loan Facility and Takeback Notes will bear interest at the rate that is otherwise applicable thereto plus 2.00%. Default interest shall be payable in cash on demand.
Mandatory Prepayments:

The Takeback Debt Documents shall contain the mandatory prepayment provisions below (it being agreed and understood that in no event shall an “excess cash flow sweep” or similar mandatory prepayment be included):

Subject to customary thresholds and exclusions to be agreed, the following amounts received by the Company and its subsidiaries shall be applied to prepay the Takeback Term Loan Facility and offer to repurchase the Takeback Notes at par, on a pro rata basis, in each case, as follows:

(A)       100% of the net cash proceeds from the issuance or incurrence of post-petition indebtedness not permitted by the Takeback Credit Agreement or Takeback Indenture, as applicable; and

(B)       100% of the net cash proceeds of any asset sales and casualty events (other than (a) dispositions in the ordinary course of business, (b) the disposition of that certain HSN owned real property in St. Petersburg, Florida, and (c) other exceptions to be mutually agreed by the Required Consenting QVC Noteholders and the Required Consenting

RCF Lenders), in excess of an amount to be agreed for each such asset sale or casualty event or series of related asset sales or casualty events (in each case, with only the amount in excess of such amount being required to repay the Takeback Term Loan Facility and the Takeback Notes); provided, that the foregoing mandatory prepayment shall be subject to reinvestment rights to be agreed.

Upon the occurrence of a Change of Control (to be defined in a manner acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders), the Company will be required to make an offer to purchase all of the Takeback Notes then outstanding at a purchase price of 100% of the principal amount of the Takeback Notes plus accrued and unpaid interest thereon to the repurchase date. A Change of Control shall constitute an Event of Default under the Takeback Term Loan Facility.

Call Protection:	None.
Conditions Precedent to the Closing Date:	The closing date (the “Takeback Closing Date”) under the Takeback Term Loan Facility and Takeback Notes shall be subject to customary conditions which are satisfactory to the Required Consenting QVC Noteholders (unless waived by the Required Consenting QVC Noteholders) and the Required Consenting RCF Lenders (unless waived by the Required Consenting RCF Lenders), including, without limitation, (i) execution and delivery by the Loan Parties of the Takeback Debt Documents, (ii) delivery of customary legal opinions by counsel to the Company and other closing deliverables, (iii) the Bankruptcy Court shall have entered the Confirmation Order consistent with the Restructuring Support Agreement and such order shall be a Final Order, (iv) the Restructuring Transactions shall have been, or shall be substantially consummated in accordance with the Chapter 11 Plan and in a manner that is consistent with the Restructuring Support Agreement in all respects, (v) the Exit ABL Facility shall have been duly executed and delivered and be in full force and effect, and (vi) the payment of all of the reasonable and documented fees and expenses of the QVC Notes Professionals and the RCF Lender Professionals payable under the Restructuring Support Agreement.
Representations and Warranties:	Consistent with the Documentation Principles.
Reporting Covenants, Affirmative Covenants and Negative Covenants:

Covenants will be consistent with the Documentation Principles and include reporting covenants, other affirmative covenants (including with respect to maintenance of material insurance policies) and negative covenants (and which, for the avoidance of doubt, shall permit loans under the Exit ABL Facility up to an aggregate principal amount of $750.0 million, on terms acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders).

In addition, the negative covenants in the Takeback Debt Documents shall include a Liability Management Transaction covenant (the “LMT Covenant”) that does not permit the Company to, and shall not permit any of its subsidiaries to, enter into any Liability Management Transaction; provided, however, the Company and its subsidiaries shall be permitted to enter into a Liability Management Transaction (i) solely to the extent that 66.67% of the holders under the Takeback Term Loan Facility and Takeback Notes consent to such transaction and (ii) so long as each Takeback Debt

Creditor is offered a bona fide right to participate in such transaction, on a pro rata basis, on not less than fifteen (15) Business Days’ notice prior to the deadline to so elect.

“Liability Management Transaction” shall be defined in a manner acceptable to the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders.

The Company will be required to use commercially reasonable efforts to obtain public facility ratings for the Takeback Term Loan Facility and Takeback Notes (but not any specific rating) from S&P and Moody’s no later than the date that is forty-five (45) days after the Takeback Closing Date.

Events of Default:	The Takeback Debt Documents will contain events of default that are consistent with the Documentation Principles (each, an “Event of Default”).
Indemnification and Expenses:	Consistent with the Documentation Principles.
Assignments and Participations:	Consistent with the Documentation Principles.
Amendments; Modifications; Waivers or Consents:	To be agreed.
Delivery of Takeback Notes

DTC; the Company will obtain one or more CUSIP numbers for the Takeback Notes and make the Takeback Notes DTC eligible, represented by permanent global notes in fully registered form without interest coupons and to deposit them with the Takeback Trustee as a custodian for DTC, as depositary, and register them in the name of a nominee of such depositary, and make them freely tradable, subject to securities law.

The Company shall not be required to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to the initial issuance or any resale of the Takeback Notes and shall not be required to commence an offer to exchange the Takeback Notes for SEC registered notes or other notes.

The Takeback Indenture will not be qualified under, or required to comply with the provisions of, the United States Trust Indenture Act of 1939 (as amended from time to time).

Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York
Syndicated Exit Financing

Following the Petition Date, and subject to any tax considerations to be discussed in good faith, the Company shall commence, at such time as shall be determined upon consultation by the Company (i) if during the period following the Petition Date but prior to the Effective Date, with the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders and (ii) if during the period following the Effective

Date, with a member of the Company’s post-Effective Date board of directors identified to the Company by the Required Consenting QVC Noteholders at or prior to the Effective Date (the “Noteholder Representative”) and a member of the Company’s post-Effective Date board of directors identified to the Company by the Required Consenting RCF Lenders at or prior to the Effective Date (the “RCF Representative”), a process to obtain the Syndicated Exit Financing and in any event the Company shall complete the process for obtaining the Syndicated Exit Financing within six (6) months of the Effective Date. The Company shall regularly consult (i) during the period following the Petition Date but prior to the Effective Date, with the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders and (ii) during the period following the Effective Date, with the Noteholder Representative and the RCF Representative, on the status of the Syndicated Exit Financing process and give due consideration to any feedback or comments therefrom on the process and the potential terms of the Syndicated Exit Financing. The terms of any Syndicated Exit Financing shall be acceptable to the Company and, if consummated prior to the Effective Date, the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders. The process to obtain any Syndicated Exit Financing shall be terminated or withdrawn by the Company at any time (i) during the period following the Petition Date but prior to the Effective Date, upon the direction of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders and (ii) during the period following the Effective Date, upon the direction of each of the Noteholder Representative and the RCF Representative.
Counsel to Takeback Debt Creditors (Required Consenting QVC Noteholders):	Davis Polk & Wardwell LLP
Counsel to Takeback Debt Creditors (Required Consenting RCF Lenders):	Simpson Thacher & Bartlett LLP
Counsel to Takeback Term Loan Facility Agent and Takeback Trustee:	To be mutually agreed.

EXHIBIT D

DIP LC Facility Term Sheet

QVC, INC.

$300.0 MILLION

DIP LC FACILITY TERM SHEET

This summary of principal terms and conditions (this “DIP LC Facility Term Sheet”) sets forth the principal terms of the DIP LC Facility to be entered into by the Borrower.

This DIP LC Facility Term Sheet does not attempt to describe all of the terms, conditions, and requirements that would pertain to the financing or issuance described herein, which shall be set forth in the final DIP LC Credit Agreement, but rather is intended to be a summary outline of the material terms of such financing or issuance. Capitalized terms used and not defined herein have the meanings as defined in the Restructuring Support Agreement to which this DIP LC Facility Term Sheet is attached as Exhibit D or the Plan.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower:	QVC, Inc., a Delaware corporation (the “Borrower”).
Commitment:	$300.0 million (the “Commitments”).
Use:	To issue new letters of credit and increase or extend existing letters of credit issued under the Credit Agreement to support operations during the Chapter 11 Cases. Each of the existing letters of credit issued under the Credit Agreement as of the Petition Date shall be deemed issued under the DIP LC Credit Agreement as of the closing date.
Issuing Banks:	The same issuing banks identified in the DIP LC Credit Agreement (each, an “Issuing Bank”).
DIP LC Agent:	JPMorgan Chase Bank, N.A.
Lenders:	Each “Lender” identified in the DIP LC Credit Agreement.
Term:

Commitments under the DIP LC Facility shall expire upon the earliest of (i) 6 months from the Petition Date, (ii) the Plan Effective Date and (iii) the occurrence of an event of default under the DIP LC Credit Agreement.

Letters of credit shall be issued with an expiration date of no more than 12 months from the issuance date.

DIP Order:	The Debtors’ entry into and performance under the DIP LC Credit Agreement shall be approved and authorized pursuant to an interim and final DIP order.
Collateral; Priority:

All letters of credit under the DIP LC Facility will be cash collateralized by

$315 million of cash, which the Borrower shall deposit into the cash collateral account, which shall be a JPM account (current rate of approximately 3.25%).

The Borrower’s reimbursement obligations and other obligations under the DIP LC Credit Agreement shall have administrative expense priority. Each of the existing subsidiary guarantors under the Credit Agreement shall guarantee on a joint and several basis the Borrower’s reimbursement obligations and other obligations under the DIP LC Credit Agreement.
Interest Rate:	2.50% per annum on the amount of issued letters of credit, payable quarterly.
Commitment Fee:	0.50% per annum on unused commitments under the DIP LC Facility.
Fronting Fee:	0.125% per annum on the face amount of issued letters of credit, payable to the applicable Issuing Bank.
Closing Fee:	0.75% of the Commitments, earned and payable on the closing date of the DIP LC Facility.

EXHIBIT E

Reporting Requirements

Commencing with the week beginning April 27, 2026, and on or before every Thursday of each second calendar week thereafter, the QVC Parties shall, provide the Consenting QVC Noteholders and Consenting RCF Lenders with the reporting requirements outlined below (the “Reporting Requirements”).

In connection with each Reporting Requirements delivery (email being sufficient), the QVC Parties (comprised of advisors to the QVC Parties, the Chief Financial Officer, and his team) shall hold a call and a provide an opportunity for the Consenting QVC Noteholders and Consenting RCF Lenders to ask reasonable questions. Such meeting, may include some or all of the Consenting QVC Noteholders and Consenting RCF Lenders (at the discretion of the Consenting QVC Noteholders and Consenting RCF Lenders). Information shared during any such meeting attended by a Consenting QVC Noteholder and/or Consenting RCF Lender shall be treated confidentially and shall not be shared with any other party without the express consent of the QVC Parties.

The Reporting Requirements include:

•	Updated Distributable Cash Projections: Updated projections of QVC Distributable Cash including variance to prior forecast;

•	Inventory Ending Balances: For QxH and QI, most recently closed month-end consolidated A/R, A/P, and inventory ending balances;

•	A/R Balances: Prior two weeks of open installment A/R balances for QxH;

•	A/P Balances: Prior two weeks of open A/P balances for QxH;

•	Inventory Balances: Prior two weeks of weekly gross sales for QxH;

•	Gross Sales: Prior two weeks of weekly gross sales for QxH;

•	Ending Cash Balance: Prior two weeks of ending cash balance.

EXHIBIT F

Form of Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among QVC Group, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Stakeholder” and a [“Consenting RCF Lender”] [“Consenting LINTA Noteholder”] [“Consenting QVC Noteholder”] under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:

Title:

Address:

Email address(es):

[1]	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Aggregate Principal Amounts / Shares Beneficially Owned or Managed on Account of:
LINTA Notes
• 8.500% LINTA Notes (due 2029)
• 4.000% LINTA Exchangeables (due 2029)
• 8.250% LINTA Notes (due 2030)
• 3.750% LINTA Exchangeables (due 2030)
QVC Notes
• 4.750% QVC 2027 Notes
• 4.375% QVC 2028 Notes
• 6.875% QVC 2029 Notes
• 5.450% QVC 2034 Notes
• 5.950% QVC 2043 Notes
• 6.375% QVC 2067 Notes
• 6.250% QVC 2068 Notes
RCF Loans
QVCG Common Equity	(shares)
QVCG Preferred Equity	(shares)

EXHIBIT G

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among QVC Group, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, and agrees to be bound by the terms and conditions thereof to the extent that other Parties are thereby bound, and shall be deemed a “Consenting Stakeholder” and a [“Consenting RCF Lender”] [“Consenting LINTA Noteholder”] [“Consenting QVC Noteholder”] under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date this Joinder is executed and any further date specified in the Agreement.

Date Executed:

Name:

Title:

Address:

Email address(es):

[1]	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Aggregate Principal Amounts / Shares Beneficially Owned or Managed on Account of:
LINTA Notes
• 8.500% LINTA Notes (due 2029)
• 4.000% LINTA Exchangeables (due 2029)
• 8.250% LINTA Notes (due 2030)
• 3.750% LINTA Exchangeables (due 2030)
QVC Notes
• 4.750% QVC 2027 Notes
• 4.375% QVC 2028 Notes
• 6.875% QVC 2029 Notes
• 5.450% QVC 2034 Notes
• 5.950% QVC 2043 Notes
• 6.375% QVC 2067 Notes
• 6.250% QVC 2068 Notes
RCF Loans
QVCG Common Equity	(shares)
QVCG Preferred Equity	(shares)